                                                                    Exhibit 10.5

                       AMENDED AND RESTATED LOAN AGREEMENT

                                  By and Among:

                               PULTE FUNDING, INC.
                                  As Borrower,

                       ATLANTIC ASSET SECURITIZATION CORP.
                                  As an Issuer,

                       JUPITER SECURITIZATION CORPORATION
                                  As an Issuer,

                         CREDIT LYONNAIS NEW YORK BRANCH
                          As the Administrative Agent,
                       as a Bank and as a Managing Agent,

                       BANK ONE, NA (MAIN OFFICE CHICAGO)
                       As a Bank and as a Managing Agent,

                               LLOYDS TSB BANK PLC
                                   As a Bank,

                                       and

                           PULTE MORTGAGE CORPORATION
                                 As the Servicer

                           Dated as of August 23, 2002

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                                TABLE OF CONTENTS

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                                                                                        PAGE
                                                                                        ----
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ARTICLE I         GENERAL TERMS.....................................................      2

     1.1.     Certain Definitions...................................................      2
     1.2.     Other Definitional Provisions.........................................     31

ARTICLE II        AMOUNT AND TERMS OF COMMITMENT....................................     32

     2.1.     Maximum Facility Amount...............................................     32
     2.2.     Promissory Notes......................................................     33
     2.3.     Notice and Manner of Obtaining Borrowings.............................     33
     2.4.     Fees..................................................................     36
     2.5.     Prepayments...........................................................     36
     2.6.     Business Days.........................................................     37
     2.7.     Payment Procedures....................................................     37
     2.8.     The Reserve Account...................................................     40
     2.9.     Interest Allocations..................................................     42
     2.10.    Interest Rates........................................................     42
     2.11.    Quotation of Rates....................................................     42
     2.12.    Default Rate..........................................................     43
     2.13.    Interest Recapture....................................................     43
     2.14.    Interest Calculations.................................................     43
     2.15.    Interest Period.......................................................     43
     2.16.    Additional Costs......................................................     44
     2.17.    Additional Interest on Advances Bearing a Eurodollar Rate.............     46
     2.18.    Consequential Loss....................................................     46
     2.19.    Replacement Banks.....................................................     46
     2.20.    Seasonal Facility Amount..............................................     47

ARTICLE III       COLLATERAL........................................................     48

     3.1.     Collateral............................................................     48
     3.2.     Delivery of Collateral to Collateral Agent............................     48
     3.3.     Redemption of Mortgage Collateral.....................................     50
     3.4.     Correction of Mortgage Notes..........................................     53
     3.5.     Collateral Reporting..................................................     53
     3.6.     Hedge Reports.........................................................     53
     3.7.     [RESERVED]............................................................     54
     3.8.     Servicer Monthly Reporting............................................     54
     3.9.     Servicer Annual Pipeline Reporting....................................     54
     3.10.    Servicer Periodic Reporting...........................................     54

ARTICLE IV        CONDITIONS PRECEDENT..............................................     54

     4.1.     Initial Borrowing.....................................................     54
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     4.2.     All Borrowings........................................................     56

ARTICLE V         REPRESENTATIONS AND WARRANTIES....................................     57

     5.1.     Representations of the Borrower and the Servicer......................     57
     5.2.     Additional Representations of the Borrower............................     60
     5.3.     Additional Representations and Warranties of the Servicer.............     61
     5.4.     Survival of Representations...........................................     62

ARTICLE VI        AFFIRMATIVE COVENANTS.............................................     63

     6.1.     Financial Statements and Reports......................................     63
     6.2.     Taxes and Other Liens.................................................     65
     6.3.     Maintenance...........................................................     65
     6.4.     Further Assurances....................................................     65
     6.5.     Compliance with Laws..................................................     66
     6.6.     Insurance.............................................................     66
     6.7.     Accounts and Records..................................................     66
     6.8.     Right of Inspection...................................................     67
     6.9.     Notice of Certain Events..............................................     67
     6.10.    Performance of Certain Obligations....................................     67
     6.11.    Use of Proceeds; Margin Stock.........................................     68
     6.12.    Notice of Default.....................................................     68
     6.13.    Compliance with Transaction Documents.................................     68
     6.14.    Compliance with Material Agreements...................................     68
     6.15.    Operations and Properties.............................................     68
     6.16.    Performance Guarantor Credit Rating...................................     69
     6.17.    Take-Out Commitments..................................................     69
     6.18.    Collateral Proceeds...................................................     69
     6.19.    Environmental Compliance..............................................     69
     6.20.    Closing Instructions..................................................     69
     6.21.    Special Affirmative Covenants Concerning Collateral...................     70
     6.22.    Corporate Separateness................................................     70

ARTICLE VII       NEGATIVE COVENANTS................................................     71

     7.1.     Limitations on Mergers and Acquisitions...............................     71
     7.2.     Fiscal Year...........................................................     72
     7.3.     Business..............................................................     72
     7.4.     Use of Proceeds.......................................................     72
     7.5.     Actions with Respect to Collateral....................................     72
     7.6.     Liens.................................................................     73
     7.7.     Employee Benefit Plans................................................     73
     7.8.     Change of Principal Office or Jurisdiction............................     73
     7.9.     No Commercial, A&D, Etc. Loans........................................     73
     7.10.    Maximum Leverage......................................................     73
     7.11.    Indebtedness..........................................................     73
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                                       ii

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     7.12.    Deposits to Collection Account........................................     74
     7.13.    Transaction Documents.................................................     74
     7.14.    Distributions, Etc....................................................     74
     7.15.    Charter...............................................................     74

ARTICLE VIII      EVENTS OF DEFAULT.................................................     74

     8.1.     Nature of Event.......................................................     74
     8.2.     Default Remedies......................................................     79
     8.3.     Paydowns..............................................................     80
     8.4.     Waivers of Notice, Etc................................................     80

ARTICLE IX        THE ADMINISTRATIVE AGENT..........................................     81

     9.1.     Authorization.........................................................     81
     9.2.     Reliance by Administrative Agent......................................     81
     9.3.     Administrative Agent and Affiliates...................................     82
     9.4.     Lender Decision.......................................................     82
     9.5.     Rights of the Administrative Agent....................................     82
     9.6.     Indemnification of Administrative Agent...............................     82
     9.7.     UCC Filings...........................................................     83

ARTICLE X         INDEMNIFICATION...................................................     83

     10.1.    Indemnities by the Borrower...........................................     83
     10.2.    Contribution..........................................................     83

ARTICLE XI        ADMINISTRATION AND COLLECTION OF MORTGAGE LOANS...................     83

     11.1.    Designation of Servicer...............................................     83
     11.2.    Duties of Servicer....................................................     84
     11.3.    Certain Rights of the Administrative Agent............................     84
     11.4.    Rights and Remedies...................................................     85
     11.5.    Indemnities by the Servicer...........................................     85

ARTICLE XII       THE MANAGING AGENTS...............................................     86

     12.1.    Authorization.........................................................     86
     12.2.    Reliance by Agent.....................................................     87
     12.3.    Agent and Affiliates..................................................     87
     12.4.    Notices...............................................................     88
     12.5.    Lender Decision.......................................................     88

ARTICLE XIII      MISCELLANEOUS.....................................................     88

     13.1.    Notices...............................................................     88
     13.2.    Amendments, Etc.......................................................     91
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     13.3.    Invalidity............................................................     92
     13.4.    Restrictions on Informal Amendments...................................     92
     13.5.    Cumulative Rights.....................................................     92
     13.6.    Construction; Governing Law...........................................     93
     13.7.    Interest..............................................................     93
     13.8.    Right of Offset.......................................................     93
     13.9.    Successors and Assigns................................................     94
     13.10.   Survival of Termination...............................................     96
     13.11.   Exhibits..............................................................     96
     13.12.   Titles of Articles, Sections and Subsections..........................     96
     13.13.   Counterparts..........................................................     96
     13.14.   No Proceedings........................................................     96
     13.15.   Confidentiality.......................................................     96
     13.16.   Recourse Against Directors, Officers, Etc.............................     97
     13.17.   Waiver of Jury Trial..................................................     97
     13.18.   Consent to Jurisdiction; Waiver of Immunities.........................     97
     13.19.   Costs, Expenses and Taxes.............................................     98
     13.20.   Entire Restated Loan Agreement........................................     99
     13.21.   Excess Funds..........................................................     99
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                                       iv

                             SCHEDULES AND EXHIBITS

Schedule I Bank Commitments Percentages, Seasonal Bank Commitment and Seasonal Percentage
Schedule II       Approved Investors
Schedule III      UCC Search
Schedule IV       Litigation

Exhibit A         Form of Assignment and Acceptance
Exhibit B         Form of Amended and Restated Subordination Agreement
Exhibit C         Form of Borrowing Request
Exhibit D         Form of Amended and Restated Collateral Agency Agreement
Exhibit D-1       Definitions - Section 1
Exhibit D-2       Form of Amended and Restated Security Agreement -
                  Section 3.1(a)
Exhibit D-3       Form of Amended and Restated Assignment of Account -
                  Section 3.1(b)
Exhibit D-4       Form of Assignment - Section 3.1(c) and Section 3.2(a)
Exhibit D-5       Form of Transfer Request
Exhibit D-5A(a)   Form of Shipping Request (Conforming Loans)
Exhibit D-5A(b)   Form of Shipping Request (Non-Conforming Loans)
Exhibit D-6(a)    Form of Bailee and Security Agreement Letter -
                  Section 3.4(b)(i)
Exhibit D-6(b)    Form of Bailee and Security Agreement Letter for Pool
                  Custodian Section 3.4(b)(i)
Exhibit D-7       Form of Trust Receipt and Security Agreement for Approved
                  Investors - Section 3.5
Exhibit D-8       Form of Collateral Agent Daily Report - Section 3.8(a)
Exhibit D-9       [Reserved]
Exhibit D-10      UCC Financing Statements - Section 3.1(d)
Exhibit D-11      [Reserved]
Exhibit D-12      Form of Assignment of Trade
Exhibit D-13      Form of Substitution Assignment
Exhibit E         Form of Promissory Note
Exhibit F         Form of Servicer Monthly Report
Exhibit G-1       Form of Amended and Restated Servicer Performance Guaranty
Exhibit G-2       Form of Amended and Restated Originator Performance Guaranty
Exhibit H-1       Form of PMC Quarterly Officer's Certificate
Exhibit H-2       Form of Borrower's Quarterly Officer's Certificate
Exhibit I-1       Form of Opinion of Counsel to Borrower on Corporate Matters
Exhibit I-2       Form of Opinion of Counsel to Borrower and Originator on
                  Security Interest Matters
Exhibit J         Form of Opinion of Counsel to Originator on Bankruptcy Matters
Exhibit K         Form of Hedge Report
Exhibit L         [Reserved]
Exhibit M         Form of Servicer Periodic Report
Exhibit N         Form of Reserve Account Control Agreement
Exhibit O         Form of Collection and Paying Agreement

                       AMENDED AND RESTATED LOAN AGREEMENT
                           Dated as of August 23, 2002

                  THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Restated Loan Agreement"), among PULTE FUNDING, INC., a Michigan corporation (hereinafter, together with its successors and assigns, the "Borrower"), as the Borrower, ATLANTIC ASSET SECURITIZATION CORP., a Delaware corporation (hereinafter, together with its successors and assigns, "Atlantic"), as an Issuer, JUPITER SECURITIZATION CORPORATION, a Delaware corporation (hereinafter, together with its successors and assigns, "Jupiter"), as an Issuer and a Seasonal Issuer, CREDIT LYONNAIS NEW YORK BRANCH ("CL New York"), as a Bank, as the Administrative Agent and as a Managing Agent, BANK ONE, NA (MAIN OFFICE CHICAGO), a national bank (hereinafter, together with its successors and assigns, "Bank One"), as a Bank, a Seasonal Bank and as a Managing Agent, LLOYDS TSB BANK PLC, a banking corporation organized under the laws of England (hereinafter, together with its successors and assigns, "Lloyds"), as a Bank, and PULTE MORTGAGE CORPORATION, a Delaware corporation (hereinafter, together with its successors and assigns, "PMC"), as Servicer.

                                    RECITALS

                  1. Capitalized terms used in these Recitals and not defined in the preamble above have the meanings set forth in Article I.

                  2. The Borrower, Atlantic as an Issuer, Credit Lyonnais as a Bank and as the Administrative Agent, and the Servicer have entered into that certain Loan Agreement dated as of December 22, 2000 (the "Original Loan Agreement").

                  3. Pursuant to an Assignment and Assumption Agreement dated November 9 , 2001, Lloyds became a party to the Original Loan Agreement.

                  4. The Borrower, Atlantic as an Issuer, Credit Lyonnais as a Bank and as the Administrative Agent, Lloyds, as a Bank, and the Servicer now wish to amend and restate the Original Loan Agreement in order to add Bank One and Jupiter as parties thereto, to add a Seasonal Facility thereto and to amend certain other provisions thereof.

                  5. The Originator is engaged in the business of originating, acquiring, investing in, marketing and selling, for its own account, mortgage loans that are made either to finance the purchase of one- to four-family owner-occupied homes or to refinance loans secured by such properties.

                  6. The Borrower has purchased, and may continue to purchase, Eligible Mortgage Loans from the Originator, as determined from time to time by the Borrower and the Originator.

                  7. In order to finance such purchases, the Borrower has requested that the Lenders provide the Borrower with credit in the form of revolving loans on the terms and conditions set forth herein.

                  8. The Issuers may, in their sole discretion, and the Banks shall, in each case subject to the terms and conditions contained in this Restated Loan Agreement, make Advances to the Borrower secured by a lien on, and security interest in, the Mortgage Loans and certain other Collateral.

                  9. The Lenders have appointed the Administrative Agent as their agent to perform certain administrative duties for the Lenders including, among other things, the administration of the funding of the transactions hereunder and the making of certain determinations hereunder and in connection herewith.

                                   AGREEMENTS

                  In consideration of the recitals and the representations, warranties, conditions, covenants and agreements made in this Restated Loan Agreement, the sufficiency of which are acknowledged by all parties hereto, the Borrower, the Lenders, the Servicer, the Managing Agents and the Administrative Agent, intending to be legally bound, have established and hereby amend and restate the provisions of the Original Loan Agreement. Accordingly, the Borrower, the Lenders, the Administrative Agent, the Managing Agents and the Servicer covenant and agree as follows:

                                    ARTICLE I

                                  GENERAL TERMS

         1.1.     Certain Definitions.

                  As used in this Restated Loan Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ABR Allocation" is defined in Section 2.9.

                  "Adjusted Liabilities" means, with respect to the Originator, without duplication, and at any time, the sum of (a) all amounts that should be reflected as liabilities on its balance sheet, plus (b) its total direct and indirect guaranty and other obligations in respect of borrowed money Indebtedness of others (calculated at the maximum amount of those obligations that is stated in the relevant documents or, if not so stated, that may reasonably be anticipated in good faith) plus
         (c) to the extent not already included in clause (a) above, its total funding obligations to originate or acquire Mortgage Loans that, in either case, are closed but not funded, minus (d) its total trade payables and accrued expenses incurred in the ordinary course of its business but unrelated to originating or acquiring any specific Mortgage Loan (including, without limitation, trade payables and accrued expenses owed to its Affiliates but excluding advances by its Affiliates and interest on those advances), minus (e) the Originator's total deferred-federal-income tax liabilities.

                  "Adjusted Net Worth" means, for the Originator, without duplication, and at any time, the sum of (a) its stockholders' equity reflected on its balance sheet, plus (b) the remainder of (A) the income that Originator has deferred, for accounting purposes, pending the sale of Mortgage Loans in accordance with Statement of Financial Accounting Standards Number 91 and Number 122, as each is published by the Financial Accounting Standards Board as of the date of this Restated Loan Agreement, minus (B) reasonable reserves for the federal income tax liabilities related to that deferred income.

                  "Administrative Agent" means CL New York, in its capacity as administrative agent for the Lenders, or any successor administrative agent.

                  "Administrative Agent's Account" means, the special account (account number 01-88485-3701-00-001, ABA No. 026008073) of CL New York
         maintained at the office of Credit Lyonnais New York Branch at 1301 Avenue of the Americas, New York, New York.

                  "Advance" means with respect to any Lender any amount disbursed by such Lender to the Borrower pursuant to Section 2.1 or
         Section 2.20 (or any conversion or continuation thereof).

                  "Advance Rate" means (i) with respect to a Conforming Loan or a Jumbo Loan (other than a Super Jumbo Loan), ninety-eight percent (98%), (ii) with respect to an Alt-A Loan, ninety-seven percent (97%) and (iii) with respect to a Second Lien Loan or a Super Jumbo Loan, ninety-five percent (95%).

                  "Affected Party" means each Lender, the Administrative Agent, each Managing Agent, any bank party to a Liquidity Agreement and any permitted assignee or participant of any such bank, and any holding company of an Affected Party.

                  "Affiliate" of any Person means (a) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, or (b) any other Person who is a director, officer or employee (i) of such Person, or (ii) of any Person described in the preceding clause (a). For purposes of this definition, the term "control" (and the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession or ownership, directly or indirectly, of the power either (x) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, or (y) vote 10% or more of the securities having ordinary power in the election of directors of such Person.

                  "Agent" means each of the Administrative Agent and the Managing Agents.

                  "Alt-A Loan" means a Mortgage Loan (other than a Conforming Loan or a Jumbo Loan) that (1) does not conform to the conventional underwriting standards of Fannie Mae, Freddie Mac or Ginnie Mae but that is underwritten by an Approved Investor (other than Fannie Mae, Freddie Mac or Ginnie Mae), within guidelines generally acceptable to industry norms for "Alt-A" loans, (2) has a demonstrated secondary market and are readily securitizable, (3) matches all applicable requirements for purchase under the requirements of a Take-Out Commitment specifically issued for the purchase of such Mortgage Loan, and (4) is a First Lien Mortgage Loan. Certain Alt-A Loans are No Asset No Income Loans.

                  "Alternate Base Rate" means:

                  (i) for the CL New York Group, on any date, a fluctuating rate of interest per annum equal to the higher of:

                           (a) the rate of interest most recently announced by CL New York as its base rate; and

                           (b) the Federal Funds Rate (as defined below) most recently determined by the Administrative Agent plus 1.0% per annum; and

                  (ii) for the Bank One Group, on any date, a fluctuating rate of interest per annum equal to the higher of:

                           (a) a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes; and

                           (b) the Federal Funds Rate (as defined below) most recently determined by Bank One plus 1.0% per annum.

         For purposes of this definition, "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; or
         (ii) if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by CL New York in connection with extensions of credit.

                  "Annual Extension Date" shall mean (i) August 23, 2003 and
         (ii) thereafter, if consented to by the Lenders, the Managing Agent and the Administrative Agent pursuant to Section 2.1(b), the date that is specified by the Lenders, the Managing Agents and the Administrative Agent in the applicable consent, which date shall not be more than 364 days following the then effective Annual Extension Date.

                  "Annual Seasonal Extension Date" shall mean (i) August 23, 2003 and (ii) thereafter, if consented to by the Seasonal Lenders and the Managing Agent for the Seasonal Lenders pursuant to Section 2.20, the date that is specified by the Seasonal Lenders and the Managing Agent for the Seasonal Lenders in the applicable consent, which date shall not be more than 364 days following the then effective Annual Seasonal Extension Date.

                  "Approved Investor" means:

                  (a)      Fannie Mae, Freddie Mac or Ginnie Mae, or

                  (b) any Person with short-term ratings of at least A-1, P-1 and F1 from S&P, Moody's and Fitch, respectively, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least AA, Aa2 and AA from S&P, Moody's, and Fitch, respectively, or

                  (c) all other Persons as may be approved by the Managing Agents, which approvals may be subject to certain concentration limits but may not be unreasonably withheld or delayed;

         provided that (i) if an Approved Investor has a short-term rating or a long-term unsecured debt rating at the time such Person first becomes an "Approved Investor" and such Person's short-term ratings or long-term unsecured debt ratings are subsequently downgraded or withdrawn, such Person shall cease to be an "Approved Investor"; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to the date of such downgrade or withdrawal, such Person shall cease to be an "Approved Investor" 60 days following such downgrade or withdrawal; and (ii) if an Approved Investor does not have a short-term rating or a long-term unsecured debt rating, such Person shall cease to be an "Approved Investor" upon prior written notice from either Managing Agent if such Managing Agent has good faith concerns about the future performance of such Person; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to such notice, such Person shall cease to be an "Approved Investor" 60 days following such notice.

                  As of the date of this Restated Loan Agreement, Schedule II hereto sets forth the Approved Investors pursuant to the preceding clauses (b) and (c) (and any applicable concentration limits). Schedule II shall be updated from time to time as Approved Investors are added or deleted or concentration limits are changed pursuant to the preceding clauses (b) and (c).

                  "Assignment" is defined in the Restated Collateral Agency Agreement.

                  "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee and the Administrative Agent, pursuant to which such Eligible Assignee may become a party to this Restated Loan Agreement, in substantially the form of Exhibit A hereto.

                  "Atlantic" has the meaning set forth in the preamble to this Restated Loan Agreement.

                  "Atlantic Program Agent" means CL New York, in its capacity as the collateral agent pursuant to a security agreement made by Atlantic for the benefit of certain creditors of Atlantic, and any successor to CL New York in such capacity.

                  "Availability" means, at the time determined, the Maximum Facility Amount minus the Principal Debt owed to the Lenders (other than the Seasonal Lenders).

                  "Available Collateral Value" means, at the time determined, the excess of the Collateral Value of all Eligible Mortgage Collateral over the Principal Debt.

                  "Bailee and Security Agreement Letter" is defined in Section 3.4(b)(i) of the Restated Collateral Agency Agreement.

                  "Bank" means each of CL New York, Bank One and Lloyds and each respective Eligible Assignee that shall become a party to this Restated Loan Agreement pursuant to an Assignment and Acceptance. Unless otherwise noted, references to "Banks" shall include the Seasonal Banks.

                  "Bank Commitment" means (a) with respect to CL New York, Lloyds and Bank One, in its capacity as a Bank but not as a Seasonal Bank, the amount set forth on Schedule I hereto, and (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment, in each case as such amount may be reduced by each Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Maximum Facility Amount pursuant to the terms of this Restated Loan Agreement shall (unless otherwise agreed by all the Banks) reduce ratably (or terminate) each Bank's Bank Commitment. At no time shall the aggregate Bank Commitments of all Banks exceed the Maximum Facility Amount.

                  "Bank Commitment Percentage" means, for any Bank, as of any date, the amount obtained by dividing such Bank's Bank Commitment on such date by the aggregate Bank Commitments of all Banks on such date. As of the date of this Restated Loan Agreement, the Bank Commitment Percentage for each Bank is as set forth on Schedule I hereto.

                  "Bank One" has the meaning as set forth in the preamble to this Restated Loan Agreement.

                  "Bank One Group" means Jupiter, Bank One and each other Group Bank of Jupiter.

                  "Bank Spread" means 1.00%.

                  "Base Rate Advance" means an Advance that bears interest at a rate per annum determined on the basis of the Alternate Base Rate.

                  "Borrower" has the meaning specified in the preamble of this Restated Loan Agreement.

                  "Borrowing" means a borrowing of Advances consisting of Advances having the same Interest Period made hereunder by each of the Lenders on the same Business Day.

                  "Borrowing Date" means the date, identified by the Borrower in the relevant Borrowing Request, as the date on which a Borrowing is to be made.

                  "Borrowing Request" means a request, in the form of Exhibit C to this Restated Loan Agreement, for a Borrowing pursuant to Article II.

                  "Business Day" means (a) a day on which (i) commercial banks in New York City, New York, Chicago, Illinois and Denver, Colorado, are not authorized or required to be closed and (ii) commercial banks in the State in which the Collateral Agent has its principal office are not authorized or required to be closed, and (b) if this definition of "Business Day" is utilized in connection with a Eurodollar Advance, a day on which dealings in United States dollars are carried out in the London interbank market.

                  "Cash and Collateral Account" is account number 1928368, held at the Cash and Collateral Account Bank pursuant to the Collection and Paying Agreement.

                  "Cash and Collateral Account Bank" means, initially, Bank One, NA, and, at any time, the institution then holding the Cash and Collateral Account in accordance with the terms of the Collection and Paying Agreement.

                  "Collection and Paying Agreement" means the Collection and Paying Agreement, dated as of even date herewith, between the Borrower, the Servicer, the Administrative Agent, the Cash and Collateral Account Bank and the Collateral Agent.

                  "Charter" means the Borrower's articles of incorporation or charter, as amended through the date of this Restated Loan Agreement.

                  "CL New York" has the meaning set forth in the preamble of this Restated Loan Agreement and its successors and assigns.

                  "CL New York Group" means Atlantic, CL New York, and each other Group Bank of Atlantic.

                  "Closing Protection Rights" means any rights of the Originator or the Borrower to or under (i) a letter issued by a title insurance company to the Originator assuming liability for certain acts or failure to act on behalf of a named closing escrow agent, approved attorney or similar Person in connection with the closing of a Mortgage Loan transaction, (ii) a bond, insurance or trust fund established to protect a mortgage lender against a loss or damage resulting from certain acts or failure to act of a closing escrow agent, approved attorney, title insurance company or similar Person, or (iii) any other right or claim that the Originator or the Borrower may have against any Person for any loss or damage resulting from such Person's acts or failure to act in connection with the closing of a Mortgage Loan and the delivery of the related Mortgage Loan Collateral to the Collateral Agent, the Originator or to the Borrower.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means Property that is subject to a Lien for the benefit of the holders of the Obligations.

                  "Collateral Agent" means LaSalle Bank National Association, and its successors and assigns.

                  "Collateral Agent Daily Report" is defined in Section 3.8(a) of the Collateral Agency Agreement.

                  "Collateral Deficiency" means, at any time, the amount by which the Principal Debt exceeds the lesser of (a) the Collateral Value of all Eligible Mortgage Collateral and (b) if the Collateral Agent holds no Eligible Mortgage Collateral, zero.

                  "Collateral Proceeds" means all amounts received by the Borrower, the Servicer, the Administrative Agent, the Lenders, the Collateral Agent or any other Person, in respect of the Collateral, whether in respect of principal, interest, fees or other amounts, including, without limitation, (i) all amounts received pursuant to Take-Out Commitments, and (ii) with respect to any Mortgage Loan, all funds that are received from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, escrow payments, interest and all other charges) in respect of such Mortgage Loan, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Borrower or Servicer applies in the ordinary course of its business to amounts owed in respect of such Mortgage Loan and net proceeds of sale or other disposition of Property of the Obligor or any other party directly or indirectly liable for payment of such Mortgage Loan and available to be applied thereon).

                  "Collateral Report" is defined in Section 6.1(f).

                  "Collateral Value" means

                  (A) with respect to each Eligible Mortgage Loan and at all times, an amount equal to the Advance Rate for such Eligible Mortgage Loan times the least of:

                           (1) the lesser of the original principal amount of such Eligible Mortgage Loan or the acquisition price paid by PMC on the closing and funding of such Eligible Mortgage Loan;

                           (2) for each Eligible Mortgage Loan, a ratable amount determined by multiplying (a) the weighted average purchase price (expressed as a percentage of par) that Approved Investors are obligated to pay, pursuant to Take-Out Commitments, for all Eligible Mortgage Loans, as shown on the most recent Hedge Report, times (b) the outstanding principal amount of such Eligible Mortgage Loan; and

                           (3) while a Default or Event of Default is continuing, the Market Value of such Eligible Mortgage Loan; and

                  (B) with respect to the Collection Account, the balance of collected funds therein which is not subject to any Lien in favor of any Person other than the Lien in favor of the Administrative Agent for the benefit of the holders of the Obligations;

provided, however, that

                  (a) at any time, the portion of total Collateral Value that may be attributable to Jumbo Loans shall not exceed thirty-five percent (35%) of the Maximum Facility Amount or, during the Seasonal Period, thirty-five percent (35%) of the Combined Facility;

                  (b) at any time, the portion of total Collateral Value that may be attributable to Super Jumbo Loans shall not exceed ten percent (10%) of the Maximum Facility Amount or, during the Seasonal Period, ten percent (10%) of the Combined Facility Amount;

                  (c) at any time, the portion of total Collateral Value that may be attributable to Alt-A Loans shall not exceed fifteen percent (15%) of the Maximum Facility Amount or, during the Seasonal Period, fifteen percent (15%) of the Combined Facility Amount;

                  (d) at any time, the portion of total Collateral Value that may be attributable to No Asset No Income Loans shall not exceed five percent (5%) of the Maximum Facility Amount or, during the Seasonal Period, five percent (5%) of the Combined Facility Amount;

                  (e) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans for which the Mortgage Notes have been withdrawn for correction pursuant to Section 3.4 shall not exceed $5,000,000 as determined in accordance with said Section 3.4;

                  (f) at any time, the portion of the total Collateral Value that may be attributable to any single Approved Investor listed on Schedule II pursuant to one or more Take-Out Commitments shall not exceed the concentration limit for such Approved Investor as set forth on Schedule II (as the same may be updated from time to time);

                  (g) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans that have been Eligible Mortgage Loans (A) for more than 120 days shall not exceed ten percent (10%) of the Maximum Facility Amount or, during the Seasonal Period, ten percent (10%) of the Combined Facility Amount or (B) for more than 180 days shall be zero;

                  (h) a Mortgage Loan that ceases to be an Eligible Mortgage Loan shall have a Collateral Value of zero;

                  (i) at any time, (A) except the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Special Mortgage Loans with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date the Assignment was delivered to the Collateral Agent shall not exceed thirty percent (30%) of the Maximum Facility Amount or, during the Seasonal Period, thirty percent (30%) of the Combined Facility Amount, and (B) during the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Special Mortgage Loans with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date the Assignment was delivered to the Collateral Agent shall not exceed fifty percent (50%) of the Maximum Facility Amount or, during the Seasonal Period, fifty percent (50%) of the Combined Facility Amount; and

                  (j) at any time, the portion of total Collateral Value that may be attributable to Second Lien Loans shall not exceed five percent (5%) of the Maximum Facility Amount or, during the Seasonal Period, five percent (5%) of the Combined Facility Amount.

                  "Collection Account" means the account established by the Borrower pursuant to Section 2.7(b) to be used for (i) the deposit of proceeds from the sale of Mortgage Loans; and (ii) the payment of the Obligations, it being understood that such account is assigned to the Administrative Agent pursuant to the Restated Assignment of Account and the Administrative Agent has the authority to direct the transfer of all funds in the Collection Account.

                  "Collection Account Bank" means, initially, Bank One, NA and, at any time, the institution then holding the Collection Account in accordance with the terms of the Restated Assignment of Account.

                  "Collection Period" means each calendar month, beginning on the first day of each month and including the last day of the month.

                  "Collections" means, with respect to any Mortgage Asset, all cash collections (other than in respect of escrows payable under the related Mortgage Loan) and other cash proceeds of such Mortgage Asset.

                  "Combined Facility Amount" means the Maximum Facility Amount plus the Seasonal Facility Amount.

                  "Combined Loan-to-Value Ratio" means, with respect to any Second Lien Loan, the fraction, expressed as a percentage, the numerator of which is equal to the sum of (x) outstanding principal debt of such Mortgage Loan as of the Mortgage Origination Date, and (y) the outstanding principal amount of the mortgage loan secured by the same mortgaged property, and the denominator of which is equal to the value of the related Mortgage Loan Collateral on the basis of the lesser of the appraised value at origination or the sales price of such Mortgage Loan.

                  "Commercial Paper Notes" means short-term promissory notes issued or to be issued by the Issuers to fund or maintain their Advances or investments in other financial assets.

                  "Commercial Paper Rate" for any Interest Period for the related Advance means:

                  (a) with respect to the portion of such Advance funded by Atlantic, a rate per annum equal to the sum of:

                           (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which Commercial Paper Notes having a term equal to such Interest Period and to be issued to fund or to maintain such Advance by Atlantic (including, without limitation, Principal Debt and accrued and unpaid interest), may be sold by any placement agent or commercial paper dealer selected by the Managing Agent for Atlantic, as agreed between each such agent or dealer and the Managing Agent for Atlantic, plus

                           (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum, plus

                           (iii)    the Conduit Spread,

                  (b) with respect to the portion of any Advance funded by Jupiter for any Interest Period, the per annum rate that reflects:

                           (i) the rate (or, if more than one rate, the weighted average of the rates) at which Commercial Paper Notes having a term equal to such Interest Period (or portion thereof) may be sold by any placement agent or commercial paper dealer selected by Jupiter, as agreed between each such agent or dealer and Jupiter, provided, however, that if the rate (or rates) as agreed between any such agent or dealer and Jupiter is a discount rate (or rates), the "Commercial Paper Rate" for such Interest Period (or portion thereof) shall be the rate (or if more than one rate, the weighted average of the rates) resulting from Jupiter's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, plus

                           (ii) accrued commissions in respect of placement agents and commercial paper dealers and issuing and paying agent fees incurred, in respect of such Commercial Paper Notes, minus

                           (iii) any payment received on such date net of expenses in respect of Consequential Losses related to the prepayment of any purchased interest of Jupiter pursuant to the terms of any receivable purchase facilities funded substantially with such Commercial Paper Notes plus

                           (iv)     the Conduit Spread; or

                  (c) such other rate as Atlantic or Jupiter and the Borrower shall agree to in writing.

                  "Conduit Spread" means the margin set forth in the Restated Agent Fee Letter or the Managing Agent Fee Letter, as applicable.

                  "Conforming Loan" means (i) a Mortgage Loan that complies with all applicable requirements for purchase under a Fannie Mae, Freddie Mac or similar Governmental

         Authority standard form of conventional mortgage loan purchase contract, then in effect, or (ii) an FHA Loan or a VA Loan, that, in either case, is a First Lien Mortgage Loan.

                  "Consequential Loss" means any loss or expense that any Affected Party may reasonably incur in respect of a Borrowing as a consequence of (a) any failure or refusal of Borrower (for any reasons whatsoever other than a default by the Administrative Agent, any Lender or any Affected Party) to take such Borrowing after Borrower shall have requested it under this Restated Loan Agreement, (b) any prepayment or payment of such Borrowing that is a Eurodollar Advance or CP Advance on a day other than the last day of the Interest Period applicable to such Borrowing, (c) any prepayment of any Borrowing that is not made in compliance with the provisions of Section 2.5(a); provided, that so long as an Event of Default shall not have occurred, the Borrower shall not be responsible for any Consequential Loss resulting from changes in the Settlement Date made by the Administrative Agent, as described in the proviso contained in the definition of "Settlement Date," or (d) Borrower's failure to make a prepayment after giving notice under
         Section 2.5(a) that a prepayment will be made.

                  "CP Allocation" is defined in Section 2.9.

                  "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, fraudulent transfer or conveyance, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally.

                  "Default" means any condition or event that, with the giving of notice or lapse of time or both and unless cured or waived, would constitute an Event of Default.

                  "Default Rate" means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Alternate Base Rate plus two percent and (b) the Maximum Rate.

                  "Default Ratio" means as of the end of any Collection Period, the ratio of (i) the principal amount of all Mortgage Loans that were Defaulted Mortgage Loans at such time, to (ii) the aggregate principal amount of all Mortgage Loans at such time.

                  "Defaulted Mortgage Loan" means a Mortgage Asset under which the Obligor is 30 or more days in payment default or has taken any action, or suffered any event of the type described in Section 8.1(f), 8.1(g) or 8.1(h) or is in foreclosure.

                  "Deferred Income" means the amount of income that the Originator or Borrower has deferred, for accounting purposes, pending the sale of Mortgage Loans, in accordance with Statement of Financial Accounting Standards Number 91 ("SFAS 91") and Statement of Financial Accounting Standards Number 122 ("SFAS 122"), each as currently published by the Financial Accounting Standards Board.

                  "Drawdown Termination Date" means the earliest to occur of:

                  (a) August 23, 2005, or such earlier date determined in accordance with Section 2.1(b), or

                  (b) the date on which the Maximum Facility Amount is terminated by the Borrower pursuant to Section 2.1(d), and

                  (c) the date, on or after the occurrence of an Event of Default, determined pursuant to Section 8.1.

                  "Effective Date" means August 23, 2002.

                  "Eligible Assignee" means (i) CL New York or any of its Affiliates, Bank One or any of its Affiliates, or Lloyds or any of its Affiliates, (ii) any Person managed by CL New York or any of its Affiliates, Bank One or any of its Affiliates or Lloyds or any of its Affiliates, respectively, or (iii) any financial or other institution that is approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and is approved by the Borrower (such approval not to be unreasonably withheld or delayed), provided that no such approval by the Borrower shall be required at any time when a Default or an Event of Default shall have occurred and be continuing.

                  "Eligible Institution" means any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and that is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a rating of A or higher with respect to long-term deposit obligations from Moody's, A2 or higher with respect to long-term deposit obligations from S&P and A or higher with respect to long-term deposit obligations from Fitch. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  "Eligible Mortgage Collateral" means Eligible Mortgage Loans and the Collection Account.

                  "Eligible Mortgage Loan" means a Mortgage Loan:

                  (a) that (i) is a closed and funded Mortgage Loan, (ii) has a maximum term to maturity of 30 years and the proceeds of which were used either to finance a portion of the purchase price of a Property encumbered by the related Mortgage or to refinance a loan secured by such Property, and (iii) is secured by a perfected first-priority Lien (except Second-Lien Loans) on residential real Property consisting of land and a one-to-four family dwelling thereon which is completed and ready for owner occupancy, including townhouses and condominiums;

                  (b) that is a Conforming Loan, a Jumbo Loan, an Alt-A Loan or a Second Lien Loan;

                  (c) in which the Administrative Agent has been granted and continues to hold a perfected (other than actual delivery of the Mortgage Note to the Collateral Agent for Special Borrowings), first-priority (except Second-Lien Loans), security interest for the benefit of the holders of the Obligations;

                  (d) for which the Mortgage Note is endorsed (without recourse) in blank and each of such Mortgage Loan and the related Mortgage Note is a legal, valid and binding obligation of the Obligor thereof;

                  (e) for which, other than in respect of Special Mortgage Loans, the Principal Mortgage Documents have been received by the Collateral Agent and are in form and substance reasonably acceptable to the Collateral Agent;

                  (f) that is either eligible for delivery or designated for delivery under a Take-Out Commitment from an Approved Investor; provided that no more than 45 days have lapsed since the date on which any documentation relating to such Mortgage Loan was shipped to the related Approved Investor;

                  (g) that, immediately prior to the pledge thereof under the Collateral Agency Agreement, together with the related Mortgage Loan Collateral, is owned beneficially by Borrower free and clear of any Lien of any other Person other than the Administrative Agent for the benefit of the holders of the Obligations (except Second-Lien Loans);

                  (h) that, together with the related Mortgage Loan Collateral, does not contravene any Governmental Requirements applicable thereto (including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended, and all laws, rules and regulations relating to usury, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy and other applicable federal and state consumer protection laws) and with respect to which no party to the related Mortgage Loan Collateral is in violation of any Governmental Requirements (or procedure prescribed thereby) if such violation would impair the collectability of such Mortgage Loan or the saleability of such Mortgage Loan under the applicable Take-Out Commitment;

                  (i) that, (i) is not a Seasoned Mortgage Loan or an Uncovered Mortgage Loan; (ii) is not a Defaulted Mortgage Loan at the time it is transferred to the Borrower pursuant to the Repurchase Agreement; (iii) has not previously been sold to an Approved Investor and repurchased by Borrower; (iv) is a Mortgage Loan with respect to which the Principal Mortgage Documents relating to such Mortgage Loan were delivered to the Collateral Agent within the time frame set forth in Section 2.3(c); provided that, upon delivery of such Principal Mortgage Documents to the Collateral Agent, such Mortgage Loans may subsequently qualify as Eligible Mortgage Loans to support Borrowings subsequent to such delivery; or (v) has an original principal balance not in excess of $1,000,000.00;

                  (j) that if the Mortgage Loan Collateral has been withdrawn for correction pursuant to Section 3.4 such Mortgage Loan Collateral has been returned to the Collateral Agent within 14 calendar days after withdrawal as required by Section 3.4;

                  (k) that is denominated and payable in U.S. dollars in the United States and the Obligor of which is a natural person who is a U.S. citizen or resident alien or a corporation or other legal entity organized under the laws of the United States or any State thereof or the District of Columbia;

                  (l) that is not subject to any right of rescission, setoff, counterclaim or other dispute whatsoever;

                  (m) that was acquired by the Borrower from the Originator within 60 days after its Mortgage Origination Date;

                  (n) that is covered by the types and amounts of insurance required by Section 6.6(b);

                  (o) with respect to which all representations and warranties made by the Originator in the Repurchase Agreement are true and correct in all material respects and with respect to which all loan level covenants made in the Repurchase Agreement have been complied with;

                  (p) that is subjected to the following "Quality Control" measures by personnel of the Originator before the Mortgage Note is funded by the Originator:

                           (i) for those Mortgage Loans not originated by the Originator, is underwritten by the Originator prior to funding thereof and after performance of all underwriting procedures, is submitted to the Originator for closing where it is reviewed for thoroughness and compliance (including truth-in-lending, good faith estimates and other disclosures) and a verbal verification of employment and in-file credit report are obtained;

                           (ii) with respect to which, all Mortgage Loan Collateral is prepared by the Originator and submitted to the closing agent at the time of funding the related Mortgage Loan; and

                  (q) that, if it is a Second Lien Loan, has a Combined Loan-to-Value Ratio of 100% or less and with respect to which the related first lien loan is owned by Pulte Mortgage Corporation.

                  For the purpose of this definition:

                  (x) A Mortgage Loan is "eligible for delivery" under a Take-Out Commitment if (i) it is designated to be transferred to a Governmental Authority, (ii) the underwriting criteria utilized and the Mortgage Loan Collateral either match, or are in respect of interest rates (which rates must bear a relationship to prevailing current market rates of interest for loans with similar maturities), term, product type and delivery period representative of the terms for purchase that are specified in a Take-Out Commitment, and (iii) the aggregate outstanding principal of all such Mortgage Loans is not more than the aggregate Take-Out Commitments' unutilized amount (i.e. taking in account all such Mortgage Loans already allocated to the aggregate Take-Out Commitments for purposes of determining Eligible Mortgage Loans whether or not already delivered by the Borrower to the Collateral Agent).

                  (y) A Mortgage Loan is "designated for delivery" under a Take-Out Commitment if (i) it is designated to be transferred to any entity other than a Governmental Authority and (ii) the underwriting criteria utilized in approving such Mortgage Loan conform to the underwriting criteria, and the terms of repayment (including interest rate and "term to maturity") and other terms and conditions of the Mortgage Loan Collateral match the specifications of that specific Take-Out Commitment that designates that particular Mortgage Loan for purchase.

                  "Employee Plan" means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by the Originator.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any corporation, trade or business that is, along with the Performance Guarantor, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b), (c), (m) and (o) of the Code, or Section 4001 of ERISA.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Eurodollar Advance" means an Advance that bears interest at a rate per annum determined on the basis of the Eurodollar Rate.

                  "Eurodollar Rate" means, for any Interest Period for any Eurodollar Advance, for each Lender, an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the offered rate per annum for deposits in U.S. Dollars in a principal amount of not less than $10,000,000 for such Interest Period as of 11:00 A.M., London time, two Business Days before (and for value on) the first day of such Interest Period, that appears on the display designated as "Page 3750" on the Telerate Service (or such other page as may replace "Page 3750" on that service for the purpose of displaying London interbank offered rates of major banks); provided, that if such rate is not available on any date when the Eurodollar Rate is to be determined, then an interest rate per annum determined by the Administrative Agent equal to the rate at which it would offer deposits in United States dollars to prime banks in the London interbank market for a period equal to such Interest Period and in a principal amount of not less than $10,000,000 at or about 11:00 A.M. (London time) on the second Business Day before (and for value on) the first day of such Interest Period.

                  "Eurodollar Reserve Percentage" means, with respect to any Bank and for any Interest Period for such Bank's Eurodollar Advance, the reserve percentage applicable during such Interest Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Event of Default" is defined in Section 8.1.

                  "Excess Spread" means, as of the last day of each Collection Period, an amount equal to the Portfolio Yield for such Collection Period minus the weighted average applicable interest rate on the Advances at such time minus the weighted average Conduit Spread and/or Bank Spread, as applicable during such Collection Period minus the Servicing Fee for such Collection Period determined in accordance with clause (a) of the definition of Portfolio Yield.

                  "Facility" means the borrowing facility provided by the Lenders as described in Section 2.1 of this Restated Loan Agreement.

                  "Fannie Mae" means the government sponsored enterprise formerly known as the Federal National Mortgage Association, or any successor thereto.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Fee Letter" means the Restated Agent Fee Letter or the Managing Agent Fee Letter.

                  "FHA" means the Federal Housing Administration, or any successor thereto.

                  "FHA Loan" means a Mortgage Loan, the ultimate payment of which is partially or completely insured by the FHA or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA.

                  "Financial Officer" means (i) with respect to the Servicer or the Originator, the chief financial officer, treasurer or a vice president having the knowledge and authority necessary to prepare and deliver the financial statements and reports required pursuant to Sections 6.1(b) and Section 3.8 and (ii) with respect to the Performance Guarantor, the chief financial officer, the vice president -treasurer or the senior vice president-finance.

                  "First Lien Mortgage Loan" means a loan secured by a perfected first lien mortgage on real property.

                  "Fitch" means Fitch, Inc., and any successor thereto.

                  "Freddie Mac" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                  "Ginnie Mae" means the Government National Mortgage Association, or any successor thereto.

                  "Governmental Authority" means any nation or government, any agency, department, state or other political subdivision thereof, or any instrumentality thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Governmental Authority shall include, without limitation, each of Freddie Mac, Fannie Mae, FHA, HUD, VA and Ginnie Mae.

                  "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other requirement (including, without limitation, any of the foregoing that relate to energy regulations and occupational, safety and health standards or controls and any hazardous materials laws) of any Governmental Authority that has jurisdiction over either Originator, the Servicer, the Collateral Agent or the Borrower or any of their respective Properties.

                  "Group" means the CL New York Group and the Bank One Group.

                  "Group Bank" means (1) with respect to Atlantic, CL New York, each Bank that has entered into an Assignment and Acceptance with CL New York, including Lloyds, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance and (2) with respect to Jupiter, Bank One, each Bank that has entered into an Assignment and Acceptance with Bank One and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance.

                  "Group Bank Commitment Percentage" means, the sum of all of the Bank Commitment Percentages of all of the Banks in a Group.

                  "Hedge Report" means, with respect to any Conforming Loans included in the Eligible Mortgage Collateral that is to be sold to a Governmental Authority, a report prepared by the Servicer and pursuant to Section 3.6 hereof, showing, as of the close of business on the previous Business Day, all trades that have been assigned to the Administrative Agent, for the benefit of holders of the Obligations, and the following information with respect to such trades: (i) trade counterparty, (ii) trade amount, (iii) coupon, (iv) price, (v) type of security, (vi) date of trade, and (vii) such other information as the Administrative Agent may reasonably request in the form of Exhibit K hereto.

                  "HUD" means the Department of Housing and Urban Development, or any successor thereto.

                  "Indebtedness" means, for any Person, without duplication, and at any time, (a) all obligations required by GAAP to be classified on such Person's balance sheet as liabilities, (b) obligations secured (or for which the holder of the obligations has an existing contingent or other right to be so secured) by any Lien existing on property owned or acquired by such Person, (c) obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, and (d) all guaranties, endorsements, and other contingent obligations with respect to obligations of others.

                  "Indemnified Amounts" is defined in Section 10.1.

                  "Indemnified Party" is defined in Section 10.1.

                  "Interest Period" is defined in Section 2.15.

                  "Issuer Facility Amount" means (a) with respect to Atlantic on an aggregate basis, $200,000,000 and (b) with respect to Jupiter on an aggregate basis, $125,000,000. Any reduction (or termination) of the Maximum Facility Amount pursuant to the terms of this Restated Loan Agreement shall reduce ratably (or terminate) the Issuer Facility Amount of each Issuer.

                  "Issuer" means any of Atlantic, Jupiter and the Seasonal
         Issuer.

                  "Jumbo Loan" means a Mortgage Loan (other than a Conforming
         Loan) that (1) is underwritten by an Approved Investor (other than Fannie Mae, Freddie Mac or Ginnie Mae), (2) matches all applicable requirements for purchase under the requirements of a Take-Out Commitment issued for the purchase of such Mortgage Loan, (3) differs from a Conforming Loan solely because the principal amount of such Mortgage Loan exceeds the limit set for Conforming Loans by Fannie Mae or Freddie Mac from time to time, and (4) is a First Lien Mortgage Loan.

                  "Jupiter" has the meaning as set forth in the preamble of this Restated Loan Agreement.

                  "Lenders" means, collectively, the Issuers and the Banks, including the Seasonal Issuer and the Seasonal Bank.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory, consensual or otherwise), or other security arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

                  "Liquidity Agreement" means, with respect to an Issuer, a liquidity loan agreement, liquidity asset purchase agreement or similar agreement entered into by the related Group Banks and providing for the making of loans to such Issuer, or the purchase of Advances (or interests therein) from such Issuer, to support the Issuer's payment obligations under its Commercial Paper Notes.

                  "Lloyds" has the meaning specified in the preamble of this Restated Loan Agreement.

                  "Majority Banks" means, at any time, Banks, including Banks that have become party to this Restated Loan Agreement pursuant to an Assignment and Acceptance, having outstanding Advances equal to more than 67% of the aggregate outstanding Advances held by Banks or, if no Advance is then outstanding from any Bank, Banks having more than 67% of the Bank Commitments.

                  "Majority Group Banks" means, as to any Group Banks included in the related Group having outstanding Bank Commitments equal to more than 50% of the aggregate outstanding Bank Commitments of the Banks in such Group.

                  "Managing Agent" means, with respect to Atlantic, CL New York or any successor managing agent designated by such party; and, with respect to Jupiter, Bank One or any successor managing agent designated by such party.

                  "Managing Agent Fee Letter" means the letter agreement pertaining to fees among the Borrower and Bank One, as a Managing Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Managing Agent's Account" means, (a) with respect to CL New York, the special account (account number 01-25680-001-00-001, ABA No. 026008073 of CL New York maintained at Credit Lyonnais New York Branch, 1301 Avenue of the Americas, New York, New York, and (b) with respect to Bank One, the special account (account number 5948118, ABA No. 071000013) of Jupiter maintained at Bank One, NA (Main Office Chicago), One Bank One Plaza, Chicago, Illinois 60670.

                  "Market Value" means at the time determined, for any (a) Mortgage Loan (other than a Non-Conforming Loan), the market value of such Mortgage Loan based upon the then most recent posted net yield for 30-day mandatory future delivery furnished by Fannie Mae and published and distributed by Telerate Mortgage Services, or, if such posted net yield is not available from Telerate Mortgage Services, such posted net yield obtained by the Administrative Agent from Fannie Mae, or (b) Non-Conforming Loan, or any other Mortgage Loan while the posted rate is not available from Fannie Mae, the value determined by the Administrative Agent in good faith.

                  "Material Adverse Effect" means, with respect to any Person, any material adverse effect on (i) the validity or enforceability of this Restated Loan Agreement, the Notes or any other Transaction Document, (ii) the business, operations, total Property or financial condition of such Person, (iii) the Collateral taken as a whole, (iv) the enforceability or priority of the Lien in favor of the Administrative Agent on any significant portion of the Collateral, or
         (v) the ability of such Person to fulfill its obligations under this Restated Loan Agreement, the Notes or any other Transaction Document.

                  "Maximum Facility Amount" means $325,000,000, as such amount may be reduced pursuant to Section 2.1(c) of this Restated Loan Agreement.

                  "Maximum Rate" means the maximum non-usurious rate of interest that, under applicable law, each of the Lenders is permitted to contract for, charge, take, reserve, or receive on the Obligations.

                  "MERS" means Mortgage Electronic Registration Systems, Inc., a Delaware corporation.

                  "MERS Designated Mortgage Loan" means a Mortgage Loan registered to or by the Originator on the MERS electronic mortgage registration system.

                  "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

                  "Mortgage" means a mortgage or deed of trust or other security instrument creating a Lien on real property, on a standard form as approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as the Originator determines is satisfactory for any Approved Investor unless otherwise directed by the Administrative Agent and communicated to the Collateral Agent.

                  "Mortgage Assets" means, collectively, all of the Mortgage Loans and all Take-Out Commitments.

                  "Mortgage Loan" means a loan evidenced by a Mortgage Note and secured by a Mortgage, the beneficial interest of which has been acquired by the Borrower from the Originator by purchase pursuant to the Repurchase Agreement (with the record owner thereof being the Originator or, in the case of a MERS Designated Mortgage Loan, MERS as nominee for the Originator, and its successors and assigns).

                  "Mortgage Loan Collateral" means all Mortgage Notes and related Principal Mortgage Documents, Other Mortgage Documents, and other Collateral.

                  "Mortgage Note" means a promissory note, on a standard form approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as the Originator determines is satisfactory for any Approved Investor unless otherwise directed by the Administrative Agent and communicated to the Collateral Agent.

                  "Mortgage Origination Date" means, with respect to each Mortgage Loan, the date that is the later of (1) the date of the Mortgage Note or (2) the date such Mortgage Loan was funded and disbursed to or at the direction of the Obligor.

                  "Multiemployer Plan" means a multiemployer plan defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which Borrower or any ERISA Affiliate is making or has made (or is accruing or has accrued an obligation to make) contributions.

                  "Net Worth" of a Person means, as of any date of determination, the total stockholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP but excluding the value of any investment made by such Person in an unconsolidated Subsidiary.

                  "No Asset No Income Loan" means an Alt-A Loan that is underwritten on a "no asset no income" basis, meaning that the Originator does not verify the Obligor's assets or income.

                  "Non-Conforming Loan" means a Jumbo Loan, an Alt-A Loan or a Second-Lien Loan.

                  "Note" means each or any of the promissory notes executed by the Borrower, substantially in the form of Exhibit E hereto, together with all renewals, extensions, and replacements for any such note.

                  "Obligations" means any and all present and future indebtedness, obligations, and liabilities of the Borrower to any of the Lenders, the Collateral Agent, the Managing Agents, each Affected Party, each Indemnified Party and the Administrative Agent, and all renewals, rearrangements and extensions thereof, or any part thereof, arising pursuant to this Restated Loan Agreement or any other Transaction Document, and all interest accrued thereon, and attorneys' fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

                  "Obligor" means (i) with respect to each Mortgage Note included in the Collateral, the obligor on such Mortgage Note and (ii) with respect to any other agreement included in the Collateral, any person from whom the Originator or the Borrower is entitled to performance.

                  "Original Loan Agreement" means the Loan Agreement, dated as of December 22, 2000, by and among the Borrower, Atlantic, as an Issuer, CL New York, as a Bank, the Administrative Agent and the Servicer, as amended by that certain Amendment to Loan Agreement, dated as of February 27, 2001, by and among such parties, as further amended by that certain Second Amendment to Loan Agreement, dated as of September 28, 2001, by and among such parties, as further amended by that certain Omnibus Agreement, dated as of November 16, 2001, by and among the Borrower, the Administrative Agent, the Servicer and the Collateral Agent, and as further amended by that certain Assignment and Acceptance, dated November 9, 2001, between CL New York, as the assignor, and Lloyds, as the assignee,

                  "Originator" means Pulte Mortgage Corporation, a Delaware corporation, and its successors and assigns.

                  "Other Company" means the Performance Guarantor and all of its Subsidiaries except the Borrower.

                  "Other Mortgage Documents" is defined in Section 3.2(c).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PMC" has the meaning specified in the preamble of this Restated Loan Agreement.

                  "Performance Guarantor" means Pulte.

                  "Permitted Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence any of the following:

                  (a) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

                  (b) (i) demand and time deposits in, certificates of deposits of, bankers' acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia or any foreign depository institution with a branch or agency licensed under the laws of the United States of America or any State, subject to supervision and examination by Federal and/or State banking authorities and having a rating of P-1 by Moody's, a rating of at least A-1 by S&P and a rating of at least F1 by Fitch at the time of such investment or contractual commitment providing for such investment or otherwise approved in writing by each Rating Agency or (ii) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (c) repurchase obligations with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
         (b)(i) above;

                  (d) short-term securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State, the short-term unsecured obligations of which have a rating of at least P-1 by Moody's, a rating of at least A-1 by S&P and a rating of at least F1 by Fitch at the time of such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Reserve Account to exceed 10% of amounts held in the Reserve Account;

                  (e) commercial paper having a rating of at least P-1 by Moody's, a rating of at least A-1 by S&P and a rating of least F1 by Fitch at the time of such investment or pledge as security;

                  (f) money market funds whose investments consist solely of one of the foregoing; or

                  (g) any other investments approved in writing by each Rating Agency.

                  "Permitted Transferee" is defined in Section 3.3(c).

                  "Person" means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

                  "Portfolio Yield" means, with respect to any Collection Period, the percentage equivalent to the amount computed as of the last day of such Collection Period by multiplying (i) 12 by (ii) (a) the aggregate amount of interest accrued (whether or not paid) with respect to all Eligible Mortgage Loans included in the Collateral during such Collection Period divided by (b) the daily average outstanding principal amount of all Eligible Mortgage Loans included in the Collateral during such Collection Period.

                  "Primary Obligations" means, at the time determined, the sum of Principal Debt plus accrued and unpaid interest thereon through the end of the then current Interest Period, plus accrued and unpaid fees under Section 2.4(b).

                  "Principal Debt" means, at the time determined, the unpaid principal balance of all Advances under this Restated Loan Agreement.

                  "Principal Mortgage Documents" is defined in Section 3.2(b).

                  "Program Documents" means, in the case of the Issuers, each Liquidity Agreement relating to this Restated Loan Agreement and the other documents executed and delivered in connection therewith, as each may be amended, supplemented or otherwise modified from time to time.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Pulte" means Pulte Homes, Inc., a Michigan corporation, and its successors and assigns (formerly known as Pulte Corporation).

                  "Pulte Funding, Inc." has the meaning set forth in the preamble to this Restated Loan Agreement.

                  "Pulte Mortgage Corporation" has the meaning set forth in the preamble to this Restated Loan Agreement.

                  "Rating Agency" means S&P, Moody's and Fitch.

                  "Regulation T, U, X and Z," respectively, mean Regulation T, U, X and Z promulgated by the Federal Reserve Board as in effect from time to time, or any successor regulations thereto.

                  "Regulatory Change" means, relative to any Affected Party:

                  (a) any change in (or the adoption, implementation, change in the phase-in or commencement of effectiveness of) any:

                           (i) United States federal or state law or foreign law applicable to such Affected Party;

                           (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                           (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;

                  (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause
         (a)(i), (a)(ii) or (a)(iii) above; or

                  (c) the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (a)(ii) above to the effect that the obligations of any Bank under the applicable Liquidity Agreement are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such Bank or any related Affected Party.

                  "Required Reserve Account Amount" means (i) on any date that is not part of the Seasonal Period, 0.50% of the Maximum Facility Amount on such date, or (ii) on any date during the Seasonal Period, 0.50% of the Combined Facility Amount.

                  "Requirement of Law" as to any Person means the articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing that relate to energy regulations and occupational, safety and health standards or controls and any hazardous materials laws) of any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Reserve Account" is defined in Section 2.8, it being understood that such account is assigned to the Administrative Agent pursuant to the Reserve Account Control Agreement and the Administrative Agent has the authority to direct the transfer of all funds in the Reserve Account.

                  "Reserve Account Bank" means the institution then holding the Reserve Account pursuant to Section 2.8.

                  "Reserve Account Control Agreement" means the Reserve Account Control Agreement, dated as of even date herewith, between the Borrower, the Servicer, the Administrative Agent and the Reserve Account Bank, substantially in the form attached hereto as Exhibit N, as amended, modified or supplemented.

                  "Restated Agent Fee Letter" means the amended and restated letter agreement pertaining to fees of the Administrative Agent and CL New York, as Managing Agent, among the Borrower, the Administrative Agent and CL New York, as Managing Agent, as the same maybe amended, restated, supplemented or otherwise modified from time to time.

                  "Restated Assignment of Account" is defined in the Collateral Agency Agreement.

                  "Restated Collateral Agency Agreement" means the Amended and Restated Collateral Agency Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent and the Administrative Agent, substantially in the form of Exhibit D hereto, as amended, supplemented, restated or otherwise modified from time to time.

                  "Restated Loan Agreement" means this Amended and Restated Loan Agreement, as amended, modified or supplemented from time to time.

                  "Restated Originator Performance Guaranty" means the Amended and Restated Originator Performance Guaranty, in the form attached hereto as Exhibit G-2, made by the Performance Guarantor in favor of the Borrower, and assigned to the Administrative Agent for the benefit of the Lenders.

                  "Restated Performance Guaranties" means, collectively, the Restated Servicer Performance Guaranty, in the form attached hereto as Exhibit G-1, made by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Lenders, and the Restated Originator Performance Guaranty, in the form attached hereto as Exhibit G-2, made by the Performance Guarantor in favor of the Borrower and assigned to the Administrative Agent for the benefit of the Lenders.

                  "Restated Repurchase Agreement" means the Master Repurchase Agreement, dated as of December 22, 2000, and the Amended and Restated Addendum to the Master Repurchase Agreement, dated as of the date of this Restated Loan Agreement between the Originator, as Seller, and the Borrower, as purchaser, as the same may be amended, modified or restated from time to time.

                  "Restated Security Agreement" is defined in the Collateral Agency Agreement.

                  "Restated Servicer Performance Guaranty" means the Amended and Restated Servicer Performance Guaranty, in the form attached hereto as Exhibit G-1, made by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Lenders.

                  "Restated Subordination Agreement" means the Amended and Restated Subordination Agreement, substantially in the form attached as Exhibit B hereto, executed by the Performance Guarantor and certain of its Affiliates in favor of the Borrower and the Administrative Agent for the benefit of the holders of the Obligations.

                  "S&P" means Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., and any successor thereto.

                  "Seasonal Advance" as defined in Section 2.20 of this Restated Loan Agreement.

                  "Seasonal Availability" means at the time determined, the Seasonal Facility Amount minus the Principal Debt owed to the Seasonal Lenders.

                  "Seasonal Bank" means initially Bank One, in its capacity as a bank under the Seasonal Facility, and its successors or assigns.

                  "Seasonal Bank Commitment" means (a) with respect to Bank One, the amount set forth on Schedule I hereto, and (b) with respect to a Seasonal Bank that has entered into an Assignment and Acceptance, or otherwise becomes a party hereto, the amount set forth therein as such Seasonal Bank's Seasonal Bank Commitment, in each case as such amount may be reduced by each Assignment and Acceptance entered into between such Seasonal Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Seasonal Facility Amount pursuant to the terms of this Restated Loan Agreement shall (unless otherwise agreed by all of the Seasonal Banks) reduce ratably (or terminate) each Seasonal Bank's Seasonal Bank Commitment. At no time shall the aggregate Seasonal Bank Commitments of all Seasonal Banks exceed the Seasonal Facility Amount.

                  "Seasonal Bank Commitment Percentage" means, for any Seasonal Bank, as of any date, the amount obtained by dividing such Seasonal Bank's Seasonal Bank Commitment on such date by the aggregate Seasonal Bank Commitments of all Seasonal Banks on such date. As of the date of this Restated Loan Agreement, the Seasonal Bank Commitment Percentage for each Seasonal Bank is as set forth on Schedule II hereto.

                  "Seasonal Borrowing" as defined in Section 2.20 of this Restated Loan Agreement.

                  "Seasonal Drawdown Termination Date" means the earliest to occur of (a) the Seasonal Facility Termination Date and (b) for each Seasonal Period, the last day of such Seasonal Period.

                  "Seasonal Facility" means the borrowing facility provided by the Seasonal Lenders as described in Section 2.20 of this Restated Loan Agreement.

                  "Seasonal Facility Amount" means, $50,000,000, as such amount may be reduced pursuant to Section 2.20(c).

                  "Seasonal Facility Termination Date" means the earliest to occur of (a) August 23, 2005, or such earlier date determined in accordance with Section 2.20(b), (b) the date on which the Seasonal Facility Amount is terminated by the Borrower pursuant to Section 2.20(c), (c) the date, on or after the occurrence of an Event of Default, determined pursuant to Section 8.1 and (d) the Drawdown Termination Date.

                  "Seasonal Issuer" means Jupiter, in its capacity as an issuer under the Seasonal Facility, and its successors or assigns.

                  "Seasonal Period" means a period including (a) the last five
         (5) days of March through the first twenty-five (25) days of April, (b) the last five (5) days of June through the first twenty-five (25) days of July, (c) the last five (5) days of September through the first twenty-five (25) days of October, or (d) the last five (5) days of December through the first twenty-five (25) days of January; provided that a Seasonal Period will not occur unless the Borrower notifies the Administrative Agent, the Collateral Agent and the Seasonal Lenders five days in advance of such Seasonal Period that the Borrower will use the Seasonal Facility during such Seasonal Period.

                  "Seasonal Lenders" means the Seasonal Issuer and the Seasonal Bank.

                  "Seasoned Mortgage Loan" means, as of any date, a Mortgage Loan with a Mortgage Origination Date that is more than 180 days prior to such date.

                  "Second Lien Loan" means a loan secured by a perfected Mortgage that is subordinate only to one other mortgage lien, which prior mortgage lien is held by Pulte Mortgage Corporation on the related mortgaged property.

                  "Security Instruments" means (a) the Restated Collateral Agency Agreement, (b) the Restated Security Agreement, (c) the Restated Assignment of Account,(d) the Reserve Account Control Agreement, (e) the Collection and Paying Agreement, and (f) such other executed documents as are or may be necessary to grant to the Administrative Agent a perfected first, prior and continuing security interest in and to the Collateral and any and all other agreements or instruments now or hereafter executed and delivered by or on behalf of the Borrower in connection with, or as security for the payment or performance of, all or any of the Obligations, as amended, modified or supplemented.

                  "Servicer" means at any time the Person then authorized pursuant to Section 11.1 to administer and collect Mortgage Loans on behalf of the Lenders. The initial Servicer shall be Pulte Mortgage Corporation

                  "Servicer Default" means (a) any Event of Default, to the extent relating to the Servicer, arising under Sections 8.1(a), (b),
         (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o), (u),
         (v) or (w) in each case, without giving effect to any provisions in such sections that make such sections applicable only so long as the Servicer and the Originator are the same entities, (b) if the Servicer is the Originator, the Performance Guarantor shall cease to own, directly or indirectly, at least 75% of each class of the outstanding capital stock of the Servicer, or (c) if the Servicer is the Originator, the Servicer's Net Worth shall be less than $10,000,000.

                  "Servicer Fee" is defined in Section 2.4(b).

                  "Servicer Monthly Report" is defined in Section 3.8.

                  "Servicer Periodic Report" is defined in Section 3.10.

                  "Settlement Date" means (a) for purposes of determining fees set forth in the Fee Letters, (i) the 10th day of each of October, January, April and July, commencing October 10, 2002 or, if such day is not a Business Day, the next succeeding Business Day, or (ii) on and after the Drawdown Termination Date, the 10th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, provided, however, that the Administrative Agent may, with the consent of the Managing Agents, by notice to the Borrower and the Servicer, select other days to be Settlement Dates (including days occurring more frequently than once per month) and (b) for all other purposes, the 10th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing September 10, 2002, provided, however, on and after the Drawdown Termination Date, the Administrative Agent may, with the consent of the Managing Agents, by notice to the Borrower and the Servicer, select other days to be Settlement Dates (including days occurring more frequently than once per month)

                  "Shipping Request" means the shipping request presented by the Borrower to the Collateral Agent substantially on one of the forms attached as Exhibits D-5A(a) and D-5A(b) (as amended, modified or supplemented from time to time as agreed to by the Administrative Agent, the Borrower and the Collateral Agent).

                  "Shortfall Amount" means, with respect to the last day of any Interest Period or any Settlement Date, the excess, if any, of (a) all amounts due pursuant to (i) Section 2.7(c)(iii)(B) or Section 2.7(c)(iv)(C) on the last day of such Interest Period occurring prior to, on or after the Drawdown Termination Date, as applicable, (ii) 2.7(c)(iii)(A), (C), (D), or (H) on any such Settlement Date occurring prior to the Drawdown Termination Date or (iii) Section 2.7(c)(iv)(A),
         (B), (D), (E), or (G) on any such Settlement Date occurring on or after the Drawdown Termination Date, over (b) the sum of the collections then held by the Servicer for the Lenders and the Administrative Agent pursuant to Section 2.7(c)(ii) plus collected funds then on deposit in the Collection Account.

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

                  "Sixty-Day Default Ratio" means as of the end of any Collection Period, the ratio of (i) the principal amount of all Mortgage Loans with respect to which the Obligor is 60 or more days in payment default or has taken any action, or suffered any event of the type described in Section 8.1(f), (g) or (h) or is in foreclosure at such time, to (ii) the aggregate principal amount of all Mortgage Loans at such time.

                  "Special Borrowing" is defined in Section 2.3(c).

                  "Special Indemnified Amounts" is defined in Section 11.5.

                  "Special Indemnified Party" is defined in Section 11.5

                  "Special Mortgage Loans" is defined in Section 2.3(c).

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person, or one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

                  "Super Jumbo Loan" means a Jumbo Loan having an original principal balance equal to or in excess of $650,000 but less than $1,000,000.

                  "Take-Out Commitment" means a current, valid, binding, enforceable, written commitment, issued by an Approved Investor, to purchase one or more Mortgage Loans from the Originator prior to the date that is 120 days (or 180 days to the extent Collateral Value may include Mortgage Loans that have been Eligible Mortgage Loans for more than 120 days pursuant to paragraph (f) of the definition of Collateral Value) from the date that such Mortgage Loan first becomes Eligible Mortgage Collateral and at a specified price and in amounts, form and substance reasonably satisfactory to the Managing Agents, which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, which commitment has been assigned to the Borrower (partial assignments being permitted so long as the amount assigned (together with all other Take-Out Commitments) fully covers the amount of the Eligible Mortgage Collateral) and in which a perfected and first-priority security interest has been granted by the Borrower to the Administrative Agent; provided, that upon receipt of the actual written confirmation (each, a "Trade Confirmation") of such trade duly executed by the Originator and the trade counterparty, and promptly upon request of the Administrative Agent, the Originator must provide such trade confirmation to the Administrative Agent. The Administrative Agent, on behalf of the Lenders shall have the right, without notice, to review such Trade Confirmation at the office of, and with the officers of, the Originator during normal business hours.

                  "Transaction Documents" means any of this Restated Loan Agreement, the Notes, the Restated Collateral Agency Agreement, the Restated Repurchase Agreement, the Restated Subordination Agreement, the Restated Originator Performance Guaranty, the Restated Servicer Performance Guaranty, the Fee Letters, the Original Loan Agreement, the Original Notes, the Security Instruments, the Original Collateral Agency Agreement, the Original Repurchase Agreement, the Original Administrative Agent Fee Letter, the Original Subordination Agreement, the Original Servicer Performance Guaranty, the Original Originator Performance Guaranty and any and all other agreements or instruments now or hereafter executed and delivered by or on behalf of the Borrower in connection with, or as security for the payment or performance of any or all of the Obligations, as any of such documents may be renewed, amended, restated or supplemented from time to time.

                  "Transfer Request" is defined in Section 3.3(a).

                  "UCC" means the Uniform Commercial Code as adopted in the applicable state, as the same may hereafter be amended.

                  "Uncovered Mortgage Loan" means a Mortgage Loan that would be an Eligible Mortgage Loan but for the expiration, forfeiture, termination, or cancellation of, or default under, the relevant Take-Out Commitment.

                  "VA" means the Department of Veterans Affairs, or any successor thereto.

                  "VA Loan" means a Mortgage Loan, the payment of which is partially or completely guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA.

                  "Warehouse Credit Agreement" means the Third Amended and Restated Revolving Credit Agreement dated as of March 31, 2000, as amended from time to time, with Bank One as administrative agent, PMC and certain lenders named therein.

         1.2.     Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Restated Loan Agreement have the above-defined meanings when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

                  (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Restated Loan Agreement shall refer to this Restated Loan Agreement as a whole and not to any particular provision of this Restated Loan Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Restated Loan Agreement unless otherwise specified.

                  (c) As used herein, in the Notes or in any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, accounting terms relating to any Person and not specifically defined in this Restated Loan Agreement or therein shall have the respective meanings given to them under GAAP.

                  (d) All accounting and financial terms used -- and compliance with each financial covenant -- in the Transaction Documents shall be determined under GAAP; however, unless the Administrative Agent has agreed (in writing) to the contrary, the determinations concerning the financial covenants found in Sections 7.1 and 7.10 and the Net Worth of the Servicer (so long as the Originator is the Servicer), including determinations of Deferred Income under SFAS 91 and SFAS 122, shall be made under GAAP, and SFAS 91 and SFAS 122, as in effect on the date of this Restated Loan Agreement. All accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period.

                                   ARTICLE II

                         AMOUNT AND TERMS OF COMMITMENT

         2.1.     Maximum Facility Amount.

                  (a) Subject to the terms of this Restated Loan Agreement and so long as (i) the total Principal Debt related to the Facility (other than the Seasonal Facility) does not exceed the Maximum Facility Amount, (ii) the Principal Debt owed to the Lenders other than the Seasonal Lenders never exceed the total Collateral Value of all Eligible Mortgage Collateral, (iii) no Borrowing ever exceeds the Availability, and (iv) Borrowings are only made on Business Days before the Drawdown Termination Date, each Issuer may, each in its sole discretion, make an Advance ratably in accordance with the Bank Commitment of its Group Bank, and if an Issuer does not make such Advance, its Group Banks shall, ratably in accordance with their Bank Commitments, make such Advance, to the Borrower from time to time in such amounts as may be requested by the Borrower pursuant to Section 2.3, so long as each Borrowing is the least of (x) the Availability, (y) the Available Collateral Value as of such date, and (z) $15,000,000 or an integral multiple of $10,000 in excess thereof. Within the limits of the Maximum Facility Amount, the Borrower may borrow, prepay (whether pursuant to Section 2.5 or Section 3.3(a) of this Restated Loan Agreement or otherwise), and reborrow under this Section 2.1.

                  (b) The Borrower may, from time to time by written request to the Lenders, the Managing Agents, and the Administrative Agent (each such notice being an "Extension Request") given not later than 90 days and not sooner than 120 days prior to each Annual Extension Date, request an extension of the then applicable Annual Extension Date. If the Lenders, the Managing Agents, and the Administrative Agent consent, in their sole discretion, to such Extension Request, then (x) the Drawdown Termination Date shall not occur as of the then applicable Annual Extension Date and (y) the Annual Extension Date shall be extended as described in the definition of "Annual Extension Date." Any such extension may be accompanied by such additional fees as the parties shall mutually agree. Notwithstanding anything else to the contrary, the Drawdown Termination Date shall occur automatically, without further action on the part of the Lenders, the Managing Agents or the Administrative Agent, on the then current Annual Extension Date unless an Extension Request has been granted pursuant to this paragraph. If the Lenders in the Bank One Group decline to consent to an extension requested pursuant to this Section 2.1, but the Lenders in the CL New York Group nevertheless desire to consent to the extension or confirmation, then the extension shall be granted, and at the option of the Managing Agent of the CL New York Group, either (a) the Maximum Facility

Amount shall be reduced by the Bank Commitments of the Banks in the Bank One Group on the anniversary date immediately following the Extension Request or (b) the Managing Agent of the CL New York Group shall find a replacement for the Bank One Group. If the Lenders in the CL New York Group decline to consent to the extension, but the Lenders in the Bank One Group nevertheless desire to consent to the extension, then the extension shall be granted, and CL New York shall cease to be the Administrative Agent and Bank One shall become the Administrative Agent hereunder, and, at the option of the Managing Agent of the Bank One Group, either (a) the Maximum Facility Amount shall be reduced by the Bank Commitments of the Banks in the CL New York Group on the anniversary date immediately following the Extension Request or (b) the Managing Agent of the Bank One Group shall find a replacement for the CL New York Group. To the extent that a Group Bank declines to extend the Drawdown Termination Date, the Obligations of such Group Bank will be repaid pursuant to Section 2.7(c)(iii) hereof.

                  (c) The Borrower may, upon at least thirty (30) days prior irrevocable notice to the Managing Agents and the Administrative Agent, but no more than once every three months, reduce the Maximum Facility Amount; provided, however, that each partial reduction shall be in the aggregate amount of $10,000,000 or integral multiples of $1,000,000 in excess thereof; provided further, however that no such reduction shall reduce the Maximum Facility Amount below the greater of (i) the total Principal Debt owed to the Lenders (other than the Seasonal Lenders) and (ii) $75,000,000. Any partial reduction in the Maximum Facility Amount will reduce the Bank Commitment of each Bank Group ratably.

                  (d) The Borrower may, upon at least thirty (30) days' prior irrevocable notice to the Administrative Agent and the Managing Agents, terminate the Maximum Facility Amount in its entirety upon payment in full of all Obligations.

         2.2.     Promissory Notes.

                  The Advances made by each of the Lenders related to each Group pursuant to this Article II shall be evidenced by separate Notes each substantially in the form set forth in Exhibit E-1 (in the case of Lenders in the CL New York Group) or Exhibit E-2 (in the case of Lenders in the Bank One Group) hereto, each in the maximum principal amount of such Group's related Issuer Facility Amount or substantially in the form set forth in Exhibit E-3 (in the case of the Seasonal Lenders) hereto, in the Seasonal Facility Amount. Each Managing Agent on behalf of the Lenders in its Group shall record in its records the date and amount of each Advance to the Borrower and each repayment thereof. The information so recorded shall be rebuttable presumptive evidence of the accuracy thereof. The failure to so record, in the absence of manifest error, any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to pay the principal of all Advances, together with interest accruing thereon.

         2.3.     Notice and Manner of Obtaining Borrowings.

                  (a)      Borrowings.

                           (i) The Borrower shall give the Administrative Agent and each Managing Agent notice of each request for a Borrowing (including a Seasonal

         Borrowing), pursuant to a Borrowing Request, and in accordance with the provisions of Section 4.2 hereof. On the Borrowing Date specified in the Borrowing Request and subject to all other terms and conditions of this Restated Loan Agreement, each Issuer may, in its sole discretion, make available to its Managing Agent at the office of its Managing Agent set forth in Section 13.1, in immediately available funds, its pro rata share of the Borrowing. On the Borrowing Date specified in the Borrowing Request and subject to all other terms and conditions of this Restated Loan Agreement, with respect to each requested Seasonal Borrowing, the Seasonal Issuer may, in its sole discretion, make available to its Managing Agent at the office of its Managing Agent set forth in Section 13.1, in immediately available funds, its pro rata share of the Borrowing.

                           (ii) In the event that an Issuer shall elect not to fund an Advance (including a Seasonal Borrowing) requested by the Borrower, each Group Bank of such Issuer agrees that it shall, on the Borrowing Date specified in the Borrowing Request and subject to all other terms and conditions of this Restated Loan Agreement, make available to its Managing Agent at the office of its Managing Agent set forth in Section 13.1, in immediately available funds, an amount equal to the product of (x) such Bank's Bank Commitment Percentage or Seasonal Bank's Bank Commitment Percentage of the Group Bank Commitment Percentage, multiplied by (y) the portion of such Borrowing that such Issuer or Seasonal Issuer has elected not to fund.

                           (iii) After each Managing Agent's receipt of funds pursuant to the preceding paragraph (i) or (ii) and upon fulfillment of the applicable conditions set forth in Article IV, each Managing Agent will make such funds available to the Borrower a like amount of immediately available funds. So long as the Borrower is otherwise entitled to make a specific Borrowing, Borrowing Requests that are received by each Managing Agent by 4:00 p.m. (eastern time) on a Business Day will be funded on the next Business Day following receipt of the Borrowing Request.

                           (iv) Notwithstanding the foregoing, a Bank or Seasonal Bank shall not be obligated to make Advances under this
         Section 2.3 at any time to the extent that the principal amount of all Advances made by such Bank or Seasonal Bank would exceed such Bank's Bank Commitment or Seasonal Bank's Seasonal Bank Commitment less the outstanding and unpaid principal amount of any loans or purchases made by such Bank or Seasonal Bank under a Liquidity Agreement. Each Bank's or Seasonal Bank's obligation shall be several, such that the failure of any Bank or Seasonal Bank to make available to the Borrower any funds in connection with any Borrowing shall not relieve any other Group Bank of its obligation, if any, hereunder to make funds available on the date of such Borrowing, but no Group Bank shall be responsible for the failure of any other Group Bank to make funds available in connection with any Borrowing.

                  (b)      Type of Loan.

                           (i) Each Advance by an Issuer shall initially be funded by the issuance of Commercial Paper Notes by such Issuer.

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

                           (ii) Each Advance by a Bank shall be either a Base Rate Advance or a Eurodollar Advance, as determined pursuant to
         Section 2.15(b).

                  (c) Special Borrowings. The Borrower may from time to time request that certain Borrowings be funded prior to the delivery to the Collateral Agent of the corresponding Principal Mortgage Documents (individually, a "Special Borrowing"; collectively, "Special Borrowings"). Advances in respect of Special Borrowings shall be made in accordance with
Section 2.3(a), subject to the terms and conditions of this Restated Loan Agreement, including, without limitation, the following additional terms and conditions:

                           (i) Pursuant to an Assignment, the Borrower shall grant to the Administrative Agent for the benefit of the holders of the Obligations, from the Borrowing Date of each Special Borrowing, a perfected, first-priority security interest in the Mortgage Loans identified in Schedule II to said Assignment (such Mortgage Loans being sometimes called "Special Mortgage Loans";

                           (ii) The Assignment in connection with the Borrowing Request delivered by the Borrower to the Administrative Agent and the Collateral Agent, pursuant to which the Borrower requests a Special Borrowing, shall describe the Mortgage Note or Mortgage Notes to be delivered to the Collateral Agent in connection therewith by the loan number assigned by the Originator, original principal amount, the amount funded (minus discount points paid to the Originator) by the Originator, Obligor's name and interest rate;

                           (iii) Within nine (9) Business Days after the date that each Assignment is delivered (and inclusion of the related Special Mortgage Loan within the computation of Collateral Value as reported on the Collateral Agent Daily Report), to Collateral Agent, the Borrower shall deliver to the Collateral Agent the Principal Mortgage Documents pertaining to any Special Mortgage Loan identified on Schedule II of such Assignment; and

                           (iv) The Borrower shall not request any Special Borrowing, and no Special Borrowing shall be made, in respect of any Mortgage Loan that is closed with an escrow agent other than the relevant title insurance company, unless at the time of such request, the Borrower is entitled to the benefit of Closing Protection Rights with provisions substantially similar to one of the prescribed sets of rights set forth in Exhibit N to this Restated Loan Agreement or as otherwise reasonably required by the Administrative Agent (it being understood that pursuant to the Restated Security Agreement, the Administrative Agent has a security interest in all Closing Protection Rights).

Each request by the Borrower for a Special Borrowing shall be automatically deemed to constitute a representation and warranty by the Borrower to the effect that immediately before and after giving effect to such Borrowing, the terms and conditions specified in the foregoing clauses (i) through (iv) and specified in
Section 4.2 are and shall be satisfied in full as of the related Borrowing Date.

                  (d) Failure to Deliver Principal Mortgage Documents. The failure to deliver Principal Mortgage Documents by the ninth Business Day, as required by subparagraph ((iii)) of Section 2.3(c) and elsewhere in this Restated Loan Agreement, shall not be treated as a Default or an Event of Default so long as each Managing Agent is satisfied that each such failure, when considered in the light of past and other contemporaneous failures, does not have a Material Adverse Effect; however, (i) if any such Principal Mortgage Documents related to such Special Mortgage Loans are not so delivered on a timely basis, the Borrower shall make a mandatory prepayment or deliver additional Mortgage Assets so that after giving effect thereto, the Collateral Value of Eligible Mortgage Collateral (excluding such Special Mortgage Loans) shall equal or exceed the Principal Debt, and (ii) the Special Mortgage Loan shall not be an Eligible Mortgage Loan and shall have a Collateral Value of zero until such Principal Mortgage Documents shall have been delivered to the Collateral Agent in connection with a subsequent Borrowing.

                  The Borrower diligently shall pursue delivery to the Collateral Agent of all Principal Mortgage Documents pertaining to any Special Borrowings.

         2.4.     Fees.

                  (a) The Borrower shall pay to the Administrative Agent and each Managing Agent (for itself and the Lenders for which it acts) the fees set forth in the related Fee Letters, such fees to be payable pursuant to
Section 2.7(c).

                  (b) The Borrower shall pay to the Servicer a fee (the "Servicer Fee") of 0.25% per annum on the aggregate outstanding principal balance of the Eligible Mortgage Loans from the date hereof until the Principal Debt is paid in full, payable monthly in arrears on each Settlement Date. The Servicer Fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.7(c).

         2.5.     Prepayments.

                  (a) Optional Prepayments. The Borrower may, at any time and from time to time with five (5) Business Days' notice to the Administrative Agent and the Managing Agent, prepay the Advances in whole or in part, in the aggregate amount of $1,000,000 or integral multiples of $100,000 in excess thereof, without premium or penalty; provided, that the Borrower may not prepay any Advance bearing interest at the Commercial Paper Rate on any day other than the last day of the Interest Period with respect thereto. Notwithstanding the foregoing, any prepayment made hereunder shall be accompanied by accrued interest on the principal amount being prepaid. After giving notice that a prepayment will be made, the Borrower shall be liable to each Affected Party for any Consequential Loss resulting from such prepayment or the failure to make a prepayment designated in any such notice.

                  (b) Mandatory Prepayments. The Borrower shall immediately make a mandatory prepayment on the Principal Debt owed to the Lenders if at any time, and to the extent that, (i) the Principal Debt owed to the Lenders other than the Seasonal Lenders exceeds the Maximum Facility Amount, (ii) the Principal Debt owed to the Seasonal Lenders exceeds the Seasonal Facility Amount or (iii) the Principal Debt exceeds the total Collateral Value of all

Eligible Mortgage Collateral. The Borrower shall be liable for any Consequential Loss resulting from any such prepayment.

         2.6.     Business Days.

                  If the date for any payment under this Restated Loan Agreement falls on a day that is not a Business Day, then for all purposes of the Notes and this Restated Loan Agreement the same shall be deemed to have fallen on either (a) the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest and fees or (b) if the next following Business Day is in another calendar month and payment is being made with respect to a Eurodollar Advance, then on the immediately previous Business Day.

         2.7.     Payment Procedures.

                  (a) In General. Subject to the provisions of this Section 2.7, all payments on the Principal Debt and interest and fees under the Notes and this Restated Loan Agreement shall be made by the Borrower (or the Collateral Agent or the Servicer on behalf of the Borrower) to the related Managing Agent for the account of the Lenders represented by such Managing Agent. All such payments shall be made before 4:00 p.m. (eastern time) on the respective due dates in federal or other funds immediately available by that time of day and at each Managing Agent's Account. Funds received after 4:00 p.m. (eastern time) shall be treated for all purposes as having been received by a Managing Agent on the Business Day next following the date of receipt of such funds from the Borrower. All payments made by the Borrower under this Restated Loan Agreement and the Notes shall be without setoff, deduction or counterclaim and the Borrower agrees to pay on demand any present or future stamp or documentary taxes or any other taxes, levies, imposts, duties, charges or fees which arise from payment made hereunder or under the Notes or from the execution or delivery or otherwise with respect to this Restated Loan Agreement or the Notes.

                  (b) The Borrower shall establish and maintain an account (the "Collection Account") with the Collection Account Bank, which account shall be titled "Pulte Funding, Inc." The Collection Account shall be a fully segregated trust account, unless the Collection Account Bank shall be an Eligible Institution having short-term debt ratings from S&P, Moody's and Fitch no lower than A-1/P-1/F1, in which case the account need not be a trust account. The Collection Account shall be under the control of the Administrative Agent pursuant to the Restated Assignment of Account, and the Borrower shall have no right, title or interest in, or any right to withdraw any amount from, the Collection Account. The Servicer shall have no right to access the Collection Account except as otherwise contemplated in Section 2.7(c).

                  (c)      Collections.

                           (i) The Servicer shall administer Collections in accordance with the provisions of this Section 2.7.

                           (ii) The Servicer shall hold, on behalf of the Lenders and the Administrative Agent, from Collections received by it with respect to any Mortgage Asset, amounts necessary to make payments on the following Settlement Date (or end of the related Interest Period) pursuant to Section 2.7(c)(iii) or (iv). Such amounts shall be deposited into the Collection Account no later than such Settlement Date or at the end of such Interest Period, or, on or after the Drawdown Termination Date or upon the occurrence and during the continuation of an Event of Default, within one Business Day after receipt by the Servicer.

                           (iii) Prior to the Drawdown Termination Date, the Servicer shall withdraw funds from the Collection Account (to the extent of collected funds therein) and shall make payments from the Collection Account at the following times and in the following order of priority:

                                    (A)      To the extent not previously paid,
                           on each Settlement Date, the Servicer shall deposit an amount equal to the costs, fees and expenses then due and payable to the Collateral Agent to an account designated by the Collateral Agent.

                                    (B)      On the last day of each Interest
                           Period for any Advance that bears interest at the Commercial Paper Rate or any Eurodollar Advance, the Servicer shall deposit an amount equal to accrued interest on such Advance, which amount shall be paid to the applicable Managing Agent's Account for the related Lenders. On each Settlement Date, the Servicer shall deposit an amount equal to accrued interest on each Advance that bears interest at the Alternate Base Rate to the applicable Managing Agent's Account.

                                    (C)      To the extent not previously paid,
                           on each Settlement Date, an amount equal to the fees, costs and expenses then due and payable, on a pro rata basis, to (i) Bank One, as a Managing Agent under the Managing Agent Fee Letter shall be paid to Bank One's Managing Agent's Account and (ii) to the Administrative Agent and CL New York, as a Managing Agent, under the Restated Agent Fee Letter to the CL New York's Managing Agent's Account.

                                    (D)      On each Settlement Date on which
                           the Required Reserve Account Amount exceeds the amount then on deposit in the Reserve Account, the Servicer shall deposit an amount equal to such excess to the Reserve Account.

                                    (E)      On each Settlement Date, if the
                           Seasonal Drawdown Termination Date shall have occurred and be continuing, an amount equal to the unpaid Principal Debt payable to the Seasonal Lenders shall be paid to the Managing Agent's Account related to the Seasonal Lenders until the Principal Debt owing to the Seasonal Lenders is reduced to zero; provided that, if the application of such amounts to the reduction of the Principal Debt owed to the Seasonal Lenders would cause a Default or an Event of Default to occur or there would otherwise be a Default or Event of Default in existence, then, instead of such application, Collections shall be paid to each Managing Agent's Account pro rata in proportion to the outstanding

                           Principal Debt (including Seasonal Advances) owing to the Lenders in each Group.

                                    (F)      On each Settlement Date, if the
                           Group Banks in any Group have not consented to an extension of the Drawdown Termination Date, but the Group Banks in the other Group have so consented and such non-extending Lenders have not assigned their respective Advances and Bank Commitments to one or more other Lenders in accordance with Section 2.1(b) and Section 13.9, the Servicer shall deposit an amount equal to the unpaid balance of all Primary Obligations owing to the non-extending Lenders to the related Managing Agent's Account.

                                    (G)      To the extent not previously paid,
                           on each Settlement Date, the Servicer shall deposit any amounts, other than those listed in clauses (A),
                           (B) and (C) above and other than principal on the Advances, that are then due and payable and of which the Servicer has received prior written notice, including without limitation additional costs under
                           Section 2.16, any additional interest under Section 2.17, Consequential Losses under Section 2.18, indemnities under Section 10.1 and costs, expenses and taxes under Section 13.19, to the applicable Managing Agent's Account.

                                    (H)      On each Settlement Date, the
                           Servicer shall withdraw from the Collection Account for its own account an amount equal to accrued Servicing Fee then due and payable.

                           (iv) On the Drawdown Termination Date and thereafter, the Administrative Agent shall make payments from the Collection Account (to the extent of collected funds therein) at the following times and in the following order of priority:

                                    (A)      On each Settlement Date, if the
                           Servicer is not the Originator or an Affiliate of the Originator, an amount equal to accrued Servicing Fee then due and payable shall be paid to the Servicer.

                                    (B)      To the extent not previously paid,
                           on each Settlement Date, an amount equal to the costs, fees and expenses then due and payable to the Collateral Agent shall be paid to an account designated by the Collateral Agent.

                                    (C)      On the last day of each Interest
                           Period for any Advance that bears interest at the Commercial Paper Rate or for any Eurodollar Advance, an amount equal to accrued interest on each such Advance shall be paid to the applicable Managing Agent's Account. On each Settlement Date, an amount equal to accrued interest on Advances that bear interest at the Alternate Base Rate shall be paid to the applicable Managing Agent's Account.

                                    (D)      On each Settlement Date, an amount
                           equal to the unpaid principal balance of all Advances made by Lenders shall be paid to the applicable Managing Agent's Account.

                                    (E)      To the extent not previously paid,
                           on each Settlement Date, an amount equal to the fees, costs and expenses then due and payable, on a pro rata basis, (i) to Bank One as a Managing Agent, under the Managing Agent Fee Letter shall be paid to Bank One's Managing Agent's Account and (ii) to the Administrative Agent and CL New York, as a Managing Agent, under the Agent Fee Letter shall be paid to the CL New York's Managing Agent's Account.

                                    (F)      To the extent not previously paid,
                           on each Settlement Date, any amounts of the type described in Section 2.7(c)(iii)(iii)(G) are then due and payable and any other unpaid Obligations shall be paid to the applicable Managing Agent's Account.

                                    (G)      On the Settlement Date on which all
                           Obligations are paid in full, if the Servicer is the Originator or an Affiliate of the Originator, an amount equal to accrued Servicing Fee then due and payable shall be paid to the Servicer.

                           (v) Upon receipt of funds deposited into its Managing Agent's Account, each Managing Agent shall distribute such funds to the Lenders in its Group or to itself for application to the Obligations in accordance with the order of priority set forth in
         Section 2.7(c)(iii) or (iv), as applicable.

                  (d) Interest Payments. Interest on each Advance that bears interest at the Commercial Paper Rate and interest on each Eurodollar Advance shall be due and payable on the last day of the Interest Period applicable to such Advance. Interest on each Advance that bears interest at a rate based on the Alternate Base Rate shall be due and payable in arrears on each Settlement Date, on the Drawdown Termination Date and, thereafter, on demand.

                  (e) Payments from Collection Account. To effect payments (including prepayments) hereunder, the Borrower or the Servicer may request the Administrative Agent to remit the collected funds (if any) then held on deposit in the Collection Account.

         2.8.     The Reserve Account.

                  (a) Establishment. An account (the "Reserve Account") shall be established with Bank One, NA. The Borrower, the Servicer, Administrative Agent and the Reserve Account Bank have entered into the Reserve Account Control Agreement. The Reserve Account is and shall be under the control of the Administrative Agent, and the Borrower has and shall have no right, title or interest in, or any right to withdraw any amount from, the Reserve Account.

                  (b) Taxation. The taxpayer identification number associated with the Reserve Account shall be that of the Borrower, and the Borrower will report for federal, state and local income tax purposes the income, if any, earned on funds in the Reserve Account.

                  (c) New Reserve Account. In the event the Reserve Account Bank ceases to be an Eligible Institution, the Borrower shall, within ten days after learning thereof, establish a new Reserve Account (and transfer any balance and investments then in the Reserve Account to such new Reserve Account) at another Eligible Institution.

                  (d) Statements for Reserve Account. On a monthly basis, the Servicer shall cause the Reserve Account Bank to provide the Borrower, the Servicer and the Managing Agents with a written statement with respect to the preceding calendar month regarding the Reserve Account in a form customary for statements provided by the Reserve Account Bank for other accounts held by it, which statement shall include, at a minimum, the amount on deposit in the Reserve Account, and the dates and amounts of all deposits, withdrawals and investment earnings with respect to the Reserve Account.

                  (e)      Payments from Reserve Account.

                           (i) On the Business Day preceding the last day of each Interest Period and each Settlement Date, the Servicer will determine whether any Shortfall Amount will arise with respect to such Interest Period or Settlement Date and will give the Administrative Agent notice of the amount thereof by noon New York City time. By 2:00 p.m. New York City time on the Business Day prior to the last day of each Interest Period and each Settlement Date on which the amount of the Shortfall Amount is greater than zero, the Servicer shall notify the Reserve Account Bank requesting payment thereof. To the extent funds are available in the Reserve Account, the Servicer shall cause the Reserve Account Bank to pay the amount requested to the applicable Managing Agent's Account, as specified by the Administrative Agent, by 2:00 p.m. New York City time on the last day of such Interest Period or on such Settlement Date.

                           (ii) On each Settlement Date prior to the Drawdown Termination Date on which the funds on deposit in the Reserve Account exceed the Required Reserve Account Amount (after giving effect to any payments pursuant to Section 2.8(e)(i)), the Servicer may withdraw and pay to the Borrower any such excess from the Reserve Account.

                  (f) Payments to Reserve Account. On the date hereof, the Borrower shall remit to the Reserve Account immediately available funds so that the amount on deposit in the Reserve Account equals the Required Reserve Account Amount. Additional payments shall be deposited to the Reserve Account from time to time pursuant to Section 2.7(c)(iii)(D).

                  (g) Pledge. The Borrower hereby pledges and assigns to the Administrative Agent for the benefit of the Lenders, and hereby grants to the Administrative Agent for the benefit of the Lenders, a security interest in, all of the Borrower's right, title and interest in and to the Reserve Account, including, without limitation, all funds on deposit therein, all investments arising out of such funds, all interest and any other income arising therefrom, all claims thereunder or in connection therewith, and all cash, instruments, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of such account, such funds or such investments, and all money at any time in the possession or under the control of, or in transit to such account, or any bailee, nominee, agent or custodian of the Reserve Account Bank, and all proceeds and products of any of the foregoing. Except as provided in the preceding sentence, the Borrower may not assign, transfer or otherwise convey its rights under this Restated Loan Agreement to receive any amounts from the Reserve Account.

                  (h) Termination of Reserve Account. On the date following the Drawdown Termination Date on which all Obligations have been paid in full, all funds then on deposit in the Reserve Account shall be paid to the Borrower, and the Reserve Account shall be closed.

         2.9.     Interest Allocations.

                  Each Managing Agent shall, from time to time and in its sole discretion, determine whether interest in respect of the Advances then outstanding and owing to the Lenders in the related Group, or any portion thereof, shall be calculated by reference to the Commercial Paper Rate (such portion of the Principal Debt being herein called a "CP Allocation"), the Eurodollar Rate or the Alternate Base Rate (such portion of the Principal Debt as shall be calculated based on the Alternate Base Rate or the Eurodollar Rate collectively, being herein called an "ABR Allocation"; provided, however, that each Advance made by a Bank hereunder shall be allocated to the ABR Allocation. Each Managing Agent shall provide the Borrower with reasonably prompt notice of the allocations made by it pursuant to this Section 2.9. Following designation by each Managing Agent of any Advance, or any portion thereof, as being a CP Allocation, the Borrower may, at all times that such designation remains in effect, consult with such Managing Agent as to the number and length of Interest Periods relating to such CP Allocation. In selecting such Interest Periods, each Managing Agent shall use reasonable efforts, taking into account market conditions, to accommodate the Borrower's preferences; provided, however, that each Managing Agent shall have the ultimate authority to make all such selections.

         2.10.    Interest Rates.

                  Except where specifically otherwise provided, each CP Allocation shall bear interest for the related Interest Period at a rate per annum equal to the Commercial Paper Rate applicable to such Interest Period, and each ABR Allocation shall bear interest at either the Eurodollar Rate plus the Bank Spread, or the Alternate Base Rate; provided, however, that in no event shall the rate of interest with respect to any Advance or portion thereof exceed the Maximum Rate. Each change in the Alternate Base Rate and Maximum Rate, subject to the terms of this Restated Loan Agreement, will become effective, without notice to the Borrower or any other Person, upon the effective date of such change.

         2.11.    Quotation of Rates.

                  It is hereby acknowledged that an officer or other individual appropriately designated by an officer previously identified to a Managing Agent in a certificate of incumbency or other appropriately designated officer of the Borrower may call such Managing

Agent from time to time in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon such Managing Agent nor the Lenders nor affect the rate of interest which thereafter is actually in effect.

         2.12.    Default Rate.

                  So long as any Event of Default exists, all Obligations shall bear interest at the Default Rate until paid, regardless of whether such payment is made before or after entry of a judgment.

         2.13.    Interest Recapture.

                  If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest that would have accrued thereon if such designated rate had at all times been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total amount of interest paid or accrued is less than the amount of interest that would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by applicable Governmental Requirements, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if such designated rates had at all times been in effect and the amount of interest that would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         2.14.    Interest Calculations.

                  All computations of interest and any other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed; provided, however, that any calculations of interest based on the rate set forth in clause (a) of the definition of Alternate Base Rate shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day) elapsed. All such determinations and calculations by the Administrative Agent and the Managing Agents shall be conclusive and binding absent manifest error.

         2.15.    Interest Period.

                  (a) "Interest Period" means with respect to any Advance included in the CP Allocation, each period (i) commencing on, and including, the date that such Advance was initially designated by the related Managing Agent as comprising a part of the CP Allocation hereunder, or the last day of the immediately preceding Interest Period for such Advance (whichever is latest); and (ii) ending on, but excluding, the date that falls such number of days (not to exceed 30 days) thereafter as such Managing Agent shall select; provided, however, that no more than ten Interest Periods (five per Issuer) shall be in effect at any one time with respect to Advances included in the CP Allocation provided, however, that no Interest Period with respect to the Seasonal Facility shall extend beyond the end of each Seasonal Period.

                  (b) "Interest Period" means with respect to any Advance included in the ABR Allocation, a period of one month, which Advance shall be a Eurodollar Advance, unless:

                           (i) on or prior to the first day of such Interest Period the Lender with respect to such Advance shall have notified the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to fund such Advance at the Eurodollar Rate (and such Lender shall not have subsequently notified the Administrative Agent and Managing Agents that such circumstances no longer exist), or

                           (ii) the Borrower shall have requested a Base Rate Advance or an Interest Period shorter than one month, or

                           (iii) the Administrative Agent and Managing Agents do not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Interest Period, that the related Advance will not be funded by issuance of Commercial Paper Notes, or

                           (iv) the principal amount of such Advance is less than $500,000, or

                           (v) an Event of Default shall have occurred and be continuing,

in which case (if any of the foregoing events occurs) such Advance shall be a Base Rate Advance having a duration not in excess of 31 days as selected by the Borrower (unless an Event of Default shall exist, in which case such duration shall be selected by the applicable Managing Agent).

                  (c) Notwithstanding any provision in this Restated Loan Agreement to the contrary, (x) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if interest in respect of such Interest Period is computed by reference to the Eurodollar Rate, and such Interest Period would otherwise end on a day that is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the immediately preceding Business Day); (y) any Interest Period that commences before the Drawdown Termination Date and would otherwise end after the Drawdown Termination Date shall end on the Drawdown Termination Date; and (z) the duration of each Interest Period that commences on or after the Drawdown Termination Date shall be of such duration as shall be selected by the applicable Managing Agents and communicated by notice to the Borrower.

         2.16.    Additional Costs.

                  (a) If any Regulatory Change occurring after the date hereof:

                           (i) shall subject an Affected Party to any tax, duty or other charge with respect to any Advance to or funded by it, or any obligations or right to make Advances hereunder or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any amounts in respect of a Lender's principal or interest owed to or funded by it or any other amounts due under this Restated Loan Agreement in respect of any Advance funded by it or its obligations or rights, if any, to make Advances or to provide funding therefor (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located); or

                           (ii) shall impose, modify or deem applicable any reserve (other than reserve requirements referred to in Section 2.17), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

                           (iii)    shall change the amount of capital
         maintained or required or requested or directed to be maintained by any Affected Party; or

                           (iv) shall change the rates for, or the manner in which the Federal Deposit Insurance Corporation (or any successor thereto) assesses deposit insurance premiums or similar charges; or

                           (v) shall impose any other condition affecting any Advance funded by any Affected Party, or its obligations or rights, if any, to make Advances or to provide funding therefor;

and the result of any of the foregoing is or would be:

                           (x)      to increase the cost to or impose a cost on
         (I) an Affected Party funding or making or maintaining any Advances or any liquidity loan to an Issuer or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Administrative Agent for continuing its, or the Borrower's, relationship with the Lenders,

                           (y) to reduce the amount of any sum received or receivable by an Affected Party under this Restated Loan Agreement or any Note, or under the Liquidity Agreement with respect thereto, or

                           (z) in the sole determination of such Affected Party, to reduce materially the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

                  (b) Each Affected Party will promptly notify the Borrower, the applicable Managing Agent and the Administrative Agent of any event of which it has knowledge that will entitle such Affected Party to compensation pursuant to this Section 2.16; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

                  (c) In determining any amount provided for or referred to in this Section 2.16, an Affected Party may use any averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Affected Party when making a claim under this Section 2.16 shall submit to the Borrower a statement as to such increased cost or reduced return (including calculation thereof), which Statement shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

         2.17.    Additional Interest on Advances Bearing a Eurodollar Rate.

                  The Borrower shall pay to any Affected Party, so long as such Affected Party shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal of each Advance or portion thereof made or funded (including fundings to an Issuer for the purpose of maintaining an Advance) by such Affected Party during each Interest Period in respect of which interest is computed by reference to the Eurodollar Rate, for such Interest Period, at a rate per annum equal at all times during such Interest Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Affected Party for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Affected Party and notice thereof given to the Borrower (with a copy to the Administrative Agent and the applicable Managing Agent) within 30 days after any interest payment is made with respect to which such additional interest is requested. A certificate as to such additional interest submitted to the Borrower, the Administrative Agent and the applicable Managing Agent by such Affected Party shall be conclusive and binding for all purposes, absent manifest error.

         2.18.    Consequential Loss.

                  The Borrower shall indemnify each Affected Party against, and shall pay to the Administrative Agent for such Affected Party within ten days after request therefor, any Consequential Loss of any Affected Party. When any Affected Party requests that the Borrower pay any Consequential Loss, it shall deliver to the Borrower, the Administrative Agent and the applicable Managing Agent a certificate setting forth the basis for imposing such Consequential Loss and the calculation of such amount thereof, which calculation shall be conclusive and binding absent manifest error.

         2.19.    Replacement Banks.

                  Upon the election of any Affected Party to request reimbursement by the Borrower for increased costs under Sections 2.16 or 2.17, the Borrower may, upon prior written notice to the Administrative Agent, the applicable Managing Agent and such Affected Party, seek a replacement Bank to whom such additional costs shall not apply (a "Replacement Bank") and, upon a Bank's breach of its obligation hereunder to make an Advance, the Borrower may seek a Replacement Bank for such Bank. Any Replacement Bank shall be satisfactory to the applicable Managing Agent. Notwithstanding the foregoing, the Borrower may not seek a replacement for a Bank that is also a Managing Agent unless the related Issuer is also terminated as a party to this Restated Loan Agreement and all of its outstanding Advances are repaid in full. Each Affected Party agrees that, should it be identified for replacement pursuant to this Section 2.19, upon payment in full of all amounts due and owing to such Affected Party hereunder and under the other Transaction Documents, it will promptly execute and deliver all documents and instruments reasonably required by the Borrower to assign such Affected Party's portion of the Advances to the applicable Replacement Bank. Any such replacement shall not relieve the Borrower of its obligation to reimburse the Affected Party for any such increased costs incurred through the date of such replacement.

         2.20.    Seasonal Facility Amount.

                  (a) On the terms and conditions set forth herein, the Seasonal Issuer may, in its sole discretion, make an Advance (a "Seasonal Advance" or "Seasonal Borrowing"), and if the Seasonal Issuer does not make such Advance, the Seasonal Bank shall make such Advance, to the Borrower from time to time in such amounts as may be requested by the Borrower pursuant to Section 2.3, so long as

                           (i) the Seasonal Facility Amount is greater than the Principal Debt owed to the Seasonal Lenders;

                           (ii) each Borrowing is in an amount of at least $5,000,000 or an integral multiple of $10,000 in excess thereof;

                           (iii) each such Advance is made during a Seasonal Period and prior to the Seasonal Facility Termination Date; and

                           (iv) the Availability under the Facility at the time of such Seasonal Advance is equal to zero.

                  (b) The Borrower may, from time to time by written request to the Seasonal Lenders and the Managing Agent for the Seasonal Lenders (each such notice being a "Seasonal Extension Request") given not later than 90 days and not sooner than 120 days prior to each Annual Extension Date, request an extension of the then applicable Annual Seasonal Extension Date. If the Lenders, the Managing Agents, and the Administrative Agent consent, in their sole discretion, to such Seasonal Extension Request, then (x) the Seasonal Facility Termination Date shall not occur as of the then applicable Annual Seasonal Extension Date and (y) the Annual Seasonal Extension Date shall be extended as described in the definition of "Annual Seasonal Extension Date." Any such extension may be accompanied by such additional fees as the parties shall mutually agree. Notwithstanding anything else to the contrary, the Seasonal Facility Termination Date shall occur automatically, without further action on the part of the Lenders, the

Managing Agents or the Administrative Agent, on the then current Annual Seasonal Extension Date unless an Extension Request has been granted pursuant to this paragraph.

                  (c) The Borrower may, upon at least thirty (30) days' written notice to the Administrative Agent, the Collateral Agent and the Seasonal Lenders, terminate the Seasonal Facility in whole or reduce in part the Seasonal Facility Amount; provided, that each reduction of the Seasonal Facility Amount shall (i) be effective on the next occurring Settlement Date, (ii) be in the amount of at least $5,000,000 or an integral multiples of $1,000,000 in excess thereof and (iii) not reduce the Seasonal Facility Amount below the Principal Debt owed to the Seasonal Lenders.

                                  ARTICLE III

                                   COLLATERAL

         3.1.     Collateral.

                  To secure the payment of the Obligations, the Borrower has executed and delivered to the Administrative Agent and the Collateral Agent, as applicable:

                  (a)      the Restated Security Agreement,

                  (b)      the Restated Assignment of Account,

                  (c)      Collection and Paying Agreement,

                  (d)      Reserve Account Control Agreement,

                  (e)      the Assignments, and

                  (f)      the UCC Financing Statements;

all as more fully provided for in the Collateral Agency Agreement. The Borrower further agrees to execute all documents and instruments, and perform all other acts reasonably deemed necessary by the Administrative Agent or any Managing Agent to create and perfect, and maintain the security interests and collateral assignments in favor of the Administrative Agent or the Collateral Agent for the benefit of the holders of the Obligations, as perfected first priority security interests. Any security interest or collateral assignments granted to the Administrative Agent or the Collateral Agent under any Transaction Document is for the benefit of the holders of the Obligations, whether or not reference is made to such holders.

         3.2.     Delivery of Collateral to Collateral Agent.

                  (a) Periodically, the Borrower may deliver Mortgage Loan Collateral to the Collateral Agent to hold as bailee for the Administrative Agent. Each delivery shall be made in association with an Assignment to the Administrative Agent, for the benefit of the holders of the Obligations, in all Mortgage Loans, Take-Out Commitments and related Collateral delivered with or described in such Assignment or any schedules thereto. The Borrower shall use the form of Assignment provided for in the Collateral Agency Agreement.

                  (b) Each Assignment delivered to the Collateral Agent shall be accompanied by a completed Schedule I, Schedule II and Schedule III using the forms of such schedules as prescribed in the Collateral Agency Agreement and, with respect to each Mortgage Loan described in Schedule I to each Assignment, shall deliver or cause to be delivered the following items (collectively, the "Principal Mortgage Documents"):

                           (i) the original of each Mortgage Note, endorsed in blank (without recourse) and all intervening endorsements thereto;

                           (ii) in the case of each Mortgage Loan that is not a MERS Designated Mortgage Loan, an original executed assignment in blank for each Mortgage Note and the Mortgage securing such Mortgage Note, in recordable form executed by the Originator (and if the related Mortgage Loan is a MERS Designated Mortgage Loan, this document shall not be required to be delivered to the Collateral Agent); and

                           (iii) a certified copy of the executed Mortgage related to such Mortgage Note;

                  (c) The Servicer shall hold in trust for the Administrative Agent for the benefit of the holders of the Obligations, with respect to each Mortgage Loan included in the Collateral,

                           (i) the original filed Mortgage relating to such Mortgage Loan, provided, however, that, until an original Mortgage is received from the public official charged with its filing and recordation, a copy, certified by the closing agent to be a true and correct copy of the filed and recorded original, may be used by the Borrower to satisfy this requirement; however, the Borrower shall thereafter pursue, with reasonable diligence, receipt of the filed and recorded original Mortgage;

                           (ii) other than with respect to a HUD repossessed Property that is sold to a consumer, a mortgagee's policy of title insurance (or binding unexpired commitment to issue such insurance if the policy has not yet been delivered to the Servicer) insuring the Borrower's perfected, first-priority Lien except Second-Lien Loans created by the Mortgage securing such Mortgage Loan (subject to such title exceptions that conform to the related Take-Out Commitments) in a policy amount not less than the principal amount of such Mortgage Loan;

                           (iii) the original hazard insurance policy, appropriately endorsed to provide that all insurance proceeds will be paid to the Originator or its assigns, referred to in Section 6.6(b) hereof which relate to such Mortgage Loan, or other evidence of insurance reasonably acceptable to the Administrative Agent;

                           (iv) the form of current appraisal of the Property described in the Mortgage, prepared by a state licensed appraiser, that complies with all applicable Governmental Requirements, including all Governmental Requirements that are

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

         applicable to the Lenders or any other Affected Party; provided, however, that no appraisal shall be required for Mortgage Loans (x) financing HUD repossessed Property that is sold to a consumer, financed with an FHA loan, fully insurable and in accordance with FHA guidelines, but for which an appraisal is not required, and (y) representing so called VA Rate Reduction or FHA Streamline refinances, insurable in accordance with VA and FHA guidelines, but for which an appraisal is not required; and

                           (v) all other original documents (collectively, the "Other Mortgage Documents").

Upon request of the Administrative Agent or any Managing Agent, the Borrower shall immediately deliver, or shall cause to be delivered, all such items, held in trust, to the Collateral Agent as bailee for the Administrative Agent or such other party as may be designated in such notice. Upon instructions from the Administrative Agent, the Collateral Agent shall reject as unsatisfactory any items so delivered, whereupon the Mortgage Loan shall not be an Eligible Mortgage Loan.

                  (d) In connection with each Assignment delivered to the Collateral Agent, the Borrower shall deliver to the Administrative Agent with respect to any Non-Conforming Loans or Alt-A Loans, copies of the related master agreement or commitment with the related Approved Investor, with any confidential economic terms redacted (unless a copy of such agreement or commitment has been delivered previously), together with a current Hedge Report with respect to such Mortgage Loans.

                  (e) The Servicer shall provide the Collateral Agent and the Administrative Agent with full access to all Other Mortgage Documents held in trust for the Administrative Agent at all times.

                  (f) With respect to each Assignment that is received by the Collateral Agent, the Collateral Agent shall review such Assignment and make a written report to the Borrower and the Administrative Agent, all as more fully provided in the Collateral Agency Agreement.

         3.3.     Redemption of Mortgage Collateral.

                  (a) Generally. Subject to the limitations contained in this Section 3.3, in connection with a sale or other transfer contemplated by clause (a) or (b), and so long as no Default or Event of Default is continuing, the Borrower or the Servicer (on behalf of the Borrower) may request releases of the Administrative Agent's security interest in all or any part of the Collateral (including releases from the Collection Account and release of funds owned by the Borrower and held in the Cash and Collateral Account) at any time, and from time to time; provided that no such request shall be granted unless, in addition to the satisfaction of the other conditions contained in this Section 3.3,

                           (i) (immediately after giving effect to any requested release) the total Collateral Value of all Eligible Mortgage Collateral shall equal or exceed the Principal Debt, or

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

                           (ii) (A) the Borrower makes a principal payment on account of the Principal Debt in an amount, or (B) the Borrower delivers to the Collateral Agent as bailee for the Administrative Agent substitute Eligible Mortgage Collateral with a Collateral Value, such that after giving effect to such payment or delivery, the total Collateral Value of all Eligible Mortgage Collateral will equal or exceed the Principal Debt.

Each request for a partial release of Collateral (a "Transfer Request") shall be addressed to the Collateral Agent and (i) shall be substantially in the form illustrated in Exhibit D-5 to the Collateral Agency Agreement (or such other form as may be reasonably acceptable to or required by the Administrative Agent, from time to time) or (ii) shall be in the form of an electronic transmission which shall include a schedule substantially in the form illustrated on Schedule I to Exhibit D-5 to the Collateral Agency Agreement (or such other form as may be reasonably acceptable to or required by the Administrative Agent, from time to time).

                  (b) Redemption Pursuant to Sale. So long as no Default or Event of Default is continuing, the Borrower or the Servicer (on behalf of the Borrower) may from time to time submit a Shipping Request that would permit a sale of Mortgage Loan Collateral to, or the pooling of Mortgage Loan Collateral for, an Approved Investor, pursuant to a Take-Out Commitment. Upon the receipt by the Collateral Agent of a Shipping Request from the Borrower identifying Collateral to be delivered to an Approved Investor, and so long as no Default or Event of Default shall be in existence or would be caused thereby:

                           (i) The Collateral Agent shall deliver to the Approved Investor, or its loan servicing provider or custodian, under the Collateral Agent's "Bailee and Security Agreement Letter" substantially in the form provided for in the Collateral Agency Agreement, as appropriate, the items of Mortgage Loan Collateral being sold that are held by the Collateral Agent as bailee for the Administrative Agent pursuant to Section 3.2 hereof, with the release of the security interest in favor of the Administrative Agent for the benefit of the holders of the Obligations in such items being conditioned upon timely payment to the Cash and Collateral Account of the amount described in Section 3.3(b)(iii) or delivery of additional Eligible Mortgage Collateral;

                           (ii) The Servicer shall, as agent for the Administrative Agent, deliver to such Approved Investor, or such Approved Investor's loan servicing provider or custodian, pursuant to procedures provided for in the Collateral Agency Agreement, the items held by the Servicer pursuant to Section 3.2(c) that are related to the Mortgage Loan Collateral to be transferred on the condition that such Approved Investor or its loan servicing provider or custodian shall hold or control such Other Mortgage Documents as bailee for the Administrative Agent (for the benefit of the holders of the Obligations) until the Approved Investor has either paid the full purchase price for such Mortgage Loan Collateral to the Collateral Agent, as required by the relevant Take-Out Commitment;

                           (iii) Within forty-five (45) days after the delivery by the Collateral Agent to such Approved Investor or its loan servicing provider or custodian of the items of Mortgage Loan Collateral described in Section 3.3(b)(i), the Borrower shall make a

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

         payment, or shall cause a payment to be made, to the Cash and Collateral Account, for distribution to the Administrative Agent for the account of the Lenders in an amount equal to at least the full purchase price for such Mortgage Loan Collateral; and

                           (iv) With respect to each Shipping Request that is received by the Collateral Agent by 8:00 a.m. (eastern time) on a Business Day, the Collateral Agent shall use due diligence and efforts to review such Shipping Request and prepare the Mortgage Loan files identified in each Shipping Request, for shipment prior to the close of business on such day.

                  (c) Transfers. So long as no Default or Event of Default is continuing, the Borrower shall, at any time, be permitted to transfer Mortgage Loans to any Permitted Transferees (as defined below) by means of its daily electronic transmissions to the Collateral Agent, together with delivery of a Transfer Request delivered to the Collateral Agent identifying each Mortgage Loan being transferred. The Collateral Agent's sole responsibility with respect to any such transfers shall be to correctly reflect such transfers on its computer system and books and records and to indicate, on its Collateral Agent's Daily Report on the next Business Day, that such transfers have been effected. "Permitted Transferees" means (i) the Originator, in connection with any sale and transfer thereto effected pursuant to the terms of the Repurchase Agreement and (ii) any Approved Investor approved by the Administrative Agent as a Permitted Transferee. However, requested transfers will not be made if (A) total Principal Debt, as shown on the most recently received Servicer Periodic Report in the form of Exhibit M, will exceed the total Collateral Value of Eligible Mortgage Collateral immediately after giving effect to a requested transfer, (B) the Collateral Agent has not received the prior day's Servicer Periodic Report in the form of Exhibit M by 11:00 a.m. (eastern time) on the date on which the transfer is to be made, or (C) the Collateral Agent shall have received written notice from the Administrative Agent that a Default or Event of Default has occurred.

                  (d) Continuation of Lien. Unless released in writing by the Administrative Agent as herein provided, the security interest in favor of the Administrative Agent for the benefit of the holders of the Obligations, in all Mortgage Loan Collateral transmitted pursuant to Section 3.3(b) shall continue in effect until such time as payment in full of the amount described in
Section 3.3(b)(iii) shall have been received.

                  (e) Application of Proceeds; No Duty. Neither the Administrative Agent nor the Lenders shall be under any duty at any time to credit Borrower for any amount due from any Approved Investor in respect of any purchase of any Mortgage Collateral contemplated under Section 3.3(b) above, until such amount has actually been received in immediately available funds and deposited to the Collection Account. Neither the Collateral Agent, nor the Lenders, nor the Administrative Agent shall be under any duty at any time to collect any amounts or otherwise enforce any obligations due from any Approved Investor in respect of any such purchase.

                  (f) Mandatory Redemption of Mortgage Collateral. Notwithstanding any provision herein to the contrary, if at any time a Collateral Deficiency exists, the Borrower shall, immediately make a payment to the Collection Account (or make payment directly to the Administrative Agent) or pledge, assign and deliver additional or substitute Eligible Mortgage

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

Collateral to the Administrative Agent for the benefit of the holders of the Obligations, so that, immediately after giving effect to such payment or pledge and assignment, total Collateral Value of Eligible Mortgage Collateral shall be equal or greater than the Principal Debt.

                  (g) Representation in Connection with Releases, Sales and Transfers. The Borrower represents and warrants that each request for any release or transfer pursuant to Section 3.3(a) or Section 3.3(b) shall automatically constitute a representation and warranty to the effect that immediately before and after giving effect to such release or Transfer Request, the Collateral Value of Eligible Mortgage Collateral shall equal or exceed the Principal Debt.

                  (h) Limitation on Releases. Notwithstanding any provision to the contrary, the Collateral Agent shall not release any Collateral unless payment of the purchase price by the Approved Investor or the Originator shall have been made in immediately available funds to the Cash and Collateral Account; provided, however, that the foregoing shall not apply if there is no Default or Event of Default and immediately before and after giving effect to such release, the total Collateral Value of Eligible Mortgage Collateral shall equal or exceed the Principal Debt.

         3.4.     Correction of Mortgage Notes.

                  The Servicer may from time to time request, in writing, that the Collateral Agent deliver a Mortgage Note that constitutes Mortgage Loan Collateral so that such Mortgage Note may be replaced by a corrected Mortgage Note. Upon receipt by the Collateral Agent of such a request from the Servicer, and so long as no Default or Event of Default shall be in existence, the Collateral Agent shall deliver to the Servicer, under the Collateral Agent's "Trust Receipt and Security Agreement Letter", in the form provided for in the Collateral Agency Agreement, the Mortgage Note to be corrected, such delivery to be conditioned upon the receipt within fourteen (14) calendar days by the Collateral Agent of a corrected Mortgage Note acceptable to it. If the corrected Mortgage Note is not received with such time, then, beginning on the first Business Day following such fourteenth calendar day, the Collateral Agent shall assign such Mortgage Loan a Collateral Value of zero.

         3.5.     Collateral Reporting.

                  Pursuant to the Collateral Agency Agreement, at the commencement of each Business Day, and in no event later than 11:00 a.m. (eastern time), the Collateral Agent shall furnish to the Borrower, the Servicer and each Managing Agent (by facsimile (a hard copy of which shall not subsequently be mailed, sent or delivered to either Managing Agent, unless so requested by such Managing Agent)) a duly completed Collateral Agent Daily Report in the form of Exhibit D-8 to the Collateral Agency Agreement.

         3.6.     Hedge Reports.

                  No later than 11:00 a.m. (eastern time), on the first Business Day of each week, and, if any changes would be reflected since the last Hedge Report, on each other Business Day, the Servicer shall furnish the Borrower and the Administrative Agent a Hedge Report, in the form of Exhibit K.

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

         3.7.     [RESERVED]

         3.8.     Servicer Monthly Reporting.

                  No later than 11:00 a.m. (eastern time) on the 15th day of each month (or, if such day is not a Business Day, the next Business Day) and within twenty (20) days after request by the Managing Agent, the Servicer shall furnish the Borrower and the Managing Agents (by facsimile or electronic transmission (a hard copy of which shall not subsequently be mailed, sent or delivered to the Managing Agent, unless so requested by a Managing Agent) a report executed by a Financial Officer of the Servicer or the Originator, in the form of Exhibit F hereto ("Servicer Monthly Report") which shall provide as of the last day of the previous month (or of the date of such request) (i) a computation of the Default Ratio and Sixty-Day Default Ratio, (ii) an aging of Mortgage Loans owned by the Borrower that are financed by the Lenders and constitute Collateral hereunder, and (iii) the other information provided for therein;

         3.9.     Servicer Annual Pipeline Reporting.

                  No later than 11:00 a.m. (eastern time) promptly after becoming available, and in any event within 90 days after the close of each fiscal year of the Originator, a report, in form and content reasonably acceptable to the Administrative Agent, on the Originator's "open and pipeline positions" for Conforming Loans as of the last day of such fiscal year, and the Originator's Mortgage Loan production for such fiscal year for all Mortgage Loans; and

         3.10.    Servicer Periodic Reporting.

                  The Servicer shall furnish the Administrative Agent, the Managing Agents and the Collateral Agent (by facsimile (a hard copy of which shall subsequently be mailed, sent or delivered to the Collateral Agent only if so requested by such Person)) a duly completed Servicer Periodic Report, in the form of Exhibit M (the "Servicer Periodic Report") (i) as Schedule II attached to each Borrowing Request, on or prior to 4:00 p.m. eastern time on the date prior to the date on which the Borrowing is to be made, and (ii) upon any mandatory or voluntary prepayment in accordance with Section 2.5(a) or (b), on or prior to 4:00 p.m. eastern time on the date prior to the date on which the prepayment is to be made.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1.     Initial Borrowing.

                  The effectiveness of this Restated Loan Agreement and the making of the any Advances hereunder shall not occur until the later of August 23, 2002, or satisfaction of the conditions precedent specified in Section 4.2 hereof and delivery to the Administrative Agent of the following (each of the following documents being duly executed and delivered and in form and substance satisfactory to the Managing Agents and the Administrative Agent, and, with the exception of the Notes and the UCC statement(s), each in a sufficient number of originals that the Administrative Agent may have an executed original of each document):

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

                  (a)      an executed counterpart of this Restated Loan
Agreement;

                  (b)      the Notes;

                  (c) the Restated Collateral Agency Agreement, the Restated Assignment of Account, the Reserve Account Control Agreement, Collection and Paying Agreement, and such other Security Instruments as may be requested by the Administrative Agent;

                  (d)      the Restated Repurchase Agreement;

                  (e) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Originator certifying as to (i) certificate of incorporation or organization, (ii) bylaws (iii) resolutions of the Borrower's and the Originator's board of directors authorizing the execution, delivery, and performance by each of them of the Transaction Amendment Documents to which they are a party and identifying the officers of the Borrower and the Originator who are authorized to sign such Transaction Amendment Documents, and (iv) specimen signatures of the officers so authorized;

                  (f) a favorable written opinion, relating to security interest matters, substantially in the form of Exhibit I-2 hereto;

                  (g) a favorable written opinion from counsel to the Borrower and the Originator, regarding corporate matters, substantially in the form of Exhibit I-1 hereto;

                  (h) a favorable written opinion from counsel to the Borrower and Originator, regarding true sale matters, substantially in the form of Exhibit J;

                  (i) a certificate from each of (i) the Michigan Department of Consumer and Industry Services, (ii) the Secretary of State of Colorado, (iii) the Secretary of State of the State of Delaware and (iv) an officer of the Borrower, the Performance Guarantor and the Originator with respect to every other state in which the Borrower, the Performance Guarantor or the Originator conducts business, as to the good standing of the Borrower, the Performance Guarantor and/or the Originator, as applicable, in each state or states for which each certificate is made;

                  (j) the Managing Agent Fee Letter and the Restated Agent Fee Letter;

                  (k) evidence of the payment of fees due at closing, as provided in the Fee Letters;

                  (l) evidence that the balance in the Reserve Account, as of the date hereof, is the amount of the Required Reserve Account Amount;

                  (m) such other documents as the Managing Agents may reasonably request at any time at or prior to the Borrowing Date of the initial Borrowing hereunder; and

                  (n) a search report provided in writing to the Administrative Agent by the United States Corporation Company Document Services, listing all effective financing

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

statements that name the Borrower or the Originator as debtor and that are filed in the jurisdictions in which UCC-1 filings were made in connection with the Original Loan Agreement and in such other jurisdictions as the Administrative Agent shall reasonably request, together with copies of such financing statements (none of which, except as listed on Schedule V, shall cover any Mortgage Loans or interests therein or proceeds thereof).

         4.2.     All Borrowings.

                  Each Advance (including, without limitation, the initial Advance) pursuant to this Restated Loan Agreement is subject to the following further conditions precedent:

                  (a) (i) prior to 4:00 p.m. (eastern time) on the Business Day before the designated Borrowing Date, the Administrative Agent, each Managing Agent and the Collateral Agent shall have received a Borrowing Request (together with any related Assignment) duly executed and delivered by the Borrower; and (ii) the Administrative Agent and each Managing Agent shall have received on the proposed date of funding, a Collateral Agent Daily Report, pursuant to Section 3.8 of the Collateral Agency Agreement, verifying that after giving effect to the requested Advance, the Collateral Value of all Eligible Mortgage Collateral shall exceed the Principal Debt;

                  (b) all Collateral in which the Borrower has granted a security interest to the Administrative Agent for the benefit of the holders of the Obligations, with the exception of Special Mortgage Loans pursuant to
Section 2.3(c), shall have been physically delivered to the possession of the Collateral Agent, to the extent that such possession is necessary or appropriate for the purpose of creating a first priority perfected Lien of the Administrative Agent for the benefit of the holders of the Obligations in such Collateral;

                  (c) the representations and warranties of the Borrower, the Originator and (so long as the Servicer and the Originator are the same entity) the Servicer contained in this Restated Loan Agreement, any Assignment or Borrowing Request, or any Security Instrument or other Transaction Document (other than those representations and warranties that, by their express terms, are limited to the effective date of the document or agreement in which they are initially made) shall be true and correct on and as of the date of such Advance;

                  (d) no Default or Event of Default or Servicer Default shall have occurred and be continuing, or would result from such Advance, and no change or event that constitutes a Material Adverse Effect shall have occurred and be continuing as of the date of such Advance;

                  (e) the Collection Account shall be established and in existence and free from any Lien other than pursuant to the Restated Assignment of Account;

                  (f) delivery of a sufficient number of originals such that the Administrative Agent may have an executed original thereof, of such other documents, including such other documents as may be necessary or desirable to perfect or maintain the priority of any Lien granted or intended to be granted hereunder, as any Managing Agent may reasonably request; and

                  (g) the Drawdown Termination Date shall not have occurred.

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

Each Borrowing Request shall be automatically deemed to constitute a representation and warranty by the Borrower on the Borrowing Date set forth therein to the effect that all of the conditions of this Section 4.2 are satisfied as of such Borrowing Date; provided that it is understood and agreed that only the Managing Agents can determine whether conditions are "satisfactory" to the Managing Agents.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.1.     Representations of the Borrower and the Servicer.

                  The Borrower and the Servicer each represents and warrants, as to itself, as follows:

                  (a) Organization and Good Standing. It (i) is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified to do business and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (iii) has the requisite corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future and (iv) is in compliance with all Requirements of Law, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. The Servicer is incorporated in Delaware and in no other jurisdiction. The Borrower is incorporated in Michigan and in no other jurisdiction.

                  (b) Authorization and Power. It has the requisite corporate power and authority to execute, deliver and perform this Restated Loan Agreement and the other Transaction Documents to which it is a party; it is duly authorized to and has taken all requisite corporate action necessary to authorize it to, execute, deliver and perform this Restated Loan Agreement and the other Transaction Documents to which it is a party and is and will continue to be duly authorized to perform this Restated Loan Agreement and such other Transaction Documents.

                  (c) No Conflicts or Consents. Neither the execution and delivery by it of this Restated Loan Agreement or the other Transaction Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (i) contravene or conflict with any Requirement of Law to which it is subject, except where such contravention or conflict would not reasonably be expected to have a Material Adverse Effect, or any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which its Property may be subject, except where such contravention or conflict would not reasonably be expected to have a Material Adverse Effect, or
(ii) result in the creation or imposition of any Lien, other than the Liens of the Security Instruments, on the Property of the Borrower.

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

                  (d) Enforceable Obligations. This Restated Loan Agreement and the other Transaction Documents to which it is a party have been duly and validly executed by it and are its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as limited by Debtor Laws and by general principles of equity.

                  (e) Full Disclosure. There is no fact known to it that it has not disclosed to the Managing Agents that could have a Material Adverse Effect. Neither its financial statements nor any Borrowing Request, officer's certificate or statement delivered by it to the Managing Agents in connection with this Restated Loan Agreement, contains or will contain any untrue or inaccurate statement of material fact or omits or will omit to state a material fact necessary to make such information not misleading.

                  (f) No Default. It is not in default under any loan agreement, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its Property is bound, if such default would also be a Default or an Event of Default (or, with notice or passage of time would become a Default or Event of Default) under either of subparagraphs
(e) or (i) of Section 8.1 of this Restated Loan Agreement.

                  (g)      Litigation.

                           (i) Except as set forth on Schedule IV, there are no actions, suits or proceedings, including arbitrations and administrative actions, at law or in equity, either by or before any Governmental Authority, now pending or, to its knowledge, threatened by or against it or any of its Subsidiaries, and pertaining to any Governmental Requirement affecting its Property or rights or any of its Subsidiaries.

                           (ii) Neither it nor any of its Subsidiaries is in default with respect to any Governmental Requirements.

                           (iii) The Borrower is not liable on any judgment, order or decree (or any series of judgments, orders, or decrees) having an aggregate liability of $100,000 or more and that has not been paid, stayed or dismissed within 30 days.

                  (h) Taxes. All tax returns required to be filed by it in any jurisdiction have been filed and all taxes, assessments, fees and other governmental charges upon it or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on its books, and except where such failure to file or pay would not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against it that would have a Material Adverse Effect.

                  (i) Indebtedness. If the Servicer is the Originator, the Servicer is in compliance with the maximum leverage test set forth in Section 7.10.

                  (j)      Permits, Patents, Trademarks, Etc.

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

                           (i) It has all permits and licenses necessary for the operation of its business, the absence of which would reasonably be expected to have a Material Adverse Effect.

                           (ii) It owns or possesses (or is licensed or otherwise has the necessary right to use) all patents, trademarks, service marks, trade names and copyrights, technology, know-how and processes, and all rights with respect to the foregoing, which are necessary for the operation of its business, without any conflict with the rights of others. The consummation of the transactions contemplated hereby will not alter or impair any of such rights of it.

                  (k) Status Under Certain Federal Statutes. It is not (i) a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility," as such term is defined in the Federal Power Act, as amended, (iii) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (iv) a "rail carrier," or a "person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., and it is not a "carrier" to which 49 U.S.C. ss. 11301(b)(1) is applicable.

                  (l) Securities Acts. It has not issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other Requirement of Law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Borrower is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

                  (m) No Approvals Required. Other than consents and approvals previously obtained and actions previously taken, neither the execution and delivery of this Restated Loan Agreement and the other Transaction Documents to which it is a party, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by it of any document with, or the taking of any other action in respect of, any Governmental Authority that has jurisdiction over it or any of its Property.

                  (n) Environmental Matters. There have been no past, and there are no pending or threatened, claims, complaints, notices, or governmental inquiries against it regarding any alleged violation of, or potential liability under, any environmental laws that could reasonably be expected to have a Material Adverse Effect. It and its properties are in compliance in all respects with all environmental laws and related licenses and permits, except where such non-compliance would reasonably be expected to have a Material Adverse Effect. No conditions exist at, on or under any Property now or previously owned or leased by it that could give rise to liability under any environmental law that could reasonably be expected to have a Material Adverse Effect.

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

                  (o) Eligibility. The Servicer and the Originator are approved and qualified and in good standing as a lender or seller/servicer, as follows:

                           (i) Each of the Servicer and the Originator is a Fannie Mae approved seller/servicer and the Borrower is a Fannie Mae approved seller (in good standing) of Mortgage Loans, eligible to originate, purchase, hold, sell and, with respect to the Originator and the Servicer, service Mortgage Loans to be sold to Fannie Mae.

                           (ii) Each of the Servicer and the Originator is a Freddie Mac approved seller/servicer (in good standing) of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

         The Servicer and Originator is an approved FHA servicer, VA servicer and Ginnie Mae issuer (in good standing) of mortgage loans, eligible to originate, purchase, hold, sell and service mortgage loans to be pooled into Ginnie Mae MBS Pools and to issue Ginnie Mae MBS.

                  (p) Second Lien Loans. At least 95% of the Second Lien Loans were originated by the Originator at the same time that the Originator originated the related first lien mortgage loan secured by the same mortgaged property.

         5.2.     Additional Representations of the Borrower.

                  The Borrower further represents and warrants as follows:

                  (a) Activities. The Borrower was formed on December 22, 2000, and the Borrower did not engage in any business activities prior to the date of the Original Loan Agreement.

                  (b) Solvency. Both prior to and after giving effect to each Borrowing, (i) the fair value of the property of the Borrower is greater than the total amount of liabilities, including contingent liabilities, of the Borrower, (ii) the present fair salable value of the assets of the Borrower is not less than the amount that will be required to pay all probable liabilities of the Borrower on its debts as they become absolute and matured, (iii) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond the Borrower's abilities to pay such debts and liabilities as they mature and (iv) the Borrower is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Borrower's property would constitute unreasonably small capital.

                  (c) Purchase of Mortgage Loans. With respect to each Mortgage Loan, the Borrower purchased such Mortgage Loan from the Originator for cash (in accordance with the provisions of the Repurchase Agreement), substitution of other Mortgage Loans, the Deferred Purchase Price (as such term is defined in the Repurchase Agreement), or a combination thereof in an amount that constitutes fair consideration and reasonably equivalent value. Each such sale referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Originator to the Borrower and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

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                  (d)      Priority of Debts and Liens. The Borrower has
incurred no Indebtedness except as expressly incurred hereunder and under the other Transaction Documents. Upon delivery of an Assignment to the Collateral Agent, the Administrative Agent will have a valid, enforceable, perfected and first-priority Lien, for the benefit of the holders of the Obligations, in all Mortgage Loan Collateral described in or delivered with such Assignment. Upon delivery of funds for deposit in the Collection Account to the Collateral Agent, the Administrative Agent will have a valid, enforceable, perfected and first-priority Lien for the benefit of the holders of the Obligations, on the Collection Account and related Collateral.

                  (e) No Liens. The Borrower has (or, as to all Mortgage Loan Collateral delivered to the Collateral Agent after the date of this Restated Loan Agreement, will have) good and indefeasible title to all Collateral, and the Mortgage Loan Collateral and all proceeds thereof are (or, as to all Mortgage Loan Collateral delivered to the Collateral Agent after the date of this Restated Loan Agreement, will be) free and clear of all Liens and other adverse claims of any nature, other than (i) the right of the Originator to repurchase such Mortgage Loan Collateral pursuant to the terms of the Repurchase Agreement and/or (ii) Liens in the Mortgage Loan Collateral or proceeds in favor of the Administrative Agent for the benefit of the holders of the Obligations.

                  (f) Financial Condition. The opening pro forma balance sheet of the Borrower as at December 22, 2000, giving effect to the initial capitalization of the Borrower and the initial Borrowing to be made under this Restated Loan Agreement, a copy of which has been furnished to the Managing Agents, fairly presents the financial condition of the Borrower as at such date, in accordance with GAAP, and since December 22, 2000, there has been no material adverse change in the business, operations, property or financial or other condition of the Borrower.

                  (g) Principal Office, Etc. The principal office, chief executive office and principal place of business of the Borrower is at Englewood, Colorado.

                  (h) Ownership. PMC is the owner of all of the issued and outstanding shares of each class of stock of the Borrower.

                  (i)      UCC Financing Statements. Except as set forth on
Schedule III, no effective financing statement or other instrument similar in effect covering any Mortgage Loan, any interest therein, or the related Collateral with respect thereto is on file in any recording office except such as may be filed (x) in favor of the Originator or the Borrower in accordance with the Mortgage Loans, (y) in favor of the Borrower in connection with the Repurchase Agreement, or (z) in favor of the Administrative Agent or the holders of the Obligations in accordance with this Restated Loan Agreement or in connection with a Lien arising solely as the result of any action taken by the Lenders (or any assignee thereof) or by the Administrative Agent.

                  (j) Trade Names. The Borrower is not known by and does not use any trade name or doing-business-as name.

         5.3.     Additional Representations and Warranties of the Servicer.

                  The Servicer represents and warrants as follows:

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                  (a)      Financial Condition.

                           (i)      The Servicer has delivered to the
         Administrative Agent (x) copies of the Servicer's balance sheet, as of December 31, 2001, and the related statements of income, stockholder's equity and cash flows for the year ended on such date, audited by independent certified accountants of recognized national standing and
         (y) copies of the Servicer's unaudited balance sheet, as of June 30, 2002, and the related statements of income, stockholder's equity and cash flows for the nine months ended on such date ("Interim Statements"); and all such financial statements fairly present the financial condition of the Servicer as of their respective dates, subject, in the case of the Interim Statements, to normal year end adjustments and the results of operations of the Servicer for the periods ended on such dates and have been prepared in accordance with GAAP.

                           (ii) As of the date thereof, there are no material obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of the Servicer that are required to be reflected in the foregoing financial statements in accordance with GAAP and that are not reflected therein.

                           (iii) No change that constitutes a Material Adverse Effect has occurred in the financial condition or business of the Servicer since June 30, 2002.

                  (b) Employee Benefit Plans. (i) No Employee Plan of the Servicer or any ERISA Affiliate has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), (ii) neither the Servicer nor any ERISA Affiliate has incurred liability under ERISA to the PBGC, (iii) neither the Servicer nor any ERISA Affiliate has partially or fully withdrawn from participation in a Multiemployer Plan, (iv) no Employee Plan of the Servicer or any ERISA Affiliate has been the subject of involuntary termination proceedings, (v) neither the Servicer nor any ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), and (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred in connection with any Employee Plan of the Servicer or any ERISA Affiliate other than events for which the notice requirement is waived under applicable PBGC regulations.

                  (c) Ownership. On the date of this Restated Loan Agreement, the Performance Guarantor has beneficial ownership of 100% of the issued and outstanding shares of each class of the stock of the Servicer.

         5.4.     Survival of Representations.

                  All representations and warranties by the Borrower and the Servicer herein shall survive delivery of the Notes and the making of the Advances, and any investigation at any time made by or on behalf of the Administrative Agent or the Lenders shall not diminish the right of the Administrative Agent, the Managing Agents or the Lenders to rely thereon.

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                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  The Borrower and the Servicer shall each at all times comply with the covenants applicable to it contained in this Article VI, from the date hereof until the later of the Drawdown Termination Date and the date all of the Obligations are paid in full.

         6.1.     Financial Statements and Reports.

                  The Servicer, for so long as the Servicer is the Originator, and thereafter the Borrower, shall furnish to the Managing Agents the following, all in form and detail reasonably satisfactory to the Managing Agents:

                  (a) promptly after becoming available, and in any event within 120 days after the close of each fiscal year of each of the Servicer, the Originator and the Performance Guarantor, such Person's audited consolidated balance sheet as of the end of such fiscal year, and the related statements of income, stockholder's equity and cash flows of such Person for such year accompanied by (i) the related report of independent certified public accountants reasonably acceptable to the Managing Agents, which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred and (ii) if issued, the auditor's letter or report to management customarily given in connection with such audit;

                  (b) promptly after becoming available, and in any event within 60 days after the end of each fiscal quarter, excluding the fourth fiscal quarter, of each fiscal year of each of the Servicer, the Originator and the Performance Guarantor, the unaudited consolidated balance sheet of each of the Servicer, the Originator and the Performance Guarantor as of the end of such fiscal quarter and the related statements of income, stockholders' equity and cash flows of each of the Servicer, the Originator and the Performance Guarantor for such fiscal quarter and the period from the first day of the then current fiscal year of the Servicer, the Originator and the Performance Guarantor through the end of such fiscal quarter, certified by a Financial Officer of the Servicer and the Originator, respectively, to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments;

                  (c) promptly upon receipt thereof, a copy of each other report submitted to each of the Servicer, the Originator and the Performance Guarantor by independent accountants in connection with any annual, interim or special audit of the books of such Person;

                  (d) promptly and in any event within twenty (20) days after the request of the Administrative Agent at any time and from time to time, a certificate, executed by the president or chief financial officer of the Servicer or the Originator, setting forth all of such Person's warehouse borrowings and a description of the collateral related thereto; provided that, as long as no Event of Default has occurred and is continuing, such requests may be made no more frequently than annually;

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                  (e)      promptly and in any event within 60 days after the
end of each of the first three (3) quarters in each fiscal year of the Borrower, and within 120 days after the close of the Borrower's fiscal year, completed officer's certificates in the form of Exhibit H-1 and H-2 hereto, executed by the president or chief financial officer of each of the Servicer and the Borrower, respectively;

                  (f) promptly and in any event within 60 days after the end of each quarter (120 days in the case of the fourth quarter), a management report regarding the Originator's Mortgage Loan production for the prior quarter and year-to-date, in form and detail as reasonably required by the Administrative Agent;

                  (g) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any "reportable event" defined in Article IV of ERISA that the Borrower, the Originator or the Servicer files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor receives from the PBGC;

                  (h) immediately after becoming aware of the expiration, forfeiture, termination, or cancellation of, or default under, any Take-Out Commitment relating to any Collateral, telephone notice thereof confirmed in writing within one Business Day, together with a statement as to what action the Borrower proposes to take with respect thereto;

                  (i) promptly after becoming available, and in any event within 120 days after the close of each fiscal year of the Borrower, the Borrower's balance sheet as of the end of such fiscal year, and the related statements of income, stockholder's equity and cash flows of the Borrower for such year;

                  (j) promptly after becoming available, and in any event within 60 days after the end of each fiscal quarter, excluding the fourth fiscal quarter, of each fiscal year of the Borrower, the balance sheet of the Borrower as of the end of such fiscal quarter and the related statements of income, stockholders' equity and cash flows of the Borrower for such fiscal quarter and the period from the first day of such fiscal year through the end of such fiscal quarter, certified by the chief financial officer of the Borrower, to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments;

                  (k) promptly after the Borrower obtains knowledge thereof, notice of any "Event of Default" or "Facility Termination Date" under the Repurchase Agreement;

                  (l) promptly after receipt thereof, copies of all notices received by the Borrower from the Originator under the Repurchase Agreement;

                  (m) promptly after the Servicer obtains knowledge thereof, notice of any Servicer Default or of any condition or event that, with the giving of notice or lapse of time or both and unless cured or waived, would constitute a Servicer Default;

                  (n) such other information concerning the business, properties or financial condition of the Borrower or the Originator as the Administrative Agent or either Managing Agent may reasonably request; and

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                  (o) upon request by the Administrative Agent, or if there is an Event of Default, copies of all Take-Out Commitments (if the Take-Out Commitment is made on a confirmation or supplement to a master agreement and the master agreement has been previously delivered to the Administrative Agent, only the confirmation or supplement is required to be delivered pursuant to this clause).

         6.2.     Taxes and Other Liens.

                  The Borrower shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) that, if unpaid, might become a Lien upon any or all of its Property; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by it or on its behalf and if it shall have set up reserves therefor adequate under GAAP.

         6.3.     Maintenance.

                  The Borrower shall (i) maintain its corporate existence, rights and franchises and (ii) observe and comply with all Governmental Requirements. The Servicer shall maintain its corporate existence. The Borrower shall maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

         6.4.     Further Assurances.

                  The Borrower and the Servicer shall, each within three (3) Business Days (or, in the case of Mortgage Notes, such longer period as provided under Section 3.5 of this Restated Loan Agreement) after the request of the Administrative Agent, cure any defects in the execution and delivery of the Notes, this Restated Loan Agreement or any other Original Transaction Documents or Transaction Amendment Documents. The Borrower and the Servicer shall, each at its expense, promptly execute and deliver to the Administrative Agent, upon the Administrative Agent's reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower and the Servicer, respectively, in this Restated Loan Agreement and in the other Original Transaction Documents or Transaction Amendment Documents or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in this Restated Loan Agreement or the other Original Transaction Documents or Transaction Amendment Documents, or more fully to state the security for the obligations set out herein or in any of the other Original Transaction Documents or Transaction Amendment Documents, or to perfect, protect or preserve any Liens created (or intended to be created) pursuant to any of the other Original Transaction Documents or Transaction Amendment Documents, or to make any recordings, to file any notices, or obtain any consents.

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         6.5.     Compliance with Laws.

                  The Servicer shall comply, in all material respects, with all applicable laws, rules, regulations and orders in connection with servicing the Mortgage Assets.

         6.6.     Insurance.

                  (a) The Borrower and the Servicer shall each maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds in form and with coverage and with a company reasonably satisfactory to the Administrative Agent and with respect to such individuals or groups of individuals as the Administrative Agent may reasonably designate. Upon request of the Administrative Agent or a Managing Agent, the Borrower and the Servicer shall each furnish or cause to be furnished to the Administrative Agent and any requesting Managing Agent from time to time a summary of the insurance coverage of the Borrower and the Servicer, respectively, in form and substance reasonably satisfactory to the Administrative Agent or requesting Managing Agent and if requested shall furnish the Administrative Agent or requesting Managing Agent with copies of the applicable policies.

                  (b)      With respect to Mortgages comprising the Collateral
(i) the Servicer, for as long as the Servicer is the Originator, and thereafter the Borrower, shall use its best efforts to cause the improvements on the land covered by each Mortgage to be kept continuously insured at all times by responsible insurance companies against fire and extended coverage hazards under policies, binders, letters, or certificates of insurance, with a standard mortgagee clause in favor of the original mortgagee and its successors and assigns or, in the case of a MERS Designated Mortgage Loan, the beneficial owner of such mortgage loan, and (ii) the Servicer, for so long as the Servicer is the Originator, and thereafter the Borrower, shall use its best efforts to cause each such policy to be in an amount equal to the lesser of the maximum insurable value of the improvements or the original principal amount of the Mortgage, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders.

         6.7.     Accounts and Records.

                  The Borrower and, so long as the Servicer and the Originator are the same entity, the Servicer shall each keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with GAAP. The Borrower and the Servicer shall each maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate all records pertaining to the performance of the Borrower's obligations under the Take-Out Commitments and other agreements made with reference to any Mortgage Loans in the event of the destruction of the originals of such records) and keep and maintain all documents, books, records, computer tapes and other information reasonably necessary or advisable for the performance by the Borrower of its Obligations. The Borrower shall not enter the "loan servicing" business.

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         6.8.     Right of Inspection.

                  The Borrower and, so long as the Servicer and the Originator are the same entity, the Servicer shall each permit any officer, employee or agent of the Administrative Agent or either Managing Agent to visit and inspect any of its Properties, examine its books of record and accounts and discuss its affairs, finances and accounts with its officers, accountants and auditors, all at such times during reasonable business hours and as often as the Administrative Agent or either Managing Agent may desire upon prior notice, provided that (i) except during the continuation of an Event of Default, such inspections and examinations may be performed once annually and (ii) such inspections and examinations shall be conducted in a manner which does not interfere with the normal operations of the Borrower or the Servicer. The Borrower agrees to pay the reasonable costs of reviews and inspections performed pursuant to this Section 6.8.

         6.9.     Notice of Certain Events.

                  The Borrower and, so long as the Servicer and the Originator are the same entity (other than with respect to clause (g) hereof), the Servicer shall each promptly notify the Managing Agents upon (a) the receipt of any notice from, or the taking of any other action by, the holder of any of its promissory notes, debentures or other evidences of Indebtedness with respect to a claimed default, together with a detailed statement by a responsible officer of the Borrower or the Servicer, as the case may be, specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower or the Servicer is taking or proposes to take with respect thereto, but only if such alleged default or event of default (if it were true) would also be a Default or Event of Default under this Restated Loan Agreement; (b) the commencement of, or any determination in, any legal, judicial or regulatory proceedings that, if adversely determined, could also be a Default or Event of Default under this Restated Loan Agreement; (c) any dispute between the Borrower or the Servicer, as the case may be, and any Governmental Authority or any other Person that, if adversely determined, could have a Material Adverse Effect; (d) any material adverse change in the business, operations or financial condition of the Borrower or the Servicer, as the case may be, including, without limitation, the Borrower's or the Servicer's insolvency; (e) any event or condition known to it that, if adversely determined, would have a Material Adverse Effect; (f) the receipt of any notice from, or the taking of any other action by any Approved Investor indicating an intent not to honor, or claiming a default under a Take-Out Commitment, together with a detailed statement by a responsible officer of the Borrower specifying the notice given or other action taken by such Approved Investor and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto; (g) the receipt of any notice from, and or the taking of any action by any Governmental Authority indicating an intent to cancel the Borrower's or the Servicer's right to be either a seller or servicer of such Governmental Authority's insured or guaranteed Mortgage Loans; and (h) the receipt of any notice of any final judgment or order for payment of money applicable to the Borrower or the Servicer in excess of $1,000,000.

         6.10.    Performance of Certain Obligations.

                  The Borrower and, so long as the Servicer and the Originator are the same entity, the Servicer shall each perform and observe each of the provisions of each Mortgage Loan and Take-Out Commitment on its part to be performed or observed and will cause all things to be

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done that are necessary to have each Mortgage Loan covered by a Take-Out
Commitment comply with the requirements of such Take-Out Commitment.

         6.11.    Use of Proceeds; Margin Stock.

                  The proceeds of the Advances shall be used by the Borrower solely for the acquisition of Mortgage Loans under the Repurchase Agreement. None of such proceeds shall be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, or for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry margin stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Borrower nor any Person acting on behalf of the Borrower shall take any action in violation of Regulations U or X or shall violate Section 7 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

         6.12.    Notice of Default.

                  The Borrower shall furnish to the Managing Agents immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action that the Borrower is taking or proposes to take with respect thereto.

         6.13.    Compliance with Transaction Documents.

                  The Borrower and, so long as the Servicer and the Originator are the same entity, the Servicer shall each promptly comply with any and all covenants and provisions of this Restated Loan Agreement applicable to it, the Notes, in the case of the Borrower, and the other Transaction Documents.

         6.14.    Compliance with Material Agreements.

                  The Borrower and, so long as the Servicer and the Originator are the same entity, the Servicer shall each comply in all respects with all agreements, indentures, Mortgages or documents (including, with respect to the Borrower, the Charter) binding on it or affecting its Property or business, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

         6.15.    Operations and Properties.

                  The Borrower and, so long as the Servicer and the Originator are the same entity, the Servicer shall each act prudently and in accordance with customary industry standards in managing and operating its Property and shall continue to underwrite, hedge and sell Mortgage Loans in the same diligent manner it has applied in the past and take no greater credit or market risks than are currently being borne by it.

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         6.16.    Performance Guarantor Credit Rating.

                  If at any time any of the senior debt of the Performance Guarantor, which is publicly held, shall fail to bear a rating of at least BBB-by S&P, Ba1 by Moody's or BBB- by Fitch, the Borrower shall give the Administrative Agent and the Managing Agents written notice of such change in rating, within two Business Days of the date on which such change is announced by any of these rating agencies.

         6.17.    Take-Out Commitments.

                  The Borrower shall use its best efforts to cause the Originator to obtain, and maintain in full force and effect, Take-Out Commitments reflecting total Approved Investor obligations, as of each date of determination, with an aggregate purchase price equal to the total of the original principal balances of the Borrower's entire portfolio of Mortgage Loans issued as proceeds thereof. Each of such Take-Out Commitments shall reflect only those terms and conditions as are permitted hereunder or are acceptable to the Administrative Agent and the Managing Agents. The Borrower shall use its best efforts to cause the Originator to obtain, and maintain in full force and effect, forward purchase commitments (which may include options to sell Mortgage Loans to Approved Investors, so long as the Approved Investor is bound thereby) issued by Approved Investors and obligating such Approved Investors to purchase a portion of the Borrower's subsequently acquired Mortgage Loans.

         6.18.    Collateral Proceeds.

                  The Borrower and the Servicer shall instruct all Approved Investors to cause all payments in respect of Take-Out Commitments on Mortgage Loans to be deposited directly in the Cash and Collateral Account.

         6.19.    Environmental Compliance.

                  The Borrower and, so long as the Servicer and the Originator are the same entity, the Servicer shall each use and operate all of its facilities and properties in compliance with all environmental laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all hazardous materials in compliance with all applicable environmental laws, except where failure to so act would not reasonably be expected to have a Material Adverse Effect.

         6.20.    Closing Instructions.

                  The Borrower agrees to indemnify and hold the Lenders, the Administrative Agent and the Managing Agents harmless from and against any loss, including attorneys' fees and costs, attributable to the failure of a title insurance company, agent, Managing Agent or approved attorney to comply with the disbursement or instruction letter or letters of the Borrower, the Managing Agents or of the Administrative Agent relating to any Mortgage Loan. The Administrative Agent shall have the right to pre-approve the closing instructions of the Originator to the title insurance company, agent or attorney in any case where the Mortgage Loan to be created at settlement is intended to be warehoused by the Lenders pursuant hereto.

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         6.21.    Special Affirmative Covenants Concerning Collateral.

                  (a) The Borrower shall at all times warrant and defend the right, title and interest of the Lenders, the Collateral Agent and the Administrative Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

                  (b) The Borrower and the Servicer shall each service or cause to be serviced all Eligible Mortgage Loans in accordance with the standard requirements of the issuers of Take-Out Commitments covering the same and all applicable Fannie Mae, Freddie Mac or Ginnie Mae requirements, including without limitation taking all actions necessary to enforce the obligations of the Obligors under such Eligible Mortgage Loans. The Borrower and the Servicer shall each hold all escrow funds collected in respect of Eligible Mortgage Loans in trust, without commingling the same with any other funds, and apply the same for the purposes for which such funds were collected.

                  (c) The Borrower shall, no less than on an annual basis, review financial statements, compliance with financial parameters, Fannie Mae/Freddie Mac approvals (if applicable), and state licenses of all Persons from whom the Originator acquires Mortgage Loans.

         6.22.    Corporate Separateness.

                  (a) The Borrower covenants to take the following actions, and the Servicer covenants to use its best efforts to cause the Borrower to take the following actions: The Borrower shall at all times maintain at least one Independent Director (as such term is defined in the Charter).

                  (b) The Borrower shall not direct or participate in the management of any of the operations of the Other Companies.

                  (c) The Borrower shall allocate fairly and reasonably any overhead for shared office space. The Borrower shall have stationery and other business forms separate from that of the Other Companies.

                  (d) The Borrower shall at all times be adequately capitalized in light of its contemplated business.

                  (e) The Borrower shall at all times provide for its own operating expenses and liabilities from its own funds.

                  (f) The Borrower shall maintain its assets and transactions separately from those of the Other Companies and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies. The Borrower shall hold itself out to the public under the Borrower's own name as a legal entity separate and distinct from the Other Companies. The Borrower shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies.

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                  (g)      The Borrower shall not maintain any joint account
with any Other Company or become liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Other Company.

                  (h) The Borrower shall not grant a Lien on any of its assets to secure any obligation of any Other Company.

                  (i) The Borrower shall not make loans, advances or otherwise extend credit to any of the Other Companies.

                  (j) The Borrower shall conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence.

                  (k) The Borrower shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Companies.

                  (l) The Borrower shall not engage in any transaction with any of the Other Companies, except as permitted by this Restated Loan Agreement or the Charter and as contemplated by the Repurchase Agreement.

                  (m) The Borrower will limit its activities to those specified in the Charter and has no Subsidiaries.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

                  The Borrower and the Servicer shall each at all times comply with the covenants applicable to it contained in this Article VII, from the date hereof until the later of the Drawdown Termination Date and the date all of the Obligations are paid in full:

         7.1.     Limitations on Mergers and Acquisitions.

                  (a) The Servicer (so long as the Servicer and the Originator are the same entity) shall not (i) merge or consolidate with or into any corporation unless the Servicer is the surviving entity of any such merger or consolidation or (ii) liquidate or dissolve.

                  (b) The Borrower will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Restated Loan Agreement and the Repurchase Agreement.

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         7.2.     Fiscal Year.

                  Neither the Borrower nor, so long as the Servicer and the Originator are the same entity, the Servicer shall change its fiscal year other than to conform with changes that may be made to the Performance Guarantor's fiscal year and then only after notice to the Managing Agents and after whatever amendments are made to this Restated Loan Agreement as may be required by the Managing Agents, in order that the reporting criteria for the financial covenants contained in Articles VI and VII remain substantially unchanged.

         7.3.     Business.

                  The Borrower will not engage in any business other than as set forth in Article V of the Charter.

         7.4.     Use of Proceeds.

                  The Borrower shall not permit the proceeds of the Advances to be used for any purpose other than those permitted by Section 6.11 hereof. The Borrower shall not, directly or indirectly, use any of the proceeds of the Advances for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock" or of maintaining, reducing or retiring any Indebtedness originally incurred to purchase a stock that is currently any "margin stock," or for any other purpose that might constitute this transaction a "purpose credit," in each case within the meaning of Regulation U, or otherwise take or permit to be taken any action that would involve a violation of such Regulation U or of Regulation T or Regulation Z (12 C.F.R. 224, as amended) or any other regulation promulgated by the Federal Reserve Board.

         7.5.     Actions with Respect to Collateral.

                  Neither the Borrower nor the Servicer shall:

                  (a) Compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged Property in full or partial satisfaction of any Mortgage debt or release any Mortgage securing or underlying any Mortgage Collateral, except as permitted by the related Approved Investor or as contemplated in the servicing guidelines distributed thereby;

                  (b) Agree to the amendment or termination of any Take-Out Commitment in which the Administrative Agent has a security interest or to substitution of a Take-Out Commitment for a Take-Out Commitment in which the Administrative Agent has a security interest hereunder, if such amendment, termination or substitution may reasonably be expected (as determined by the Collateral Agent or the Administrative Agent in either of their sole discretion) to have a Material Adverse Effect or to result in a Default or Event of Default;

                  (c) Transfer, sell, assign or deliver any Mortgage Loan Collateral pledged to the Administrative Agent to any Person other than the Administrative Agent, except pursuant to a Take-Out Commitment or pursuant to either Section 3.3 or Section 3.4;

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                  (d)      Grant, create, incur, permit or suffer to exist any
Lien upon any Mortgage Loan Collateral except for (i) Liens granted to the Administrative Agent to secure the Notes and Obligations and (ii) any rights created by the Repurchase Agreement; or

                  (e) With respect to any Mortgage Loans constituting Collateral, permit the payment instructions relating to a Take-Out Commitment to provide for payment to any Person except directly to the Cash and Collateral Account.

         7.6.     Liens.

                  The Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Mortgage Asset, or upon or with respect to any account to which any Collections of any Mortgage Asset are sent, or assign any right to receive income in respect thereof except as contemplated hereby.

         7.7.     Employee Benefit Plans.

                  Neither the Borrower nor, so long as the Servicer and the Originator are the same entity, the Servicer may permit any of the events or circumstances described in Section 5.3(b) to exist or occur.

         7.8.     Change of Principal Office or Jurisdiction.

                  The Borrower shall not move its principal office, executive office or principal place of business from the address set forth in Section 5.2(g) without 30-days' prior written notice to the Administrative Agent and the Managing Agents. The Borrower shall not change its place of organization or add a new jurisdiction of organization without 30 days' prior written notice to the Administrative Agent.

         7.9.     No Commercial, A&D, Etc. Loans.

                  The Borrower shall not make or acquire any direct outright ownership interest, participation interest or other creditor's interest in any commercial real estate loan, acquisition and/or development loan, unimproved real estate loan, personal property loan, oil and gas loan, commercial loan, wrap-around real estate loan, unsecured loan, acquisition, development or construction loan.

         7.10.    Maximum Leverage.

                  If the Servicer is the Originator, the Servicer shall never permit its Adjusted Liabilities to exceed 15 times its Adjusted Net Worth.

         7.11.    Indebtedness.

                  The Borrower will not incur any Indebtedness, other than any Indebtedness incurred pursuant to this Restated Loan Agreement or the Repurchase Agreement or permitted to be incurred pursuant to the Charter.

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         7.12.    Deposits to Collection Account.

                  Neither the Borrower nor the Servicer shall deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, cash or cash proceeds other than Collateral Proceeds.

         7.13.    Transaction Documents.

                  The Borrower will not amend, waive, terminate or modify any provision of any Transaction Document to which it is a party (provided that the Borrower may extend the "Facility Termination Date" or waive the occurrence of any "Event of Default" under the Repurchase Agreement) without, in each case, the prior written consent of the Managing Agents. The Borrower will perform all of its obligations under each Transaction Document to which it is a party and will enforce each Transaction Document to which it is a party in accordance with its terms in all respects.

         7.14.    Distributions, Etc.

                  The Borrower will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any equity ownership interests of the Borrower, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any equity ownership interests of the Borrower or any warrants, rights or options to acquire any such interests, now or hereafter outstanding; provided, however, that the Borrower may declare and pay cash distributions on its equity ownership interests to its members so long as (a) no Event of Default shall then exist or would occur as a result thereof, (b) such distributions are in compliance with all applicable law including the corporate law of the state of Borrower's organization, and (c) such distributions have been approved by all necessary and appropriate action of the Borrower.

         7.15.    Charter.

                  The Borrower will not amend or delete (a) Articles V through XX or (b) the definition of "Independent Director" set forth in the Charter. The Borrower will perform all of its obligations under the Charter.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.1.     Nature of Event.

                  An "Event of Default" shall exist if any one or more of the following occurs:

                  (a) the Borrower fails (i) to make any payment of principal of or interest on any of the Notes when due, or (ii) to make any payment, five (5) Business Days after written notice thereof, of any fee, expense or other amount due hereunder, under the Notes or under any other Transaction Document or, so long as the Servicer and the Originator are the same entity,

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the Servicer fails to make any payment or deposit to be made by it under this Restated Loan Agreement by the third Business Day after the date such payment is due; or

                  (b) the Borrower, the Originator or, so long as the Servicer and the Originator are the same entity, the Servicer fails to keep or perform any covenant or agreement contained in this Restated Loan Agreement (other than as referred to in Section 8.1(a) and such failure continues unremedied beyond the expiration of any applicable grace or notice period that may be expressly provided for in such covenant or agreement (or, if no grace or notice period is provided for thirty days after written notice thereof); or

                  (c) the Borrower, the Originator, the Servicer (so long as the Servicer and the Originator are the same entity) or the Performance Guarantor defaults in the due observance or performance of any of the covenants or agreements contained in any Transaction Document other than this Restated Loan Agreement, and (unless such default otherwise constitutes a Default or an Event of Default pursuant to other provisions of this Section 8.1) such default continues unremedied for five (5) calendar days after notice thereof beyond the expiration of any applicable grace or notice period that may be expressly provided for in such Transaction Document (or, if no grace or notice is provided, for thirty days after written notice thereof); or

                  (d) any statement, warranty or representation by or on behalf of the Borrower, the Originator, the Servicer (so long as the Servicer and the Originator are the same entity) or the Performance Guarantor contained in this Restated Loan Agreement, the Notes or any other Transaction Document or any Borrowing Request, officer's certificate or other writing furnished in connection with this Restated Loan Agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made; or

                  (e) (i) the Borrower, the Originator, the Servicer (so long as the Servicer and the Originator are the same entity) or the Performance Guarantor fails to make when due or within any applicable grace period any payment on any other Indebtedness with an unpaid principal balance of over $1,000,000.00 ($10,000,000.00 in the case of the Performance Guarantor); or (ii) any event or condition occurs under any provision contained in any such obligation or any agreement securing or relating to such obligation (or any other breach or default under such obligation or agreement occurs) if the effect thereof is to cause or permit with the giving of notice or lapse of time or both the holder or trustee of such obligation to cause such obligation to become due prior to its stated maturity; or (iii) any such obligation becomes due (other than by regularly scheduled payments) prior to its stated maturity; or (iv) any of the foregoing occurs with respect to any one or more items of Indebtedness of the Borrower, the Originator, the Servicer (so long as the Servicer and the Originator are the same entity) or the Performance Guarantor with unpaid principal balances exceeding, in the aggregate, $1,000,000.00 ($10,000,000.00 in the case of the Performance Guarantor); or

                  (f) the Borrower, the Originator, the Servicer (so long as the Servicer and the Originator are the same entity) or the Performance Guarantor generally shall not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or

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                  (g)      the Borrower, the Originator, the Servicer (so long
as the Servicer and the Originator are the same entity) or the Performance Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of it or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, (iii) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Laws, (iv) file an answer admitting the allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (v) take action for the purpose of effecting any of the foregoing; or

                  (h) an involuntary petition or complaint shall be filed against the Borrower, the Originator, the Servicer (so long as the Servicer and the Originator are the same entity) or the Performance Guarantor seeking bankruptcy or reorganization of the Borrower, the Originator, the Servicer or the Performance Guarantor or the appointment of a receiver, custodian, trustee, intervenor or liquidator of the Borrower, the Originator, the Servicer or the Performance Guarantor, or all or substantially all of the assets of either the Borrower, the Originator, the Servicer or the Performance Guarantor, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or, decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of the Borrower, the Originator, the Servicer (so long as the Servicer and the Originator are the same entity) or the Performance Guarantor or appointing a receiver, custodian, trustee, intervenor or liquidator of the Borrower, the Originator, the Servicer or the Performance Guarantor, or of all or substantially all of assets of the Borrower, the Originator, the Servicer or the Performance Guarantor; or

                  (i) the Borrower, the Originator, the Servicer (so long as the Servicer and the Originator are the same entity) or the Performance Guarantor shall fail within 30 days to pay, bond or otherwise discharge any final judgment or order for payment of money in excess of $1,000,000.00; or the Borrower, the Originator or, so long as the Servicer and the Originator are the same entity, the Servicer shall fail within 30 days to pay, bond or otherwise discharge final judgments or orders for payment of money which exceed in the aggregate $1,000,000.00 ($10,000,000.00 with respect to the Performance Guarantor); or the Borrower, the Originator, the Servicer (so long as the Servicer and the Originator are the same entity) or the Performance Guarantor shall fail within 30 days to timely appeal or pay, bond or otherwise discharge any judgments or orders for payment of money which exceed, in the aggregate, $1,000,000.00 ($10,000,000.00 with respect to the Performance Guarantor) and which the Borrower, the Originator, the Servicer or the Performance Guarantor may appeal; or

                  (j) any Person shall levy on, seize or attach all or any material portion of the assets of the Borrower, the Originator, the Servicer (so long as the Servicer and the Originator are the same entity) or the Performance Guarantor and within thirty (30) days thereafter the Borrower, the Originator, the Servicer or the Performance Guarantor shall not have dissolved such levy or attachment, as the case may be, and, if applicable, regained possession of such seized assets; or

                  (k) if an event or condition specified in Section 5.3(b) shall occur or exist; or

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                  (l)      the Borrower, the Originator or the Servicer (so long
as the Servicer and the Originator are the same entity) becomes ineligible to originate, sell or service Mortgage Loans to Fannie Mae, Freddie Mac or Ginnie Mae, or Fannie Mae, Freddie Mac or Ginnie Mae shall impose any sanctions upon or terminate or revoke any rights of the Borrower, the Servicer (so long as the Servicer and the Originator are the same entity) or the Originator; or

                  (m) if (x) any Governmental Authority cancels the Originator's right to be either a seller or servicer of such Governmental Authority's insured or guaranteed Mortgage Loans or mortgage-backed securities,
(y) any Approved Investor cancels for cause any servicing or underwriting agreement between the Borrower or the Originator and such Approved Investor or
(z) the Originator receives notice from a Governmental Authority that such Governmental Authority intends to revoke the Originator's right to be a seller or servicer of such Governmental Authority's insured or guaranteed Mortgage Loans or mortgaged-backed securities and such notice is not withdrawn within 30 days of the receipt thereof; or

                  (n) failure of the Borrower or the Originator to correct an imbalance in any escrow account established with Borrower or the Originator as either an originator, purchaser or servicer of Mortgage Loans, which imbalance may have a Material Adverse Effect, within two (2) Business Days after demand by any beneficiary of such account or by the Administrative Agent; or

                  (o) failure of the Originator to meet, at all times, the minimum net worth requirements of Fannie Mae, Freddie Mac or Ginnie Mae as an originator, seller or servicer; or

                  (p) any provision of this Restated Loan Agreement, the Notes or any other Transaction Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part; or the validity or enforceability of any such document shall be challenged or denied; or

                  (q) a "change in control," with respect to the ownership of the Performance Guarantor shall have occurred (and as used in this subparagraph, the term "change in control" shall mean an acquisition by any Person, partnership or group, as defined under the Securities Exchange Act of 1934, as amended, of a direct or indirect beneficial ownership of 30% or more of the then-outstanding voting stock of the Performance Guarantor); or the Performance Guarantor shall cease at any time to own, directly or indirectly, at least 75% of each class of the outstanding capital stock of the Originator; or

                  (r) the total Collateral Value of all Eligible Mortgage Collateral shall be less than the Principal Debt at any time, and the Borrower shall fail either to provide additional Eligible Mortgage Collateral with a sufficient Collateral Value, or to pay Principal Debt, in an amount sufficient to correct the deficiency within one Business Day after such failure; or

                  (s) if, as a result of the Borrower's failure to obtain and deliver to the Collateral Agent, Principal Mortgage Documents as required by
Section 2.3(c), the Administrative Agent shall determine that the continuation of such condition may have a Material Adverse Effect on the Borrower or the Lenders; or

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                  (t)      there shall have occurred any event that adversely
affects the enforceability or collectability of any significant portion of the Mortgage Loans or the Take-Out Commitments (provided that to the extent such event gives rise to an obligation by the Originator to repurchase such Mortgage Loans pursuant to the Repurchase Agreement and the Originator does so repurchase in accordance with the provisions of the Repurchase Agreement, no Event of Default shall occur under this Section 8.1(t) or there shall have occurred any other event that adversely affects the ability of the Borrower, the Servicer or the Collateral Agent to collect a significant portion of Mortgage Loans or Take-Out Commitments or the ability of the Borrower or, so long as the Servicer and the Originator are the same entity, the Servicer to perform hereunder or a Material Adverse Effect has occurred in the financial condition or business of the Borrower since inception or, so long as the Servicer and the Originator are the same entity, the Servicer since December 31, 2001; or

                  (u) (i) any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Borrower to the Lenders, the Administrative Agent and the Managing Agents prior to the date of execution and delivery of this Restated Loan Agreement is pending against the Borrower or any Affiliate thereof, or (ii) any development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of either clause (i) and/or (ii), in the good faith opinion of the Administrative Agent, is likely to materially adversely affect the financial position or business of the Borrower, the Originator, the Servicer or the Performance Guarantor or materially impair the ability of the Borrower, the Originator, the Servicer or the Performance Guarantor to perform its obligations under this Restated Loan Agreement or any other Transaction Document; or

                  (v) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of the Borrower or the Originator and such lien shall not have been released within 30 days and, with respect to the Originator only, such lien is in an amount exceeding $500,000, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, the Originator or the Performance Guarantor and as to the Originator or the Performance Guarantor only, such lien is or will be in an amount exceeding $500,000; or

                  (w) as at the end of any Collection Period, the Default Ratio shall exceed 1%; or

                  (x) a successor Collateral Agent shall not have been appointed and accepted such appointment within 180 days after the retiring Collateral Agent shall have given notice of resignation pursuant to Section 4.4 of the Collateral Agreement; or

                  (y) a "Default" or an "Event of Default" shall occur under the Repurchase Agreement, or the Repurchase Agreement shall cease to be in full force and effect; or

                  (z) all of the outstanding equity ownership interests of the Borrower shall cease to be owned, directly or indirectly, by Pulte; or

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                  (aa)     the Borrower shall cease or otherwise fail to have a
good and valid title to (or, to the extent that Article 9 of the UCC is applicable to the Borrower's acquisition thereof, a valid perfected security interest in) a significant portion of the Collateral (other than Collateral released in accordance with Section 3.3 or the Security Instruments shall for any reason (other than pursuant to the terms hereof) fail or cease to create a valid and perfected first priority security interest in the Mortgage Loans and the other Collateral for the benefit of the holders of the Obligations; or

                  (bb) the Originator's Net Worth shall be less than $10,000,000; or

                  (cc) as at the end of any Collection Period the amount of the Excess Spread is not positive; or

                  (dd) as of the Settlement Date following any withdrawal from the Reserve Account pursuant to Section 2.8(e)(i) (after giving effect to any deposit to the Reserve Account pursuant to Section 2.7(c)(iii)(D) on such Settlement Date) the amount on deposit in the Reserve Account shall be less than the Required Reserve Account Amount and such deficiency is not funded within one Business Day; or

                  (ee) any of Moody's, S&P or Fitch shall rate any publicly traded investment securities evidencing senior unsecured debt of the Performance Guarantor at less than Ba1, BBB-or BBB-, respectively.

         8.2.     Default Remedies.

                  (a) Upon the occurrence and continuation of an Event of Default under Sections 8.1(f), (g) or (h) of this Restated Loan Agreement, the entire unpaid balance of the Obligations shall automatically become due and payable, the Drawdown Termination Date shall immediately occur and the Maximum Facility Amount and Seasonal Facility Amount shall immediately terminate, all without any notice or action of any kind whatsoever.

                  (b) Upon the occurrence and continuation of an Event of Default under Sections 8.1(q), (u), (y), (cc) or (dd) of this Restated Loan Agreement, the Administrative Agent may declare the Drawdown Termination Date to have occurred and terminate the Maximum Facility Amount and the Seasonal Facility Amount.

                  (c) Upon the occurrence and continuation of an Event of Default under any provision of Section 8.1 other than those set forth in Sections 8.2(a) and (b), or if any Event of Default set forth in Section 8.2(b) shall have continued for 90 days or more, the Administrative Agent may do any one or both of the following: (i) declare the entire unpaid balance of the Obligations immediately due and payable, whereupon it shall be due and payable; and (ii) declare the Drawdown Termination Date and the Seasonal Facility Termination Date to have occurred and terminate the Maximum Facility Amount and the Seasonal Facility Amount.

                  (d) Upon the occurrence of an Event of Default under any provision of Section 8.1 and the acceleration of the unpaid balance of the Obligations pursuant to Section 8.2(a) or (c), the Administrative Agent may (and shall at the direction of the Majority Banks) do any one or more of the following: (i) reduce any claim to judgment; (ii) exercise the

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rights of offset or banker's Lien against the interest of the Borrower in and to every account and other Property of the Borrower that are in the possession of the Lenders, the Managing Agents, the Collateral Agent or the Administrative Agent to the extent of the full amount of the Obligations (the Borrower being deemed directly obligated to the Lenders and the Administrative Agent in the full amount of the Obligations for such purposes); (iii) foreclose or direct the Collateral Agent to foreclose any or all Liens or otherwise realize upon any and all of the rights the Administrative Agent may have in and to the Collateral, or any part thereof; and (iv) exercise any and all other legal or equitable rights afforded by the Transaction Documents, applicable Governmental Requirements, or otherwise, including, but not limited to, the right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Transaction Documents or in aid of the exercise of any right granted to the Lenders, the Managing Agents or the Administrative Agent in any of the Transaction Documents.

                  (e) Notwithstanding anything to the contrary herein, the Obligations of the Borrower under this Restated Loan Agreement shall be recourse solely to the Mortgage Assets, and the Borrower shall have no obligation in respect of any deficiencies.

         8.3.     Paydowns.

                  Immediately upon the occurrence of an Event of Default, and without any requirement for notice or demand (including, without limitation, any notice or demand otherwise required under Section 8.1), the Borrower shall (a) make a payment to the Administrative Agent equal to the Collateral Deficiency and (b) deliver to the Collateral Agent additional Take-Out Commitments in an amount equal to unrepaid Advances that have been made against any Uncovered Mortgage Loans. Take-Out Commitments for Conforming Loans that are delivered pursuant to clause (b), above, in addition to conforming with all other criteria of this Restated Loan Agreement, shall also substantially conform to the interest rates and "terms to maturity" for all Uncovered Mortgage Loans. This is a special, and not an exclusive, right or remedy, and any demand for performance under this Section 8.3 shall not waive or affect the Lenders' or the Administrative Agent's rights to enforce any security interest in the Collateral, collect a deficiency or to pursue damages or any other remedy, as herein provided or as permitted at law or in equity, until all Obligations have been fully paid and performed.

         8.4.     Waivers of Notice, Etc.

                  Except as otherwise provided in this Restated Loan Agreement, the Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sum or sums of money that may become due and payable, or the performance or any undertaking that may be owed, to the Lenders, the Managing Agents or the Administrative Agent pursuant to this Restated Loan Agreement, the Notes, or the other Transaction Documents, including the Obligations, jointly and severally waive demand for payment, presentment, protest, notice of protest and nonpayment or other notice of default, notice of acceleration and notice of intention to accelerate, and agree that its or their liability under this Restated Loan Agreement, the Notes or other Transaction Documents shall not be affected by any renewal or extension of the time or place of payment or performance hereof, or any indulgences by the Lenders, the Managing Agents or the Administrative Agent, or by any release or change in any security for the payment

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of the Obligations, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

         9.1.     Authorization.

                  Each Lender has appointed the Administrative Agent as its agent to take such action as agent on its behalf and to exercise such powers under this Restated Loan Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Restated Loan Agreement (including, without limitation, enforcement of this Restated Loan Agreement), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Restated Loan Agreement or applicable law.

         9.2.     Reliance by Administrative Agent.

                  Notwithstanding anything to the contrary in this Restated Loan Agreement or any other Transaction Document, neither the Administrative Agent nor any of its directors, officers, agents, representatives, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them (in their capacity as or on behalf of the Administrative Agent) under or in connection with this Restated Loan Agreement or the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of the Notes as the holder thereof; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it or the Borrower and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or Managing Agent and shall not be responsible to any Lender or Managing Agent for any statements, warranties or representations made in or in connection with this Restated Loan Agreement or the other Transaction Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Restated Loan Agreement on the part of the Borrower or to inspect the Property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender or Managing Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Restated Loan Agreement or any other instrument or document furnished pursuant hereto or the enforceability or perfection or priority of any Collateral; and (f) shall incur no liability under or in respect of this Restated Loan Agreement or any other Transaction Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by

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telegram, cable or telex) believed by the Administrative Agent to be genuine and signed or sent by the proper Person or party.

         9.3.     Administrative Agent and Affiliates.

                  With respect to any Advance made by CL New York, CL New York shall have the same rights and powers under this Restated Loan Agreement as would any Lender and may exercise the same as though it were not the Administrative Agent. CL New York and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, the Managing Agents, any of the Borrower's Affiliates and any Person who may do business with or own securities of the Borrower, the Managing Agents or any such Affiliate, all as if CL New York were not the Administrative Agent and without any duty to account therefor to the Lenders. If CL New York is removed as Administrative Agent, such removal will not affect CL New York's rights and interests as a Lender.

         9.4.     Lender Decision.

                  Each Lender (including each Lender that becomes a party hereto by assignment) acknowledges that it has, independently and without reliance on the Administrative Agent, any of its Affiliates or any other Lender and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Restated Loan Agreement. Each Lender also acknowledges that it will, independently and without reliance on the Administrative Agent, any of its Affiliates or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Restated Loan Agreement.

         9.5.     Rights of the Administrative Agent.

                  Each right and remedy expressly provided by this Restated Loan Agreement as being available to the Administrative Agent shall be exercised by the Administrative Agent only at the direction of the Majority Banks.

         9.6.     Indemnification of Administrative Agent.

                  Each Bank agrees to indemnify the Administrative Agent (to the extent not reimbursed by or on behalf of the Borrower), ratably according to the respective principal amounts held by it (or if no Advances are then outstanding, each Bank shall indemnify the Administrative Agent ratably according to the amount of its Bank Commitment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Restated Loan Agreement or the other Transaction Documents or any action taken or omitted by the Administrative Agent under this Restated Loan Agreement or the other Transaction Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

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         9.7.     UCC Filings.

                  The Lenders and the Borrower expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings made hereunder in order to perfect the security interest in the Collateral granted by the Borrower for the benefit of the holders of the Obligations and that such listing is for administrative convenience only in creating a record-holder or nominee to take certain actions hereunder on behalf of the holders of the Obligations.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1.    Indemnities by the Borrower.

                  (a) General Indemnity. Without limiting any other rights that any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each of the Lenders, each Managing Agent, the agents, any Affected Party, their respective successors, transferees, participants and assigns and all affiliates, officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to this Restated Loan Agreement or the exercise or performance of any of its or their powers or duties, in respect of any Mortgage Loan or Take-Out Commitment, or related in any way to its or their possession of, or dealings with, the Collateral, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (ii) internal costs and expenses incurred in the ordinary course of business and (iii) income taxes.

         10.2.    Contribution.

                  If for any reason the indemnification provided above in this
Section 10.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   ARTICLE XI

                 ADMINISTRATION AND COLLECTION OF MORTGAGE LOANS

         11.1.    Designation of Servicer.

                  The servicing, administration and collection of the Mortgage Assets shall be conducted by the Servicer so designated hereunder from time to time. Until the Administrative

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Agent gives notice to the Borrower and the Originator of the designation of a new Servicer, the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Administrative Agent may at any time following the occurrence of a Servicer Default designate as Servicer any Person (including itself) to succeed the Originator or any successor Servicer, if such Person shall consent and agree to the terms hereof. The Servicer may, with the prior consent of the Administrative Agent, subcontract with any other Person for the servicing, administration or collection of the Mortgage Assets. Any such subcontract shall not affect the Servicer's liability for performance of its duties and obligations pursuant to the terms hereof.

         11.2.    Duties of Servicer.

                  (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Mortgage Asset from time to time, all in accordance with applicable laws, rules and regulations, with care and diligence, and in accordance with the servicing guide issued by the Governmental Authority applicable to such Mortgage Asset or, in the case of Non-Conforming Loans, the servicing criteria specified by the Approved Investor that has issued a Take-Out Commitment with respect thereto. The Borrower and the Administrative Agent hereby appoint the Servicer, from time to time designated pursuant to Section 11.1, as agent for themselves and for the Lenders to enforce their respective rights and interests in the Mortgage Assets and the Collections thereof. In performing its duties as Servicer, the Servicer shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Mortgage Loans and shall act in the best interests of the Borrower and the Lenders.

                  (b) The Servicer shall administer the Collections in accordance with the procedures described in Section 2.7 and shall service the Collateral in accordance with Section 7.7.

                  (c) The Servicer shall hold in trust for the Borrower and the Lenders, in accordance with their respective interests, all books and records (including, without limitation, computer tapes or disks) that relate to the Mortgage Assets.

                  (d) The Servicer shall, as soon as practicable following receipt, turn over to the Borrower or the Originator, as appropriate, any cash collections or other cash proceeds received with respect to Property not constituting Mortgage Assets.

                  (e) The Servicer shall, from time to time at the request of the Administrative Agent, furnish to the Administrative Agent (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Section 2.7(c).

                  (f) The Servicer shall perform the duties and obligations of the Servicer set forth in the Collateral Agency Agreement and the other Security Instruments.

         11.3.    Certain Rights of the Administrative Agent.

                  At any time following the designation of a Servicer other than the Originator pursuant to Section 11.1 or following an Event of Default:

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                  (a)      The Administrative Agent may direct the Obligors that
all payments thereunder be made directly to the Administrative Agent or its designee.

                  (b) At the Administrative Agent's request and at the Borrower's expense, the Borrower shall notify each Obligor of the Lien on the Mortgage Assets and direct that payments be made directly to the Administrative Agent or its designee.

                  (c) At the Administrative Agent's request and at the Borrower's expense, the Borrower and the Servicer shall (i) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Mortgage Assets and Collections and Collateral, or that are otherwise necessary or desirable to collect the Mortgage Assets, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

                  (d) The Borrower authorizes the Administrative Agent to take any and all steps in the Borrower's name and on behalf of the Borrower that are necessary or desirable, in the determination of the Administrative Agent, to collect amounts due under the Mortgage Assets, including, without limitation, endorsing the Borrower's name on checks and other instruments representing Collections and enforcing the Mortgage Assets and the other Collateral.

         11.4.    Rights and Remedies.

                  (a) If the Servicer fails to perform any of its obligations under this Restated Loan Agreement, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Administrative Agent's costs and expenses incurred in connection therewith shall be payable by the Servicer.

                  (b) The Borrower and the Originator shall perform their respective obligations under the Mortgage Loans to the same extent as if such Mortgage Loans had not been sold by the Originator and the exercise by the Administrative Agent on behalf of the Lenders of their rights under this Restated Loan Agreement shall not release the Servicer or the Borrower from any of their duties or obligations with respect to any Mortgage Loans. Neither the Administrative Agent, nor the Lenders shall have any obligation or liability with respect to any Mortgage Loans, nor shall any of them be obligated to perform the obligations of the Borrower thereunder.

                  (c) In the event of any conflict between the provisions of this Article XI of this Restated Loan Agreement and Article VI of the Repurchase Agreement, the provisions of this Restated Loan Agreement shall control.

         11.5.    Indemnities by the Servicer.

                  Without limiting any other rights that the Administrative Agent, any Lender or Managing Agent or any of their respective Affiliates (each, a "Special Indemnified Party") may have hereunder or under applicable law, and in consideration of its appointment as Servicer, the

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Servicer hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including attorneys' fees) (all of the foregoing being collectively referred to as "Special Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, (x) Special Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Special Indemnified Party,
(y) recourse for Mortgage Assets that are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or (z) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Restated Loan Agreement or the Borrowings hereunder):

                  (a) any representation or warranty or statement made or deemed made by the Servicer under or in connection with this Restated Loan Agreement that shall have been incorrect in any respect when made;

                  (b) the failure by the Servicer to comply in any material respect with any applicable law, rule or regulation with respect to any Mortgage Asset or the failure of any Mortgage Loan to conform to any such applicable law, rule or regulation;

                  (c) the failure to have filed, or any delay in filing, financing statements, Mortgages or assignments of Mortgages under the applicable laws of any applicable jurisdiction with respect to any Mortgage Assets and the other Collateral and Collections in respect thereof, whether at the time of any purchase under the Repurchase Agreement or at any subsequent time;

                  (d) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of this Restated Loan Agreement;

                  (e) the commingling of Collections at any time by the Servicer with other funds;

                  (f) any action or omission by the Servicer reducing or impairing the rights of the Administrative Agent or the Lenders with respect to any Mortgage Asset or the value of any Mortgage Asset;

                  (g) any Servicer Fees or other costs and expenses payable to any replacement Servicer, to the extent in excess of the Servicer Fees payable to the Servicer hereunder; or

                  (h) any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Servicer or its Affiliates in servicing, administering or collecting any Mortgage Asset.

                                   ARTICLE XII

                               THE MANAGING AGENTS

         12.1.    Authorization.

                  The CL New York Group has appointed CL New York as its Managing Agent to take such action as agent on its behalf and to exercise such powers under this Restated Loan

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Agreement as are delegated to such Managing Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Bank One Group has appointed Bank One as its Managing Agent to take such action as agent on its behalf and to exercise such powers under this Restated Loan Agreement as are delegated to such Managing Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Restated Loan Agreement (including, without limitation, enforcement of this Restated Loan Agreement), each Managing Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of its Majority Group Banks, and such instructions shall be binding upon all Lenders in its Group; provided, however, that such Managing Agent shall not be required to take any action which exposes such Managing Agent to personal liability or which is contrary to this Restated Loan Agreement or applicable law.

         12.2.    Reliance by Agent.

                  Notwithstanding anything to the contrary in this Restated Loan Agreement or any other Transaction Document, neither of the Managing Agents nor any of their respective directors, officers, agents, representatives, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them (in their capacity as or on behalf of such Managing Agent) under or in connection with this Restated Loan Agreement or the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Managing
Agent: (a) may treat the payee of the Notes as the holder thereof; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it or any such party and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or to the other Managing Agents and shall not be responsible to any Lender or to the other Managing Agents for any statements, warranties or representations made in or in connection with this Restated Loan Agreement or the other Transaction Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Restated Loan Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender or to the other Managing Agents for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Restated Loan Agreement or any other instrument or document furnished pursuant hereto or the enforceability or perfection or priority of any Collateral; and (f) shall incur no liability under or in respect of this Restated Loan Agreement or any other Transaction Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by such Managing Agent to be genuine and signed or sent by the proper Person or party.

         12.3.    Agent and Affiliates.

                  With respect to any Advance made by a Managing Agent, such Managing Agent shall have the same rights and powers under this Restated Loan Agreement as would any Lender and may exercise the same as though it were not a Managing Agent. The Managing Agents and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of the

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Borrower's respective Affiliates and any Person who may do business with the
Borrower or any such Affiliates or own the Borrower's securities or those of any such Affiliate, all as if no such Managing Agent were a Managing Agent and without any duty to account therefor to the Lenders. If any Managing Agent is removed as a Managing Agent, such removal will not affect the rights and interests of such Managing Agent as a Lender.

         12.4.    Notices.

                  Each Managing Agent shall give each Lender in its Group prompt notice of each written notice received by it from the Borrower pursuant to the terms of this Restated Loan Agreement.

         12.5.    Lender Decision.

                  Each Lender (including each Lender that becomes a party hereto by assignment) acknowledges that it has, independently and without reliance on any Managing Agent, any Managing Agent's Affiliates or any other Lender and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Restated Loan Agreement. Each Lender also acknowledges that it will, independently and without reliance on any Managing Agent, any Managing Agent's Affiliates or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Restated Loan Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1.    Notices.

                  Any notice or request required or permitted to be given under or in connection with this Restated Loan Agreement, the Notes or the other Transaction Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. With the exception of certain administrative and collateral reports that may be directed to specific departments of the Administrative Agent, all such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

                  Borrower:         PULTE FUNDING, INC.
                                    7475 South Joliet Street
                                    Englewood, Colorado 80112
                                    Telephone: (303) 740-3386
                                    Facsimile: (303) 741-2946
                                    Attention: Dave Bruining

                                    with copies of any notices of Event of
                                    Default to:

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                                    Norman H. Beitner
                                    Honigman Miller Schwartz and Cohn LLP
                                    2290 First National Building
                                    660 Woodward Avenue
                                    Detroit, Michigan 48226
                                    Telephone: (313) 465-7320
                                    Facsimile: (313) 465-7321

                  Issuers:          ATLANTIC ASSET SECURITIZATION CORP.
                                    c/o Lord Securities Corporation
                                    45 Broadway, 19th Floor
                                    New York, New York 10006
                                    Attention: Dwight Jenkins, Vice President

                                    With a copy to the Administrative Agent
                                    (except in the case   of notice from the
                                    Administrative Agent).

                                    JUPITER SECURITIZATION CORPORATION
                                    c/o Bank One, NA (Main Office Chicago)
                                    Asset-Backed Finance Division
                                    1 Bank One Plaza
                                    Chicago, Illinois  60670
                                    Facsimile: (312) 732-1844

                  Banks:            CREDIT LYONNAIS NEW YORK BRANCH
                                    Credit Lyonnais Building
                                    1301 Avenue of the Americas
                                    New York, New York 10019
                                    Facsimile: (212) 459-3258
                                    Attention: Structured Finance

                                    LLOYDS TSB BANK PLC
                                    1251 Avenue of the Americas
                                    39th Floor
                                    New York, New York 10017
                                    Telephone No.: (212) 930-5000
                                    Facsimile: (212) 930-5098
                                    Attention: Michelle White

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                                    BANK ONE, NA (MAIN OFFICE CHICAGO)
                                    c/o Bank One, NA (Main Office Chicago)
                                    Asset-Backed Finance Division
                                    1 Bank One Plaza
                                    Chicago, Illinois 60670
                                    Telephone No.: (312) 732-2722
                                    Facsimile: (312) 732-1844

                  Seasonal Issuer:  JUPITER SECURITIZATION CORPORATION
                                    c/o Bank One, NA (Main Office Chicago)
                                    Asset-Backed Finance Division
                                    1 Bank One Plaza
                                    Chicago, Illinois  60670
                                    Telephone No.: (212) 732-2722
                                    Facsimile: (312) 732-1844

                  Seasonal Bank:    BANK ONE, NA (MAIN OFFICE CHICAGO)
                                    c/o Bank One, NA (Main Office Chicago)
                                    Asset-Backed Finance Division
                                    1 Bank One Plaza
                                    Chicago, Illinois  60670
                                    Telephone No.: (212) 732-2722
                                    Facsimile: (312) 732-1844

                  Administrative    CREDIT LYONNAIS NEW YORK BRANCH,
                  Agent:            Credit Lyonnais Building
                                    1301 Avenue of the Americas
                                    New York, New York 10019
                                    Telephone No.: (212) 261-7810
                                    Telex No.: 62410
                                    (Answerback: CRED A 62410 UW)
                                    Facsimile: (212) 459-3258
                                    Attention: Structured Finance

                  Managing Agents:  CREDIT LYONNAIS NEW YORK BRANCH,
                                    Credit Lyonnais Building
                                    1301 Avenue of the Americas
                                    New York, New York 10019
                                    Telephone No.: (212) 261-7810
                                    Telex No.: 62410
                                    (Answerback: CRED A 62410 UW)
                                    Facsimile: (212) 459-3258
                                    Attention: Structured Finance

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                                    BANK ONE, NA (MAIN OFFICE CHICAGO)
                                    c/o Bank One, NA (Main Office Chicago)
                                    Asset-Backed Finance Division
                                    1 Bank One Plaza
                                    Chicago, Illinois 60670
                                    Facsimile: (312) 732-1844
                                    Telephone No. (312) 732-1844

                  Originator and    PULTE MORTGAGE CORPORATION
                  Servicer:         7475 South Joliet Street
                                    Englewood, CO  80112
                                    Telephone: (303) 740-3386
                                    Facsimile: (303) 741-2946
                                    Attention: Dave Bruining

or at such other addresses or to such officer's, individual's or department's attention as any party may have furnished the other parties in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, except that notices and requests given pursuant to Section 3.3(e). Borrowing Requests and communications related thereto shall not be effective until actually received by the Collateral Agent, the Administrative Agent, the Issuers or the Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrower, the Collateral Agent, or the Administrative Agent.

         13.2.    Amendments, Etc.

                  No amendment or waiver of any provision of this Restated Loan Agreement or consent to any departure by the Borrower therefrom shall be effective unless in a writing signed by the Majority Banks, the Administrative Agent (as agent for the Issuers) and the Administrative Agent (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, unless an amendment, waiver or consent shall be made in writing and signed by each of the Banks, the Managing Agents, and the Administrative Agent, and each of the Rating Agencies shall confirm that any amendment will not result in a downgrade or withdrawal of the ratings assigned to any Commercial Paper Notes, no amendment, waiver or consent shall do any of the following:

                  (a) amend the definitions of Eligible Mortgage Loan, Collateral Value, Advance Rate or Majority Banks or

                  (b) amend, modify or waive any provision of this Restated Loan Agreement in any way that would:

                           (i) reduce the amount of principal or interest that is payable on account of any Advance or delay any scheduled date for payment thereof or

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                           (ii)     impair any rights expressly granted to an
         assignee or participant under this Restated Loan Agreement or

                  (c) reduce the fees payable by the Borrower, the Managing Agents, to the Administrative Agent or the Lenders or delay the dates on which such fees are payable or

                  (d) amend or waive the Event of Default set forth in Sections 8.1(f), (g) or (h) relating to the bankruptcy of the Performance Guarantor, the Originator or the Borrower or

                  (e)      amend or waive the Event of Default set forth in
Section 8.1(w) relating to the maximum Default Ratio or

                  (f) amend clause (a) of the definition of Drawdown Termination Date or

                  (g)      amend this Section 13.2;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Servicer in addition to the other parties required above to take such action, affect the rights or duties of the Servicer under this Restated Loan Agreement. No failure on the part of the Lenders, the Managing Agents, or the Administrative Agent to exercise, and no delay in exercising, any right thereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         13.3.    Invalidity.

                  In the event that any one or more of the provisions contained in the Notes, this Restated Loan Agreement or any other Transaction Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

         13.4.    Restrictions on Informal Amendments.

                  No course of dealing or waiver on the part of the Administrative Agent, the Managing Agents, the Collateral Agent, any Lender or any Affected Party, or any of their officers, employees, consultants or agents, or any failure or delay by any such Person with respect to exercising any right, power or privilege under the Notes, this Restated Loan Agreement or any other Transaction Document shall operate as an amendment to express written terms of the Notes, this Restated Loan Agreement or any other Transaction Document or shall act as a waiver of any right, power or privilege of any such Person.

         13.5.    Cumulative Rights.

                  The rights, powers, privileges and remedies of each of the Lenders, the Collateral Agent, the Managing Agents, and the Administrative Agent under the Notes, this Restated Loan Agreement, and any other Transaction Document shall be cumulative, and the exercise or partial exercise of any such right, power, privilege or remedy shall not preclude the exercise of any other right or remedy.

         13.6.    Construction; Governing Law.

                  THIS RESTATED LOAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

         13.7.    Interest.

                  Any provisions herein, in the Notes, or in any other Transaction Document, or any other document executed or delivered in connection herewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, the Lenders shall in no event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that the Lenders shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the Person primarily obligated to pay such Note at the time in question. If any construction of this Restated Loan Agreement, any Note or any other Transaction Document, or any and all other papers, agreements or commitments indicate a different right given to a Lender to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording that this clause shall override and control, it being the intention of the parties that this Restated Loan Agreement, each Note, and all other Transaction Documents or other documents executed or delivered in connection herewith shall in all things comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that any of the Lenders shall ever receive, collect or apply as interest, any sum in excess of the maximum nonusurious rate permitted by applicable law (the "Maximum Rate"), if any, such excess amount shall be applied to the reduction of the unpaid principal balance of the Note held by such Lender, and if such Note is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, if any, the Borrower and each of the Lenders shall, to the maximum extent permitted under applicable law: (a) characterize any nonprincipal payment as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire term of the respective Note; provided that if any Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, the respective Lender shall refund to the Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all Advances made by such Lender hereunder at the time in question.

         13.8.    Right of Offset.

                  The Borrower hereby grants to each of the Lenders and the Administrative Agent and to any assignee or participant a right of offset, to secure the repayment of the Obligations, upon any and all monies, securities or other Property of the Borrower, and the proceeds therefrom now or hereafter held or received by or in transit to such Person, from or for the account of the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special, time or demand, provisional or final) and credits of the Borrower, and any and all claims of the Borrower against such Person at any time existing. Upon the occurrence of any Event of Default, such Person is hereby authorized at any time and from time to time, without notice to the Borrower, to offset, appropriate, and apply any and all items hereinabove referred to against the Obligations. Notwithstanding anything in this Section
13.8 or elsewhere in this Restated Loan Agreement to the contrary, the Administrative Agent and the Lenders and any assignee or participant shall not have any right to offset, appropriate or apply any accounts of the Borrower that consist of escrowed funds (except and to the extent of any beneficial interest of the Borrower in such escrowed funds) that have been so identified by the Borrower in writing at the time of deposit thereof.

         13.9.    Successors and Assigns.

                  (a) This Restated Loan Agreement and the Lenders' rights and obligations herein (including ownership of each Advance) shall be assignable by the Lenders and their successors and assigns to any Eligible Assignee. Each assignor of an Advance or any interest therein shall notify the Administrative Agent and the Borrower of any such assignment.

                  (b) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Restated Loan Agreement (including, without limitation, all or a portion of its Bank Commitment and any Advances or interests therein owned by it), provided however, that:

                           (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Restated Loan Agreement,

                           (ii) the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $20,000,000 and (y) all of the assigning Bank's Bank Commitment,

                           (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement, together with a processing and recordation fee of $2,500, and

                           (iv) concurrently with such assignment, such assignor Bank shall assign to such assignee Bank an equal percentage of its rights and obligations under the related Liquidity Agreement.

                  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Restated Loan Agreement and, to the extent that rights and obligations hereunder or under this Restated Loan Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Bank hereunder and thereunder and (y) the assigning Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Restated Loan Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Bank's rights and obligations under this Restated Loan Agreement, such Bank shall cease to be a party thereto).

                  (c) The Administrative Agent shall maintain at its address referred to in Section 13.1 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Bank Commitment of, and aggregate outstanding principal of Advances or interests therein owned by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Managing Agents, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register as a Bank under this Restated Loan Agreement for all purposes of this Restated Loan Agreement. The Register shall be available for inspection by the Borrower, the Servicer, the Managing Agents, the Administrative Agent or any Bank at any time and from time to time upon prior notice.

                  (d) Each Bank may sell participations, to one or more banks or other entities that are Eligible Assignees, in or to all or a portion of its rights and obligations under this Restated Loan Agreement (including, without limitation, all or a portion of its Bank Commitment and the Advances or interests therein owned by it); provided, however, that:

                           (i) such Bank's obligations under this Restated Loan Agreement (including, without limitation, its Bank Commitment to the Borrower thereunder) shall remain unchanged,

                           (ii) such Bank shall remain solely responsible to the other parties to this Restated Loan Agreement for the performance of such obligations, and

                           (iii) concurrently with such participation, the selling Bank shall sell to such bank or other entity a participation in an equal percentage of its rights and obligations under the related Liquidity Agreement.

The Administrative Agent, the other Banks, the Managing Agents, the Servicer and the Borrower shall have the right to continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Restated Loan Agreement.

                  (e) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent, each Managing Agent, and each Lender.

                  (f) The parties hereto acknowledge that Atlantic has granted to the Atlantic Program Agent for the benefit of holders of its Commercial Paper Notes, its liquidity banks, and certain other creditors of Atlantic, a security interest in its right, title and interest in and to the Advances, the Transaction Documents and the Collateral. Each reference herein or in any of the other Transaction Documents to the Liens in the Collateral granted to Atlantic under the Transaction Documents shall be deemed to include a reference to such security interest of the Atlantic Program Agent.

         13.10.   Survival of Termination.

                  The provisions of Article X and Sections 2.12, 11.4, 13.14,
13.15 and 13.20 shall survive any termination of this Restated Loan Agreement.

         13.11.   Exhibits.

                  The exhibits attached to this Restated Loan Agreement are incorporated herein and shall be considered a part of this Restated Loan Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Restated Loan Agreement, the provisions of this Restated Loan Agreement shall prevail.

         13.12.   Titles of Articles, Sections and Subsections.

                  All titles or headings to articles, sections, subsections or other divisions of this Restated Loan Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

         13.13.   Counterparts.

                  This Restated Loan Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of each of the parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

         13.14.   No Proceedings.

                  The Borrower, the Servicer, the Administrative Agent and each Bank hereby agrees that it will not institute against the Issuers, or join any other Person in instituting against the Issuers, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law so long as any Commercial Paper Notes issued by the either of the Issuers shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The foregoing shall not limit the rights of the Borrower, the Servicer, any Managing Agent, the Administrative Agent or any Bank to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any other Person.

         13.15.   Confidentiality.

                  The Borrower and the Servicer each hereby agrees that it will maintain and cause its respective employees to maintain the confidentiality of this Restated Loan Agreement, and the other Transaction Documents (and all drafts thereof), and each Lender, each Managing Agent, and the Administrative Agent agrees that it will maintain and cause its respective employees to maintain the confidentiality of the Collateral and all other non-public information with respect to the Borrower and the Servicer, and their respective businesses obtained by such party in connection with the structuring, negotiating and execution of the transactions contemplated herein, in each case except (a) as may be required or appropriate in communications with its respective independent public accountants, legal advisors, or with independent financial rating agencies, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over it, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) as may be required by or in order to comply with any law, order, regulation or ruling, (e) in the case of any Bank, any Issuer, each Managing Agent, or the Administrative Agent, to any Liquidity Bank or provider of credit support to either of the Issuers, either Managing Agent, any dealer or placement Administrative Agent for either of the Issuers' commercial paper, and any actual or potential assignee of, or participant in, any of the rights or obligations of such Lender, or (f) in the case of any Issuer, any Managing Agent or the Administrative Agent, to any Person whom any dealer or placement Administrative Agent for either of the Issuers shall have identified as an actual or potential investor in Commercial Paper Notes; provided that any proposed recipient under clause (e) or (f) shall, as a condition to the receipt of any such information, agree to maintain the confidentiality thereof.

         13.16.   Recourse Against Directors, Officers, Etc.

                  The Obligations are solely the corporate obligations of the Borrower. No recourse for the Obligations shall be had hereunder against any director, officer, employee (in its capacity as such, and not as Servicer), trustee, Administrative Agent or any Person owning, directly or indirectly, any legal or beneficial interest in the Borrower (in its capacity as such owner, and not as Servicer, Performance Guarantor or otherwise as a party to any Transaction Document). This Section 13.16 shall not, however, (a) constitute a waiver, release or impairment of the Obligations, or (b) affect the validity or enforceability of the Restated Performance Guaranty or any other Transaction Document to which the Originator, the Servicer, the Performance Guarantor or any of their Affiliates may be a party.

         13.17.   Waiver of Jury Trial.

                  EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS RESTATED LOAN AGREEMENT, THE NOTES, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS RESTATED LOAN AGREEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         13.18.   Consent to Jurisdiction; Waiver of Immunities.

                  EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

                  (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND, SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS RESTATED LOAN AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                  (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS RESTATED LOAN AGREEMENT.

         13.19.   Costs, Expenses and Taxes.

                  In addition to its obligations under Articles II and X, the Borrower agrees to pay on demand:

                  (a) (i) all out-of-pocket costs and expenses incurred by the Administrative Agent, the Managing Agents and the Lenders, in connection with the negotiation, preparation, execution and delivery or the administration (including periodic auditing) of this Restated Loan Agreement, the Notes, the other Transaction Documents, and, to the extent related to this Restated Loan Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents entered into in connection herewith), and any amendments, consents or waivers executed in connection therewith, including, without limitation, (A) the fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents or (to the extent related to this Restated Loan Agreement) the Program Documents, and (B) all out-of-pocket expenses (including fees and expenses of independent accountants) incurred in connection with any review of the books and records of the Borrower or the Servicer either prior to the execution and delivery hereof or pursuant to Section 6.8, and (ii) all costs and expenses incurred by the Administrative Agent, the Managing Agents and the Lenders, in connection with the enforcement of, or any actual or claimed breach of, this Restated Loan Agreement, the Notes, the other Transaction Documents and, to the extent related to this Restated Loan Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents entered into in connection herewith), including, without limitation, the fees and expenses of counsel to any of such Persons incurred in connection therewith including without limitation, with respect to each

Issuer, the cost of rating the Commercial Paper Notes by the Rating Agencies and the reasonable fees and out-of-pocket expenses of counsel to each Issuer; and

                  (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Restated Loan Agreement, the Notes, the other Transaction Documents or (to the extent related to this Restated Loan Agreement) the Program Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         13.20.   Entire Restated Loan Agreement.

                  THE NOTES, THIS RESTATED LOAN AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED AS OF EVEN DATE HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO ANY MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         13.21.   Excess Funds.

                  An Issuer shall not be obligated to pay any amount pursuant to this Restated Loan Agreement unless such Issuer has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment and which funds or excess cash flow are not required to repay when due its Commercial Paper Note or other short term funding backing its Commercial Paper Notes. Any amount which such Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim, as defined in Section 101(5) of the United States Bankruptcy Code, against such Issuer for any such insufficiency unless and until such Issuer does have excess cash flow or excess funds.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Restated Loan Agreement to be duly executed as of the date first above written.

                                    PULTE FUNDING, INC.,
                                    as the Borrower

                                    By: /s/ John D'Agostino
                                        -------------------
                                    Name: John D'Agostino
                                    Title: Vice President

                                    ATLANTIC ASSET SECURITIZATION CORP.,
                                    as an Issuer

                                    By: Credit Lyonnais New York Branch, as
                                        Attorney-in-Fact

                                    By: /s/ Gary M. Miller
                                        -------------------
                                    Name: Gary M. Miller
                                    Title: Director

                                    JUPITER SECURITIZATION CORPORATION,
                                    as an Issuer and a Seasonal Issuer

                                    By: /s/ Daniel J. Clarke, Jr.
                                        ----------------------------
                                    Name: Daniel J. Clarke, Jr.
                                    Title: Authorized Signer

                                    CREDIT LYONNAIS NEW YORK BRANCH,
                                    as a Bank, the Administrative Agent and a Managing Agent

                                    By: /s/ Gary M. Miller
                                        -------------------
                                    Name: Gary M. Miller
                                    Title: Director

                                    BANK ONE, NA (MAIN OFFICE CHICAGO),
                                    as a Bank, a Seasonal Bank and a Managing
                                    Agent

                                    By: /s/ Daniel J. Clarke, Jr.
                                        -------------------------
                                    Name: Daniel J. Clarke, Jr.
                                    Title: Director

                       LLOYDS TSB BANK PLC,
                       as a Bank

                       By: /s/ Michelle White             /s/ Tamara Swaby
                           -----------------------------------------------
                       Name: Michelle White                   Tamara Swaby
                       Title: Assistant Vice President        Executive Officer
                              Structured Finance              Structured Finance

                       PULTE MORTGAGE CORPORATION,
                       as the Servicer

                       By: /s/ David M. Bruining
                           ---------------------
                       Name: David M. Bruining
                       Title: Senior Vice President/Chief Financial Officer

                                                 [Pulte Restated Loan Agreement]

                                   SCHEDULE I

                        BANK COMMITMENTS AND PERCENTAGES

                                                                                              Bank Commitment
              Bank                                                   Bank Commitment             Percentage
              ----                                                   ---------------             ----------
CREDIT LYONNAIS NEW YORK BRANCH*                                       $125,000,000                38.46%

BANK ONE, NA (MAIN OFFICE CHICAGO)**                                   $125,000,000                38.46%

LLOYDS TSB BANK PLC*                                                   $75,000,000                 23.08%

               SEASONAL BANK COMMITMENTS AND SEASONAL PERCENTAGES

                                                                                              Seasonal Bank
                                                                      Seasonal Bank             Commitment
           Seasonal Bank                                                Commitment              Percentage
           -------------                                                ----------              ----------
BANK ONE, NA (MAIN OFFICE CHICAGO)**                                    $50,000,000                 100%

* Part of the CL New York Group, related to Atlantic.

** Part of the Bank One Group, related to Jupiter.

                                                 [Pulte Restated Loan Agreement]

                                   SCHEDULE II

                               APPROVED INVESTORS

                                                                            MOODY'S  FITCH   S&P
                       TAKE-OUT INVESTORS                           LIMIT    LT/ST   LT/ST  LT/ST           RATED ENTITY
----------------------------------------------------------------------------------------------------------------------------------
ABN AMRO Incorporated                                               100%
Astoria Financial Corp.                                              10%      Ba3            NR    Moody's: JS
Aurora Loan Services, Inc.                                           25%      NR             AAA   S&P: Section
BNP Paribas Securities Corp.                                        100%
Banc of America Securities LLC                                      100%
Banc One Corp.                                                      100%      A1            N.A.   Moody's: JS
Banc One Capital Markets, Inc.                                      100%
Banc of America Securities LLC                                      100%
Bank of America Mortgage (formerly Nationsbanc Mortgage Corp.)      100%    Aa3/P-1         A+/A1  Moody's: SU S&P: SU
Barlays Capital Inc.                                                100%
Bear, Stearns & Co., Inc.                                           100%
Charter One Financial Inc.                                           25%      NR             BBB   S&P: SU
Chase Financial Corp.                                               100%      NR             NR
Chase Manhattan Mortgage Corporation                                100%      A1             AAA   Moody's: SB S&P: Section
Chase Securities Inc.                                               100%
CIBC World Markets Corp.                                            100%
Citicorp Mortgage Corp.                                             100%      Aaa            NR    Citi Mtg. Sec. Moody's: SS S&P:
                                                                                                   Section
Commercial Federal Corp.                                             10%      B1             BB+   Moody's: SB S&P: SB
Countrywide                                                         100%    A3/P-2           A/A1  Moody's: SU S&P: SU
Credit Suisse First Boston                                          100%
Credit Suisse First Boston Corporation/Donaldson, Lufkin &          100%
Jenrette Securities Corporation
Daiwa Securities America, Inc.                                      100%
Deutsche Bank Securities Inc.                                       100%
----------------------------------------------------------------------------------------------------------------------------------

                                                 [Pulte Restated Loan Agreement]

                                                                            MOODY'S  FITCH     S&P
                       TAKE-OUT INVESTORS                           LIMIT    LT/ST   LT/ST    LT/ST           RATED ENTITY
----------------------------------------------------------------------------------------------------------------------------------
Dresdner Kleinwort Benson North America LLC                         100%
----------------------------------------------------------------------------------------------------------------------------------
Federal Home Mortgage Corp.                                         100%    Aaa/P-1          AAA/ A1+   Moody's: SU S&P: SU
Federal National Mortgage Association                               100%    Aaa/P-1            AAA      Moody's: SU S&P: SU
Fidelity BancShares, Inc.                                            10%       NR                NR
First Franklin                                                       10%      NR                NR
First Nationwide Mortgage Corporation                                25%      NR                NR
First Union Mortgage Corporation                                    100%    A1/P-1             A/A1     First Union Corp. Moody's:
                                                                                                        SU S&P: SU
Fleet Mortgage group                                                100%      A2                A+      Moody's: SS S&P: Section
Fuji Securities Inc.                                                100%
GE Capital Mortgage Services Inc.                                   100%      Aaa              AAA      Moody's: SS S&P: Section
GMAC Mortgage                                                       100%      NR               AAA      Moody's: SS S&P: Section
Goldman, Sachs & Co.                                                100%
Government National Mortgage Association.                           100%      Aaa              AAA
Greenwich Capital Markets, Inc.                                     100%
Greenpoint Mortgage (formerly Headlands Mortgage)                    50%     Baa2             BBB/A2    Greenpoint Bank Moody's:
                                                                                                        SU S&P : SU
HSBC Securities (USA) Inc.                                          100%
Homeside Lending Inc.                                               100%      A1              A+/A1     Moody's: SU S&P: SU
Indy Mac (Independent National Mortgage Corp.)                      100%     BBB-
J. P. Morgan Securities, Inc.                                       100%
Leader Mortgage Corp.                                                10%      NR                NR
Lehman Brothers Inc.                                                100%
Long Beach Financial Corp.                                           25%      NR                NR
Merrill Lynch Government Securities Inc.                            100%
Morgan Stanley & Co. Incorporated                                   100%
Nesbitt Burns Securities Inc.                                       100%
Nomura Securities International, Inc.                               100%
Ohio Savings Financial Corp. (Ohio Savings Bank)                     10%      NR                NR
PaineWebber Incorporated                                            100%
----------------------------------------------------------------------------------------------------------------------------------

                                                 [Pulte Restated Loan Agreement]

                                                                            MOODY'S  FITCH     S&P
                       TAKE-OUT INVESTORS                           LIMIT    LT/ST   LT/ST    LT/ST           RATED ENTITY
----------------------------------------------------------------------------------------------------------------------------------
Pulte Corporation                                                    25%      BBB              Baa3     Moody's: SU S&P: SU
Regions Mortgage, Inc. (Regions Bank)                               100%    Aa3/P-1           A+/A1
----------------------------------------------------------------------------------------------------------------------------------
Residential Mortgage Inc.                                            10%      NR                NR
Salomon Smith Barney                                                100%
SG Cowen Securities Corporation                                     100%
Saxon Mortgage, Inc.                                                100%       A                NR      Moody's: SU
UBS Warburg LLC                                                     100%
Washington Mutual (formerly Alta Residential Mortgage)              100%      A2                A-      Moody's: SU S&P: SU
Wells Fargo Funding, Inc. (formerly Norwest mortgage)               100%    Aa2/ P-1          A+/A1     Wells Fargo & Co.Moody's:
                                                                                                        SU S&P: SU
Wells Fargo Mortgage Resources (formerly Director's Acceptance)     100%    Aa2/ P-2          A+/A2     Wells Fargo & Co.Moody's:
                                                                                                        SU S&P: SU
Zions First National Bank                                           100%
Colorado Housing Finance Authority                                   10%      Aaa            AA-/A1+    Moody's: RB S&P: SS
Dakota County Bond (Minnesota)                                       10%      Aaa               NR      Moody's: RB
Florida Housing Finance Agency                                       10%      Aa1               NR      Moody's: RB
Housing Finance Authority of Broward County (FL)                     10%      Aaa               NR      Moody's: SS
Illinois Housing Development Authority                               10%      Aaa            AA-/A1+    Moody's: RB S&P: SS
Maryland Housing Opportunities Commission (HOC)                      10%      NR                NR
Minnesota Housing Finance Agency                                     10%      NR                NR
Nevada State Housing Finance Agency                                  10%      NR                NR
New Jersey Housing Finance Agency                                    10%      NR                NR
North Carolina HFA                                                   10%      Aa3            AA-/A1+    Moody's: RB S&P: SS
The Industrial Development Authority of the County of Pima, AZ       10%      Ba3                B+     Moody's: SU S&P: SU
The Industrial Development Authority of the County of Maricopa, AZ   10%      WR                A/A1    Moody's: RB S&P: SU
Pinellas County Finance Authority                                    10%      Aaa                A-     Moody's: SS S&P: SS
Texas Department of Housing and Community Affairs (TDHCA)            10%      Aaa             AA/A1+    Moody's: RB S&P: SS
Texas Veteran Land Bond and bon VLB Loans                            10%      NR                 NR
----------------------------------------------------------------------------------------------------------------------------------

                                                 [Pulte Restated Loan Agreement]

JS:  Junior Subordinated
RB:  Revenue Bonds
SB:  Subordinated
SS:  Senior Secured
SU:  Senior Unsecured

                                                 [Pulte Restated Loan Agreement]

                                  SCHEDULE III

                                   UCC SEARCH

No Exceptions.

                                      III-1

                                                 [Pulte Restated Loan Agreement]

                                   SCHEDULE IV

                                   LITIGATION

None.

                                                 [Pulte Restated Loan Agreement]

                                    EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                              Dated ________, 20__

         Reference is made to the Amended and Restated Loan Agreement dated as of August 23, 2002, among PULTE FUNDING, INC., as the Borrower (hereinafter, together with its successors and assigns, the "Borrower"), ATLANTIC ASSET SECURITIZATION CORP., as an Issuer (hereinafter, together with its successors and assigns, "Atlantic"), JUPITER SECURITIZATION CORPORATION, as an Issuer (hereinafter, together with its successors and assigns, "Jupiter") CREDIT LYONNAIS NEW YORK BRANCH ("CL New York"), as a Bank, the Administrative Agent and a Managing Agent, BANK ONE, NA (MAIN OFFICE CHICAGO), (hereinafter, together with its successors and assigns, "Bank One"), as a Bank, a Seasonal Bank and as a Managing Agent, LLOYDS TSB BANK PLC, as a Bank (hereinafter, together with its successors and assigns, "Lloyds") and PULTE MORTGAGE CORPORATION, as the Servicer (hereinafter, together with its successors and assigns, "PMC" or the "Originator") (such agreement, as from time to time supplemented, amended, restated or extended, the "Restated Loan Agreement").

         _______________ (the "Assignor") and ________________ (the "Assignee")
agree as follows:

         1. Purchase and Sale of Interest. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations as a [Bank][Seasonal Bank] under the Restated Loan Agreement as of the date hereof equal to the [Bank Commitment Percentage] [Seasonal Bank Commitment Percentage] specified on the signature page hereto of all outstanding rights and obligations of [all Banks] [the Seasonal Bank] under the Restated Loan Agreement. After giving effect to such sale and assignment, the Assignee's [Bank Commitment] [Seasonal Bank Commitment] and the principal amount of [Advances] [Seasonal Advances] held by the Assignee will be as set forth in Section 2 of the signature page hereto.

         2.       Representations and Disclaimers of Assignor. The Assignor

                  (1) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;

                  (2) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Restated Loan Agreement or the execution, legality, validity, enforceability, genuineness,

                                                 [Pulte Restated Loan Agreement]

         sufficiency or value of the Restated Loan Agreement or any other instrument or document furnished pursuant thereto; and

                  (3) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Originator, or the Servicer or the performance or observance by the Borrower, the Originator, or the Servicer of any of its respective obligations under the Restated Loan Agreement or any other instrument or document furnished pursuant thereto.

         3.       Representations and Agreements of Assignee. The Assignee

                  (1) confirms that it has received a copy of the Restated Loan Agreement, together with copies of the most recent financial statements referred to in Section 6.1 thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement (this "Assignment and Acceptance");

                  (2) agrees that it will, independently and without reliance upon the Administrative Agent or the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Restated Loan Agreement;

                  (3) appoints and authorizes the Administrative Agent and __________________ as its Managing Agent to take such action as agent on its behalf and to exercise such powers under the Restated Loan Agreement as are delegated to the Administrative Agent and such Managing Agent by the terms thereof, together with such powers as are reasonably incidental thereto;

                  (4) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Restated Loan Agreement are required to be performed by it as a [Bank] [Seasonal Bank];

                  (5) specifies as its address for notices the office set forth beneath its name on the signature pages hereof;

                  (6) represents that this Assignment and Acceptance has been duly authorized, executed and delivered by such Assignee pursuant to its entity powers and constitutes the legal, valid and binding obligation of such Assignee; and

                  (7) if the Assignee is organized under the laws of a jurisdiction outside the United States, (a) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Restated Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by

                                                 [Pulte Restated Loan Agreement]

         an applicable tax treaty, and (b) agrees to provide its Managing Agent (to the extent permitted by applicable law) with similar forms for each subsequent tax year of the Assignee in which payments are to be made to the Assignee under the Restated Loan Agreement.

         4. Effectiveness of Assignment. (a) Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, counterparts will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and to the Assignor's Managing Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent and acknowledgement of receipt by the applicable Managing Agent, unless otherwise specified in Section 3 of the signature page hereto (the "Effective Date").

                  (1) Upon such acceptance and recording by the Administrative Agent and acknowledgement of receipt by the applicable Managing Agent, as of the Effective Date, (i) the Assignee shall be a party to the Restated Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a [Bank] [Seasonal Bank] thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Restated Loan Agreement.

                  (2) Upon such acceptance and recording by the Administrative Agent and acknowledgement of receipt by the applicable Managing Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Restated Loan Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Restated Loan Agreement for periods prior to the Effective Date directly between themselves.

         5. Obligations of the Assignee, Including Confidentiality. The Assignee agrees to abide by any obligations set forth in the Restated Loan Agreement on the part of the [Bank] [Seasonal Bank] including, without limitation, the obligations as to confidentiality set forth in Section 12.15 of the Restated Loan Agreement.

         6. GOVERNING LAW. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

                               [Signatures Follow]

                                                 [Pulte Restated Loan Agreement]

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on the signature page hereto.

Section 1.
         [Bank Commitment Percentage]
         [Seasonal Bank Commitment Percentage]:(2)                     ______%

Section 2.
         Assignee's [Bank]
         [Seasonal Bank] Commitment:                                  $______

         Aggregate principal amount of
         [Advances] [Seasonal Advances] held by the Assignee:         $______

Section 3.
         Effective Date:(3)                           _______, 20__

[NAME OF ASSIGNOR]                                 [NAME OF ASSIGNEE]

By:__________________________                      By:__________________________
      Title:                                          Title:

                                                      Address for Notices:

                                                      [Insert]

--------

         (2) This percentage must be the same percentage as for the Assignee under its Liquidity Agreement.

(3) This date should be no earlier than the date of acceptance by the Administrative Agent.

                                  [Pulte Restated Loan Agreement]

                                 Accepted this _____ day of
                                 ______________,_____

                                 CREDIT LYONNAIS NEW YORK BRANCH,
                                 as Administrative Agent

                                 By: ____________________________
                                     Name:
                                     Title:

Receipt Acknowledged:

___________________________,
as Managing Agent

By: _______________________
    Name:
    Title:

                                                 [Pulte Restated Loan Agreement]

                                    EXHIBIT B

              FORM OF AMENDED AND RESTATED SUBORDINATION AGREEMENT

                  THIS AMENDED AND RESTATED SUBORDINATION AGREEMENT (this "Restated Subordination Agreement") is entered into as of August 23, 2002, by PULTE HOMES, INC., a Michigan corporation (formerly known as Pulte Corporation) ("Pulte"), in favor of PULTE FUNDING, INC., a Michigan corporation, ("Borrower") and CREDIT LYONNAIS NEW YORK BRANCH, as administrative agent (the "Administrative Agent") under the Restated Loan Agreement referred to below.

                                    RECITALS

                  A. Pulte Mortgage Corporation, a Delaware corporation, ("PMC" or the "Originator") and the Borrower have entered into a Amended and Restated Addendum to the Master Repurchase Agreement dated as of August 23, 2002 (as amended or restated from time to time, the "Restated Repurchase Agreement") pursuant to which the Originator may sell to the Borrower, and the Borrower may acquire from the Originator, certain Mortgage Loans and pursuant to which the Originator may repurchase those Mortgage Loans.

                  B. Borrower has entered into an Amended and Restated Loan Agreement dated as of August 23, 2002 (as amended or restated from time to time, the "Restated Loan Agreement") with the Administrative Agent, the Managing Agents parties thereto, the Issuers parties thereto, the Banks party thereto, and PMC, as Servicer, (in such capacity, the "Servicer"), pursuant to which, and subject to the terms of which, the Lenders have agreed to make loans to the Borrower secured by Mortgage Loans and other collateral, and PMC has agreed to provide certain administration and collection services.

                  C. It is a condition precedent to the initial purchase under the Restated Repurchase Agreement and the initial loan under the Restated Loan Agreement that the Companies shall have entered into this Agreement, pursuant to which all existing and future obligations of the Originator to Pulte or to any Affiliate of Pulte or the Originator is subordinated to certain obligations of the Originator under the Restated Repurchase Agreement and of the Servicer under the Restated Loan Agreement.

                                   AGREEMENTS

                  In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Companies hereby covenant and agree with Borrower and the Administrative Agent as follows:

                  1. Terms defined in the Restated Repurchase Agreement or the Restated Loan Agreement have the same meanings when used in this Restated Subordination Agreement, except that, solely for the purpose of this Restated Subordination Agreement, the term "Affiliate", when used in connection with Pulte, the Companies or the

                                                 [Pulte Restated Loan Agreement]

         Originator, shall not include Borrower. As used in this Restated Subordination Agreement:

                  "Senior Debt" means all obligations for the payment of money which are or may become due and owing by (a) the Originator under the Restated Repurchase Agreement, whether for repurchase prices, fees, expenses (including counsel fees), indemnified amounts or otherwise or
         (b) the Servicer, whether for the deposit of collections received by it or for fees, expenses (including counsel fees), indemnified amounts or otherwise.

                  "Subordinated Debt" means all present and future indebtedness for borrowed money, of the Originator to Pulte or to any Affiliate of the Originator, the Companies or Pulte, whether (i) principal, interest (before or after the beginning of any proceedings under any Debtor
         Law), premium, court costs, attorneys' fees, or other costs of collection, (ii) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (iii) created directly or acquired by assignment or otherwise, or (iv) whether or not evidenced in writing.

                  "Senior Liens" means all present and future security interests and liens, if any, directly or indirectly securing any Senior Debt.

                  "Subordinated Liens" means all present and future security interests and liens, if any, directly or indirectly securing any Subordinated Debt.

                  2. Until the Facility Termination Date under the Restated Repurchase Agreement, the Drawdown Termination Date under the Restated Loan Agreement and the Seasonal Facility Termination Date under the Restated Loan Agreement have expired and the Senior Debt has been paid in full, all Subordinated Debt and the proceeds of all Subordinated Liens are hereby subordinated to all Senior Debt and the proceeds of all Senior Liens as provided in this Restated Subordination Agreement. For purposes hereof, Senior Debt shall not be deemed paid in full unless it has been paid in full for more than 366 days and such payment is final and indefeasible and not subject to rescission or setting aside for any reason whatsoever.

                  (a) Unless a Default or an Event of Default under the Restated Repurchase Agreement or (so long as the Originator is the Servicer) a Servicer Default (each, a "Senior Debt Default") is continuing, the Companies may receive payments of principal on Subordinated Debt, and interest accruing on Subordinated Debt at a reasonable market rate as agreed upon between the Originator and the Companies.

                  (b) While a Senior Debt Default is continuing, the Companies may not receive any payment directly or indirectly related to any Subordinated Debt or proceeds of any Subordinated Lien.

                  3. Pulte agrees that (a) all existing and future obligations of any nature owed

                                                 [Pulte Restated Loan Agreement]

         or owing by the Originator to any Affiliates of the Originator or Pulte shall also be Subordinated Debt and (b) it will cause each such Affiliate that may provide credit to, or otherwise have obligations owing to it by, the Originator to subordinate its rights of repayment and security therefor to the rights of the Senior Debt holders, and the priorities and rights of the Senior Liens, as herein provided, the same as if each such Affiliate was a party to this Restated Subordination Agreement in like capacity to that of Pulte, and for such purpose each reference to Pulte in this Agreement (other than this paragraph 3) shall be deemed to refer to such Affiliate.

                  4. To the extent of the subordination provided in paragraph 2 above, if any payment or distribution of assets or securities of the Originator of any kind or character, whether in cash, property or securities, is made or to be made upon any dissolution or winding up or total or partial liquidation or reorganization of the Originator, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event, all principal of and interest then due upon all Senior Debt, whether or not the Senior Debt is then due or matured, shall first be paid in full, or full payment thereof provided for in money or money's worth, before a Company, or any trustee or receiver acting on its or their behalf, shall be entitled to receive any assets or securities other than (a) shares of stock ("Stock") of the Originator as reorganized or readjusted or (b) securities ("Subordinated Securities") of the Originator or any other corporation provided for by a plan of reorganization or readjustment, junior to (or the payment of which is subordinated by a written instrument in form and substance satisfactory to and approved in writing by Borrower and the Administrative Agent, to the payment of), all Senior Debt which may at the time be outstanding or contemplated, in payment of, partial or complete compensation for or otherwise in respect of any of the Subordinated Debt. Upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Originator of any kind or character, whether in cash, properties or securities (other than as aforesaid) which, but for the provisions of this paragraph 4, would then be made to the Companies or any Affiliate of the Companies shall, to the extent of the subordination provided in paragraph 2 above, instead be made by the Originator or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holder or holders of Senior Debt, or their representatives, to the extent necessary to pay all Senior Debt in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  5. If any Company or any Affiliate of the Companies or anyone else acting on its or their behalf shall receive any payment or distribution of assets or securities of the Originator of any kind or character, or for the Originator, whether in cash, property or securities (other than Stock or Subordinated Securities) before all Senior Debt is paid in full or full payment thereof is provided for in money or money's worth to the satisfaction of Borrower and the Administrative Agent, then and in that event, to the extent of the subordination provided in paragraph 2 above, the recipient of such assets or securities of

                                                 [Pulte Restated Loan Agreement]

         the Originator so paid or distributed shall pay over and deliver all such payments and distributions forthwith to the receiver, trustee in bankruptcy, liquidating trustee, agent or other person responsible for making payment or distribution of assets or securities of the Originator, who shall then pay or distribute such assets or securities to the holders of the Senior Debt for application to the Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Each Company or anyone else acting in its behalf will not be required to pay over and deliver any sums paid to or for the benefit of such Company to the extent that such payments or distributions were permitted, at the time paid or distributed, under subparagraph 2(a).

                  6. Each Company hereby, unconditionally and irrevocably, waives and releases any and all rights which it now has or may hereafter acquire to be subrogated to the rights of the holder of the Senior Debt or to receive payments or distributions of assets or securities of the Originator applicable to the Senior Debt and to any of the Senior Liens, either before or after all obligations to the holders of the Senior Debt shall be paid in full, although no such payments or distributions applicable to Senior Debt shall (as between the Originator, its creditors other than holders of the Senior Debt and the Companies) be deemed to be a payment by the Originator to or on account of its obligations to the Companies or any Affiliate of the Companies. The provisions of this paragraph 6 are (and are intended solely) for the purpose of defining the relative rights of the Companies or any Affiliate of the Companies, on the one hand, and the holders of Senior Debt, on the other hand, and nothing contained in this paragraph 6 or elsewhere in this Agreement is intended to impair, or shall impair, as between the Originator and the Companies or any Affiliate of the Companies, the obligations of the Originator to the Companies or any Affiliate of the Companies or to affect (except to the extent specifically provided above in this paragraph 6) the relative rights of the Companies, the Affiliates of the Companies and creditors of the Originator other than the holders of Senior Debt. Nothing herein contained shall prevent the Companies or any Affiliate of the Companies from exercising all remedies otherwise permitted by applicable law, upon default under the Originator' obligations to the Companies or the Affiliates of the Companies, subject to the rights under this Restated Subordination Agreement of the holders of Senior Debt in respect of assets or securities of the Originator of any kind of character, whether cash, property or securities, received upon the exercise of any such remedy.

                  7. Before the time of the occurrence of any Senior Debt Default, the Companies and the Affiliates of the Companies shall have the right to receive and retain payments on Subordinated Debt to the extent provided in paragraph 2 hereof; however, automatically and without any requirement for notice or any other action by Borrower or the Administrative Agent, from and after the occurrence of any Senior Debt Default and until Borrower and the Administrative Agent shall have declared in writing that such Senior Debt Default has been cured or waived or ceased to exist or that the Senior Debt has been fully paid and satisfied, no payment shall be made, directly or indirectly, by the

                                                 [Pulte Restated Loan Agreement]

         Originator or with any of its funds, or accepted by such Company or any Affiliate of such Company on, against or on account of any of the Subordinated Debt, and no remedies against the Originator or any of its property or interests shall be enforced by or for the account of such Company or any Affiliate of such Company.

                  8. From and after the date of maturity (however it may occur or be brought about), and until such Senior Debt so matured shall have been fully paid and satisfied, all of such matured Senior Debt shall first be paid in full before any payment or distribution is made by Originator or accepted by the Companies or any Affiliate of the Companies on, against or on account of any Subordinated Debt and before any remedy against either Originator or any of its property or interests may be enforced.

                  9. The subordination provided for in this Restated Subordination Agreement is unconditional, and no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Originator or the Companies or any Affiliate of the Companies or by any act or failure to act by any holder of any Senior Debt or Borrower or the Administrative Agent or by any noncompliance by the Originator or the Companies or any Affiliate of the Companies with the terms, provisions and covenants of the Transaction Documents, regardless of any knowledge thereof any such holder might have or be chargeable or charged with. The obligations of the Companies are unconditional irrespective of the validity or enforceability or collectibility of the Senior Debt or any other circumstance whatsoever which might constitute a legal or equitable defense of a guarantor or of the Companies hereunder, any and all such defenses being hereby expressly waived by the Companies.

                  10. Borrower or the Administrative Agent or any other holder of Senior Debt may, at any time without the consent of or notice to the Companies or any other holder of Subordinated Debt, without incurring responsibility to the Companies or such other holder of Subordinated Debt, without impairing or releasing the terms or obligations of this Restated Subordination Agreement, upon or without any terms or conditions and in whole or in part:

                  (1) change the manner, place or terms of payment or change or extend the time of payment of, renew, increase or alter any Senior Debt and the subordinations herein made and provided for shall apply to the Senior Debt as so changed, extended, increased, renewed or altered in any manner;

                  (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure or securing the Senior Debt or any offset against any Senior Debt;

                  (3) exercise, delay exercising or refrain from exercising any rights against the Originator or others, or otherwise act or refrain from acting;

                                                 [Pulte Restated Loan Agreement]

                  (4)      settle or compromise any Senior Debt.

                  Notwithstanding any provision hereof to the contrary, or any prior termination hereof, this Agreement and the obligations of the Companies hereunder shall be automatically reinstated if at any time any payment, settlement or compromise of any of the Senior Debt is rescinded, set aside or vacated by a Governmental Authority or required to be returned or repaid to the Originator or any Person on its behalf for any reason whatsoever. No delay on the part of Borrower, the Administrative Agent or any other holder of Senior Debt in exercising any right under this or any other agreement, including the Transaction Documents, or failure to exercise any such right shall operate as a waiver of such right. In no event shall any modification or waiver of the provisions of this Restated Subordination Agreement be effective unless in writing, nor shall any such waiver be applicable except in the specific instance for which it may be given.

                  Each Company, for itself and all other present and future holders of Subordinated Debt (including, without limitation, Subordinated Debt held or originated by Affiliates of the Originator other than such Company), agrees to execute and deliver to Borrower, the Administrative Agent and to any other holder or holders of Senior Debt requesting it, such further instruments, and to take such other action, as may be necessary or appropriate in the reasonable opinion of Borrower, the Administrative Agent or such other holder or holders of Senior Debt, and upon request of Borrower, the Administrative Agent or such other holder or holders, to fully effectuate the subordinations provided for in this Restated Subordination Agreement and in accordance with its terms.

                  11. This Restated Subordination Agreement shall bind and benefit the parties hereto and their respective successors, custodians, receivers, trustees and assigns, and the provisions of this Restated Subordination Agreement shall be enforceable by Borrower, the Administrative Agent or directly by the holders of Senior Debt. Borrower (and any assignee of Borrower) may at any time assign any and all of its rights hereunder to any other person or entity without the consent of any of the Companies, whereupon (i) each reference herein to Borrower shall mean and be a reference to such assignee and (ii) such assignee may enforce this Restated Subordination Agreement to the fullest extent as if it were a named party hereto. Without limiting the generality of the foregoing, each Company acknowledges and consents to the assignment by Borrower, under and in connection with the Restated Loan Agreement, of all of Borrower's right, title and interest in, to and under this Restated Subordination Agreement to the Administrative Agent for the benefit of the Lenders, and each Company agrees that at all times that the Restated Loan Agreement shall be in effect (i) any claim made by Borrower hereunder shall be deemed made for the benefit of the Administrative Agent and the Lenders and (ii) any payment or remittance to be made hereunder by any Company in respect of any claim being made by or in respect of Borrower or Senior Debt due to Borrower under the Restated Repurchase Agreement shall be paid or remitted to the Administrative Agent for the benefit of the Lenders.

                                                 [Pulte Restated Loan Agreement]

                  12. THIS RESTATED SUBORDINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO). Neither acceptance nor execution of this Restated Subordination Agreement by Borrower, the Administrative Agent or any holder of Senior Debt shall be necessary to cause this Restated Subordination Agreement to be or remain in full force and effect from and after the date of its execution and delivery by the Companies to Borrower and the Administrative Agent, and each Company's obligations under this Restated Subordination Agreement are unconditional. This Restated Subordination Agreement may not be revoked or amended except by an instrument in writing executed by each Company, Borrower and the Administrative Agent. Any holder of Senior Debt may at any time and without notice waive in whole or in part any provision of this Restated Subordination Agreement as to all or part of the Senior Debt held by such holder (but may not affect or impair the rights of any other holder of Senior Debt), but no such waiver shall be effective unless expressly stated in a writing signed by such holder.

                  13. THIS RESTATED SUBORDINATION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  14. EACH COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND, SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS RESTATED SUBORDINATION AGREEMENT.

                                                 [Pulte Restated Loan Agreement]

                           EXECUTED as of the date first stated in this Restated Subordination Agreement.

                                              PULTE HOMES, INC.

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

ACCEPTED AND
AGREED TO:

PULTE FUNDING, INC.

By:_________________________________________

   Name:____________________________________

   Title:___________________________________

CREDIT LYONNAIS NEW YORK BRANCH,
as Administrative Agent

By: _________________________________________

    Name:____________________________________

    Title: __________________________________

                                                 [Pulte Restated Loan Agreement]

                                  ASSIGNMENT OF
                  AMENDED AND RESTATED SUBORDINATION AGREEMENT

         The undersigned hereby assigns all of its right, title and interest in and to the foregoing Restated Subordination Agreement to Credit Lyonnais New York Branch, in its capacity as administrative agent (the "Administrative Agent") for the "Lenders" under and as defined in that certain Restated Loan Agreement dated as of August 23, 2002 by and among Pulte Funding, Inc. ("Borrower"), certain Banks parties thereto, certain Issuers parties thereto, the Administrative Agent, certain Managing Agents parties thereto and Pulte Mortgage Corporation, as servicer thereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time. Pulte Homes, Inc. ("Pulte"), for itself and on behalf of the other Companies, acknowledges such assignment and agrees that the Administrative Agent may further assign, without notice, its right, title and interest in and to the Restated Subordination Agreement without consent of any person or entity. The Administrative Agent, as the assignee of Borrower, shall have the right to enforce the Restated Subordination Agreement and to directly exercise all of Borrower's rights and remedies under the Restated Subordination Agreement, and Pulte agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies thereunder.

Dated: August 23, 2002

                                              PULTE FUNDING, INC.

                                              By: ______________________________

                                                 Name:__________________________

                                                 Title:_________________________

Acknowledged and agreed to
this 23rd day of August, 2002

PULTE HOMES, INC.

By: ________________________________________

    Name: __________________________________

    Title: _________________________________

                                                 [Pulte Restated Loan Agreement]

                                    EXHIBIT C

                            FORM OF BORROWING REQUEST

TO:  CREDIT LYONNAIS NEW YORK BRANCH,
     as Administrative Agent and a Managing Agent under the Restated Loan Agreement referred to below

     BANK ONE TRUST COMPANY, N.A.
     (MAIN OFFICE CHICAGO), as a Managing
     Agent under the Restated Loan Agreement
     referred to below

     LASALLE BANK NATIONAL ASSOCIATION,
     as the Collateral Agent under the Restated Loan
     Agreement referred to below

         1. Pulte Funding Inc. hereby requests a Borrowing (the "Requested Borrowing") in the amount and on the Borrowing Date herein specified on Schedule I attached hereto, pursuant to the Amended and Restated Loan Agreement dated as of August 23, 2002, among PULTE FUNDING, INC., as the Borrower (hereinafter, together with its successors and assigns, the "Borrower"), ATLANTIC ASSET SECURITIZATION CORP., as an Issuer (hereinafter, together with its successors and assigns, "Atlantic"), JUPITER SECURITIZATION CORPORATION, as an Issuer (hereinafter, together with its successors and assigns, "Jupiter") CREDIT LYONNAIS NEW YORK BRANCH ("CL New York"), as a Bank, the Administrative Agent and a Managing Agent, BANK ONE, NA (MAIN OFFICE CHICAGO), (hereinafter, together with its successors and assigns, "Bank One"), as a Bank and as a Managing Agent, LLOYDS TSB BANK PLC, as a Bank (hereinafter, together with its successors and assigns, "Lloyds") and PULTE MORTGAGE CORPORATION, as the Servicer (hereinafter, together with its successors and assigns, "PMC") (such agreement, as from time to time supplemented, amended, restated or extended, the "Restated Loan Agreement"). Capitalized terms used and not otherwise defined herein have the meanings given thereto in the Restated Loan Agreement.

         2. The undersigned officer of the Borrower hereby represents and warrants for the benefit of the Lenders and the Agent that:

         (1) The Borrower is entitled to receive the Requested Borrowing under the terms and conditions of the Restated Loan Agreement (and pursuant to the Assignment, if any, executed in connection herewith, the Borrower grants to the Administrative Agent a security interest in the Collateral described in such Assignment)

                                     C-1-1

                                                 [Pulte Restated Loan Agreement]

         (2) (i) if the Borrowing requested hereunder is not a Special Borrowing, all Principal Mortgage Documents required under
                  Section 3.2(b) of the Restated Loan Agreement and which relate to the Mortgage Loans identified on Schedule I to the Assignment, if any, executed in connection herewith have been delivered to the Collateral Agent, and (ii) if the Borrowing requested hereunder is a Special Borrowing, either (A) all such documents which relate to Schedule II to the Assignment shall be delivered to the Collateral Agent within 9 Business Days after the Borrowing Date set forth in item 1(c) above, as required under Section 2.3(c) of the Restated Loan Agreement, or (B) the Principal Debt that has been borrowed against such Mortgage Loans shall be repaid in full as and to the extent required under Section 2.3(d) of the Restated Loan Agreement;

         (3) all Mortgage Loans, Principal Mortgage Documents and Other Mortgage Documents in which the Administrative Agent is granted a security interest pursuant to the Assignment, if any, in connection herewith, comply in all material respects with the applicable requirements set forth in the Restated Loan Agreement and the Restated Security Agreement;

         (4) at all times relevant to this Agreement, total Collateral Value attributable to the types or categories of Collateral referred to in the definition of Collateral Value has not, and does not now, exceed the limitations established in such definition;

         (5)      no Default or Event of Default has occurred or is continuing;
                  and

         (6) no change or event which constitutes a Material Adverse Effect as to the Borrower has occurred.

         3. The representations and warranties of the Borrower contained in the Restated Loan Agreement and those contained in each other Transaction Document to which the Borrower is a party are true and correct in all material respects on and as of the date hereof.

         4. All of the conditions applicable to the Requested Borrowing pursuant to Section 4.2 of the Restated Loan Agreement are and will be satisfied immediately before and after giving effect to the Requested Borrowing.

                                      C-1-2

                                                 [Pulte Restated Loan Agreement]

                                              PULTE FUNDING, INC.,
                                                as the Borrower

Date: ______________________________          By: ______________________________

                                                  Name:_________________________

                                                  Title:________________________

                                     C-1-3

                                                 [Pulte Restated Loan Agreement]

                     SCHEDULE I TO FORM OF BORROWING REQUEST

 NON-SEASONAL BORROWING

Borrowing Date
Maturity Date
Days in Interest Period

Max Facility Amount
Existing Funded CP
Expiring CP
New Request Total
                            Atlantic
                              Jupiter


Proceeds
                            Atlantic
                              Jupiter

Principal Debt
Availability

                              Cannot be used if there is
                              availability remaining under
                              the non-seasonal facility
 SEASONAL BORROWING

Borrowing Date
Maturity Date
Days in Interest Period

Seasonal Facility Amount

Existing Funded CP
Expiring CP
New Request

Proceeds

Principal Debt
Availability

                                      C-1-4

                                                 [Pulte Restated Loan Agreement]

                    SCHEDULE II TO FORM OF BORROWING REQUEST

                            SERVICER PERIODIC REPORT
                                     [DATE]

PULTE FUNDING, INC.
Fax No: (303) 741-2946
Attention: Dave Bruining

LASALLE BANK NATIONAL ASSOCIATION
Fax No: (847) 766-3456
Attention: Harry Cichetti

         Re: PULTE FUNDING, INC.

         We refer to the Amended and Restated Loan Agreement, dated as of August 23, 2002, among PULTE FUNDING, INC., as the Borrower (hereinafter, together with its successors and assigns, the "Borrower"), ATLANTIC ASSET SECURITIZATION CORP., as an Issuer (hereinafter, together with its successors and assigns, "Atlantic"), JUPITER SECURITIZATION CORPORATION, as an Issuer (hereinafter, together with its successors and assigns, "Jupiter"), CREDIT LYONNAIS NEW YORK BRANCH ("CL New York"), as a Bank, the Administrative Agent and a Managing Agent, BANK ONE, NA (MAIN OFFICE CHICAGO) (hereinafter, together with its successors and assigns, "Bank One"), as a Bank and as a Managing Agent, LLOYDS TSB BANK PLC, as a Bank (hereinafter, together with its successors and assigns, "Lloyds") and PULTE MORTGAGE CORPORATION, as the Servicer (hereinafter, together with its successors and assigns, "PMC") (such agreement, as from time to time supplemented, amended, restated or extended, the "Restated Loan Agreement"). Capitalized terms used and not otherwise defined herein have the meanings given thereto in the Restated Loan Agreement.

         Pursuant to Section 3.10 of the Restated Loan Agreement, the Servicer hereby confirms that as of the date hereof the Collateral Value of all Eligible Mortgage Collateral is $_______, the total of the Principal Debt (including Advances and Seasonal Advances requested but not then funded) is $________________, and the Principal Debt does not exceed the Collateral Value.

                                     C-2-5

                                                 [Pulte Restated Loan Agreement]

                                        Very truly yours,

                                        Pulte Mortgage Corporation, as Servicer
                                        By: ____________________________________

                                           Name: _______________________________

                                           Title: ______________________________

                                     C-2-6

                                                          [Pulte Loan Agreement]

                                    EXHIBIT D

                           COLLATERAL AGENCY AGREEMENT

                                  See Tab ___.

                                                 [Pulte Restated Loan Agreement]

                     EXHIBITS TO COLLATERAL AGENCY AGREEMENT

                                D-1 through D-12

                                    See Tab 6

                                                 [Pulte Restated Loan Agreement]

                                   EXHIBIT E-1

                             FORM OF PROMISSORY NOTE

$_________                                                            ____, 2002

                  FOR VALUE RECEIVED, on the Drawdown Termination Date (as defined in the Restated Loan Agreement referred to below), PULTE FUNDING, INC., a Michigan corporation ("Maker"), promises to pay to the order of [ATLANTIC ASSET SECURITIZATION CORP.] [CREDIT LYONNAIS NEW YORK BRANCH] [LLOYDS TSB BANK PLC] ("Payee") at the offices of CREDIT LYONNAIS NEW YORK BRANCH, as Managing Agent for Payee ("Agent") at 1301 Avenue of the Americas, New York, New York, 10019, the principal sum of $___________ or, if less, the aggregate unpaid principal amount of Advances made by the Payee to the Maker pursuant to the terms of the Restated Loan Agreement referred to below, together with interest, as provided below.

                  This note is one of the "Notes" described in the Amended and Restated Loan Agreement dated as of August 23, 2002, (such agreement, as from time to time supplemented, amended, restated or extended, the "Restated Loan Agreement"), among Maker, Payee, the Agent, PULTE MORTGAGE CORPORATION and certain other parties. Terms defined in the Restated Loan Agreement have the same meanings when used in this Note. The Restated Loan Agreement contains provisions that affect this Note relating to, among other things, interest rate options, calculation of interest, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others, and security for the payment of this Note.

                  The unpaid principal balance of Advances under this Note bears interest at the interest rates set forth in the Restated Loan Agreement. So long as an Event of Default exists, the unpaid principal and accrued interest shall bear interest at the Default Rate, until paid.

                  Each Advance owing to the Payee by the Maker pursuant to the Restated Loan Agreement, and all payments made on account of principal thereof, shall be recorded by the Payee and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                        Maker:

                                        PULTE FUNDING, INC.

                                        By: ____________________________________

                                           Name: _______________________________

                                           Title: ______________________________

                                     E-1-1

                                                 [Pulte Restated Loan Agreement]

                     ADVANCES AND PAYMENTS OF PRINCIPAL DEBT

--------------------------------------------------------------------------------
                            Amount of Principal     Unpaid Principal    Notation
 Date    Amount of Advance  Debt Paid or Prepaid      Debt Balance       Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     E-1-2

                                                 [Pulte Restated Loan Agreement]

                                   EXHIBIT E-2

                             FORM OF PROMISSORY NOTE

$_________                                                             ___, 2002

                  FOR VALUE RECEIVED, on the Drawdown Termination Date (as defined in the Restated Loan Agreement referred to below), PULTE FUNDING, INC., a Michigan corporation ("Maker"), promises to pay to the order of [BANK ONE, NA (MAIN OFFICE CHICAGO)] [JUPITER SECURITIZATION CORPORATION] ("Payee") at the offices of Bank One, NA (Main Office Chicago) as Managing Agent for Payee ("Agent") at 1 Bank One Plaza, Chicago, Illinois 60670, the principal sum of $___________ or, if less, the aggregate unpaid principal amount of Advances made by the Payee to the Maker pursuant to the terms of the Restated Loan Agreement referred to below, together with interest, as provided below.

                  This note is one of the "Notes" described in the Amended and Restated Loan Agreement dated as of August 23, 2002, (such agreement, as from time to time supplemented, amended, restated or extended, the "Restated Loan Agreement"), among Maker, Payee, the Agent, PULTE MORTGAGE CORPORATION and certain other parties. Terms defined in the Restated Loan Agreement have the same meanings when used in this Note. The Restated Loan Agreement contains provisions that affect this Note relating to, among other things, interest rate options, calculation of interest, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others, and security for the payment of this Note.

                  The unpaid principal balance of Advances under this Note bears interest at the interest rates set forth in the Restated Loan Agreement. So long as an Event of Default exists, the unpaid principal and accrued interest shall bear interest at the Default Rate, until paid.

                  Each Advance owing to the Payee by the Maker pursuant to the Restated Loan Agreement, and all payments made on account of principal thereof, shall be recorded by the Payee and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                              Maker:

                                              PULTE FUNDING, INC.

                                              By: ______________________________

                                                  Name:_________________________

                                                  Title:________________________

                                     E-2-1

                                                 [Pulte Restated Loan Agreement]

                     ADVANCES AND PAYMENTS OF PRINCIPAL DEBT

--------------------------------------------------------------------------------
                            Amount of Principal     Unpaid Principal    Notation
 Date    Amount of Advance  Debt Paid or Prepaid      Debt Balance      Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     E-2-2

                                                 [Pulte Restated Loan Agreement]

                                   EXHIBIT E-3

                             FORM OF PROMISSORY NOTE

$_________                                                             ___, 2002

                  FOR VALUE RECEIVED, on the Drawdown Termination Date (as defined in the Restated Loan Agreement referred to below), PULTE FUNDING, INC., a Michigan corporation ("Maker"), promises to pay to the order of [BANK ONE, NA (MAIN OFFICE CHICAGO)] [JUPITER SECURITIZATION CORPORATION] ("Payee") at the offices of Bank One, NA (Main Office Chicago) as Managing Agent for Payee ("Agent") at 1 Bank One Plaza, Chicago, Illinois 60670, the principal sum of $__________ or, if less, the aggregate unpaid principal amount of Seasonal Advances made by the Payee to the Maker pursuant to the terms of the Restated Loan Agreement referred to below, together with interest, as provided below.

                  This note is one of the "Notes" described in the Amended and Restated Loan Agreement dated as of August 23, 2002, (such agreement, as from time to time supplemented, amended, restated or extended, the "Restated Loan Agreement"), among Maker, Payee, the Agent, PULTE MORTGAGE CORPORATION and certain other parties. Terms defined in the Restated Loan Agreement have the same meanings when used in this Note. The Restated Loan Agreement contains provisions that affect this Note relating to, among other things, interest rate options, calculation of interest, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and others, and security for the payment of this Note.

                  The unpaid principal balance of Seasonal Advances under this Note bears interest at the interest rates set forth in the Restated Loan Agreement. So long as an Event of Default exists, the unpaid principal and accrued interest shall bear interest at the Default Rate, until paid.

                  Each Seasonal Advance owing to the Payee by the Maker pursuant to the Restated Loan Agreement, and all payments made on account of principal thereof, shall be recorded by the Payee and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                         Maker:

                                         PULTE FUNDING, INC.

                                         By: ___________________________________

                                             Name: _____________________________

                                             Title: ____________________________

                                     E-3-1

                                                 [Pulte Restated Loan Agreement]

                SEASONAL ADVANCES AND PAYMENTS OF PRINCIPAL DEBT

----------------------------------------------------------------------------------
         Amount of Seasonal   Amount of Principal     Unpaid Principal    Notation
 Date          Advance        Debt Paid or Prepaid      Debt Balance      Made By
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

                                     E-3-2

                                                 [Pulte Restated Loan Agreement]

                                    EXHIBIT F

                         FORM OF SERVICER MONTHLY REPORT
                                     [Date]

Credit Lyonnais New York Branch,
   as Administrative Agent under the
   Restated Loan Agreement
   referred to below
Credit Lyonnais Building
1301 Avenue of the Americas
New York, New York  10019
Attention: Structured Finance

Pulte Funding, Inc.,
   as Borrower under the
   Restated Loan Agreement
   referred to below
   c/o Pulte Mortgage Corporation
   7475 South Joliet Street
   Englewood, Colorado  80112
   Attention: Dave Bruining

         Re: Amended and Restated Loan Agreement dated as of August 23, 2002, among PULTE FUNDING, INC., as the Borrower (hereinafter, together with its successors and assigns, the "Borrower"), ATLANTIC ASSET SECURITIZATION CORP., as an Issuer (hereinafter, together with its successors and assigns, "Atlantic"), JUPITER SECURITIZATION CORPORATION, as an Issuer (hereinafter, together with its successors and assigns, "Jupiter") CREDIT LYONNAIS NEW YORK BRANCH ("CL New York"), as a Bank, the Administrative Agent and a Managing Agent, BANK ONE, NA (MAIN OFFICE CHICAGO), (hereinafter, together with its successors and assigns, "Bank One"), as a Bank and as a Managing Agent, LLOYDS TSB BANK PLC, as a Bank (hereinafter, together with its successors and assigns, "Lloyds") and PULTE MORTGAGE CORPORATION, as the Servicer (hereinafter, together with its successors and assigns, "PMC") (such agreement, as from time to time supplemented, amended, restated or extended, the "Restated Loan Agreement").

                  Pursuant to Section 3.8 of the Restated Loan Agreement (terms not otherwise defined herein being used as defined in the Restated Loan Agreement), the Servicer hereby confirms that as of the date hereof:

         1. The Default Ratio does not exceed 1%. Computations of the Default Ratio and the Sixty-Day Default Ratio are attached on Schedule I.

                                                 [Pulte Restated Loan Agreement]

         2. (A) Set forth on Schedule I is (i) a computation of the Default Ratio and Sixty-Day Default Ratio (as defined in the Restated Loan Agreement), (ii) an aging of Mortgage Loans owned by the Borrower that are financed by the Lenders and constitute Collateral hereunder, and (B) and other information set forth on Schedule I is true and correct.

         3.       No Default, Event of Default or Servicer Default exists.

         4. The total of the Principal Debt (including Advances and Seasonal Advances requested but not then funded) is $________________, and the Principal Debt does not exceed the Collateral Value.

         5. The ratings of the Approved Investors set forth on Schedule II have not changed since [the latest of August 23, 2002, June 30, 2003 or each anniversary of June 30, 2003], except for the ratings which have changed since such date, if any, as listed on Schedule II attached hereto.

         6. The aggregate Collateral Value of Mortgage Loans at the beginning of the first day of the previous month was $_____. The amount of Collections used to repurchase Mortgage Loans by PMC during such month was $____. The amount of Collections used to purchase Mortgage Loans by the Borrower during the previous month was $____. The amount of the aggregate Collateral Value of Mortgage Loans at the end of the last day of the previous month was $____.

                                                Very truly yours,

                                                PULTE MORTGAGE CORPORATION
                                                  as Servicer

                                                By:_____________________________

                                                  Name:_________________________

                                                  Title:________________________

                                                                      Schedule I

                                                -------------
MAXIMUM FACILITY AMOUNT
                                                -------------

Collateral Report
                                                -------------
                    Reporting period ending:
                                                -------------

[1] BORROWER DEFAULT RATIO:
                                                                   -------------
[2] BORROWER SIXTY DAY DEFAULT RATIO:
                                                                   -------------
[3] PULTE MORTGAGE  DEFAULT RATIO:

[4] PULTE FUNDING (SPV) MORTGAGE LOAN DELINQUENCY DATA:

                                                                        [A]        [B]         [C]         [D]        [E]
                                                                       Total    31-60 DPD   61-70 DPD   71-90 DPD   91+ DPD
[i] # of loans
[ii]Principal amount of Mortgage Loans
                                                                -----------------------------------------------------------
[iii] % of Total Principal Amount of Mortgage Loans                    100%
                                                                -----------------------------------------------------------

[5] PULTE MORTGAGE LOAN DELINQUENCY DATA:

                                                                        [A]        [B]         [C]         [D]        [E]
                                                                       Total    31-60 DPD   61-70 DPD   71-90 DPD   91+ DPD

[i] # of loans
[ii]Principal amount of Mortgage Loans
                                                                -----------------------------------------------------------
[iii% of Total Principal Amount of Mortgage Loans                      100%
                                                                -----------------------------------------------------------

                                                                      Schedule I

[6]                   EXCESS SPREAD

                                         ---------------------------------------
                    Portfolio Yield
                                         ---------------------------------------
                     Conduit Spread        _________ %
                                         -------------
                   Euro Dollar Rate
                                         -------------

                                                                   -------------
[7]                  RESERVE AMOUNT
                                                                   -------------

                                                                   -------------
            REQUIRED RESERVE AMOUNT
                                                                   -------------

                                                                   -------------
[8]        Pulte Mortgage Net Worth
                                                                   -------------

                      EXHIBIT A TO SERVICER MONTHLY REPORT

                                                  [DATE]

(1)      Maximum Combined Facility         [________]
         Amount
(2)      Original Principal Amount of
         Eligible Mortgage Loan
(3)      Take Out Commitment Price (WA
         calculated every Monday)
(4)      Loan amount before applying
         the Advance Rate (lesser of (2)
                     and (3)                                                       Advance Rate
                                                                                   ------------
                Breakdown of (4)                           Conforming & Jumbo           98%
                                                                  ALT-A                 97%
                                                          2nds, Bridges & Super         95%
                                                                 Jumbos
                                                                  Total
         Blended Advance Rate              [___]%
(5)      Collateral Value

(6)      Collateral in Pool for 120-180                   10% of Max. Facility        [__]%        OK
         days                                                    Amount.
(7)      Wet Amount (Total Sub-Limit)                     30% of Max Facility         [__]%        OK
         <<9 Day Max>>                                           Amount.
(8)      Wet Amount (Only first and                       50% of Max. Facility        [__]%        OK
         last 5 Days) <<9 Day Max>>                              Amount.
(9)      Jumbo Amount <650K                               25% of Max. Facility        [__]%        OK
                                                                 Amount.
(10)     Super Jumbo Amount >650K &                       10% of Max. Facility        [__]%        OK
         <1000K                                                  Amount.
(11)     ALT-A Amount                                     15% of Max. Facility        [__]%        OK
                                                                 Amount.

                                                                                        BBT
(12)     Total Principal Debt (CP                         <includes non-funded
         Amount)                                           requested advances>
         Previous day's Total Principal
         Debt (CP Amount)
         Change in Principal Debt                                                                CP PAYDOWN

                                                 [Pulte Restated Loan Agreement]

                                   EXHIBIT G-1

           FORM OF AMENDED AND RESTATED SERVICER PERFORMANCE GUARANTY

         This Amended and Restated Servicer Performance Guaranty (the "Guaranty"), dated as of August 23, 2002, is executed by Pulte Homes, Inc., a Michigan corporation (formerly known as Pulte Corporation) (the "Performance Guarantor") in favor of Credit Lyonnais New York Branch, as administrative agent for the Lenders party to the Restated Loan Agreement referred to below (the "Administrative Agent") and the Lenders.

         WHEREAS, Pulte Mortgage Corporation, a Delaware Corporation ("Pulte Mortgage") has entered into an Amended and Restated Addendum to Master Repurchase Agreement with Pulte Funding, Inc. a Michigan corporation ("PFI"), dated as of August 23, 2002 (the "Restated Repurchase Agreement "), pursuant to which Pulte Mortgage, subject to the terms and conditions therein, has agreed to sell certain Mortgage Assets to PFI, subject to the right and obligation of Pulte Mortgage to repurchase such Mortgage Assets.

         WHEREAS, PFI has entered into an Amended and Restated Loan Agreement dated as of August 23, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Restated Loan Agreement") by and among PFI, certain Issuers parties thereto, certain Banks parties thereto, certain Managing Agents parties thereto, the Administrative Agent and Pulte Mortgage, as the servicer thereunder (in such capacity, the "Servicer"), pursuant to which (x) the Lenders, subject to the terms and conditions contained therein, have agreed to make certain revolving loans to PFI and (y) Pulte Mortgage, pursuant to the terms and conditions contained therein, has agreed to perform the duties and obligations as "Servicer" thereunder;

         WHEREAS, as an inducement for the Lenders to make revolving loans to PFI pursuant to the Restated Loan Agreement, which in turn will enable PFI to purchase the Mortgage Assets from Pulte Mortgage, the Performance Guarantor has agreed to guaranty the due and punctual performance of Pulte Mortgage as "Servicer" under the Restated Loan Agreement;

         WHEREAS, it is a condition precedent to the Lenders agreeing to make revolving loans pursuant to the Restated Loan Agreement that the Performance Guarantor execute and deliver to the Administrative Agent a performance guaranty substantially in the form hereof; and

         WHEREAS, the Performance Guarantor wishes to guaranty the due and punctual performance of Pulte Mortgage's obligations as "Servicer" to the Administrative Agent and the Lenders under or in respect of the Restated Loan Agreement as provided herein, and the Performance Guarantor, as the owner, directly or indirectly, of all of the outstanding shares of capital stock of Pulte Mortgage, will derive substantial benefit from the transactions contemplated under the Restated Loan Agreement;

         NOW, THEREFORE, the Performance Guarantor hereby agrees with the Administrative Agent and the Lenders as follows:

                                     G-1-1

                                                 [Pulte Restated Loan Agreement]

                  Section 1. Definitions.

                  As used herein:

                  "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., as amended.

                  "Obligations" means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed and observed by Pulte Mortgage solely in its capacity as "Servicer" under and pursuant to the Restated Loan Agreement and each other document executed and delivered by Pulte Mortgage as "Servicer" pursuant to the Restated Loan Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by Pulte Mortgage as "Servicer" under the Restated Loan Agreement, whether for the deposit of collections received by it or for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason, including any renewals, extensions and modifications thereof.

         "Pulte Entities" means, collectively, the Performance Guarantor, Pulte Mortgage, and PFI.

         All capitalized terms used herein, and not otherwise herein defined shall have their respective meanings as defined in the Restated Loan Agreement.

                  Section 2. Guaranty of Performance of Obligations. The Performance Guarantor hereby unconditionally guarantees to the Administrative Agent and the Lenders, the full and punctual payment and performance by Pulte Mortgage of the Obligations.

         This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the Obligations and is in no way conditioned upon any requirement that the Administrative Agent or the Lenders first take any action against Pulte Mortgage with respect to the Obligations or attempt to collect any of the amounts owing by Pulte Mortgage to the Lenders from Pulte Mortgage or resort to any collateral security, any balance of any deposit account or credit on the books of any Lenders in favor of Pulte Mortgage, any guarantor of the Obligations or any other Person. Should Pulte Mortgage default in the payment or performance of any of the Obligations, the Administrative Agent or the Majority Banks may cause the immediate performance by the Performance Guarantor of the Obligations and cause any payment Obligations to become forthwith due and payable to the Administrative Agent and the Lenders, without demand or notice of any nature (other than as expressly provided herein), all of which are expressly waived by the Performance Guarantor.

         The Performance Guarantor's liability under this Guaranty shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Restated Loan Agreement or any other document executed in connection therewith or delivered thereunder, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the

                                     G-1-2

                                                 [Pulte Restated Loan Agreement]

Obligations, or any other amendment or waiver of or any consent to departure from the Restated Loan Agreement or any other document executed in connection therewith or delivered thereunder, (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations, (iv) any law, regulation or order of any jurisdiction affecting any term of all or any Obligations or the rights of the Administrative Agent or any of the Lenders, (v) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of Pulte Mortgage, (vi) any change, restructuring or termination of the corporate structure or existence of Pulte Mortgage, or (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pulte Mortgage or a guarantor. In the event that performance of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Pulte Mortgage, or for any other reason, all such Obligations shall be immediately performed by the Performance Guarantor.

                  Section 3. Performance Guarantor's Further Agreements to Pay. The Performance Guarantor further agrees, in the event the Performance Guarantor fails to perform its obligations under this Guaranty, to pay to the Administrative Agent and the Lenders, forthwith upon demand all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by the Administrative Agent and the Lenders in connection with the enforcement of this Guaranty.

                  Section 4. Waivers by Performance Guarantor; Administrative Agent's and Lenders' Freedom to Act. The Performance Guarantor waives notice of
(a) acceptance of this Guaranty, (b) any action taken or omitted by the Administrative Agent or any Lender in reliance on this Guaranty, and (c) any requirement that the Administrative Agent or the Lenders be diligent or prompt in making demands under this Guaranty, giving notice of any Default, Event of Default or Servicer Default, default or omission by Pulte Mortgage or asserting any other rights of the Administrative Agent or any Lender under this Guaranty. To the maximum extent permitted by applicable law, the Performance Guarantor also irrevocably waives all defenses that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or thereafter in effect.

         The Administrative Agent shall be at liberty, upon its own initiative or at the request of the Majority Banks, without giving notice to or obtaining the assent of the Performance Guarantor and without relieving the Performance Guarantor of any liability under this Guaranty, to deal with Pulte Mortgage and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Administrative Agent in its sole discretion deems fit or the Majority Banks in their sole discretion deem fit, and to this end the Performance Guarantor agrees that the validity and enforceability of this Guaranty, including without limitation, the provisions of
Section 8 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating

                                     G-1-3

                                                 [Pulte Restated Loan Agreement]

thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Default, Event of Default, Servicer Default or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of Pulte Mortgage, any part thereof or amounts which are not covered by this Guaranty even though the Administrative Agent or the Lenders might lawfully have elected to apply such payments to any part or all of the payment Obligations of Pulte Mortgage or to amounts which are not covered by this Guaranty; (g) the existence of any claim, setoff or other rights which the Performance Guarantor may have at any time against Pulte Mortgage in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or (i) any failure on the part of Pulte Mortgage to perform or comply with any term of the Restated Loan Agreement or any other document executed in connection therewith or delivered thereunder, all whether or not the Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section.

                  Section 5. Unenforceability of Obligations Against Pulte Mortgage. Notwithstanding (a) any change of ownership of Pulte Mortgage or the insolvency, bankruptcy or any other change in the legal status of Pulte Mortgage; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of Pulte Mortgage or the Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Guaranty; or (d) if any of the moneys included in the Obligations have become unrecoverable from Pulte Mortgage for any reason other than final payment in full of the payment Obligations in accordance with their terms, this Guaranty shall nevertheless be binding on the Performance Guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security.

                  Section 6. Representations and Warranties.

                  Section 6.1. Existence and Standing. The Performance Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate authority to conduct its business in each jurisdiction in which its business is conducted.

                                     G-1-4

                                                 [Pulte Restated Loan Agreement]

                  Section 6.2. Authorization; Validity. The Performance Guarantor has the corporate power and authority to execute and deliver this Guaranty, perform its obligations hereunder and consummate the transactions herein contemplated. The execution and delivery by the Performance Guarantor of this Guaranty, the performance of its obligations and consummation of the transactions contemplated hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes the legal, valid and binding obligation of the Performance Guarantor enforceable against the Performance Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equity principles (whether considered as a proceeding at law or in equity).

                  Section 6.3. No Conflict; Government Consent. Neither the execution and delivery by the Performance Guarantor of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will contravene or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Performance Guarantor or any of the other Pulte Entities, except where such contravention or conflict would not reasonably be expected to have a Material Adverse Effect, or the Performance Guarantor's certificate of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Performance Guarantor is a party or is subject, or by which it, or its property, is bound, except where such contravention or conflict would not reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the property of the Performance Guarantor or any of its subsidiaries pursuant to the terms of any such indenture, instrument or agreement.

                  Section 6.4. Financial Statements. The consolidated financial statements of the Performance Guarantor and its subsidiaries, heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Performance Guarantor and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

                  Section 6.5. Material Adverse Change. Since June 30, 2002, there has been no change in the business, properties, financial condition or results of operations of the Performance Guarantor and its Subsidiaries which is reasonably likely to have a Material Adverse Effect on (i) the business, properties, financial condition or results of operations of the Performance Guarantor and the other Pulte Entities taken as a whole, (ii) the ability of the Performance Guarantor to perform its obligations under this Guaranty, or (iii) the validity or enforceability of any portion of this Guaranty or the rights or remedies of the Administrative Agent or the Lenders hereunder.

                  Section 6.6. Taxes. The Performance Guarantor and the other Pulte Entities have filed all United States federal tax returns and all other tax returns which are required to be filed, except where the failure to file would not reasonably be expected to have a Material Adverse Effect, and have paid all taxes due pursuant to said returns or pursuant to any

                                     G-1-5

                                                 [Pulte Restated Loan Agreement]

assessment received by the Performance Guarantor or any of the other Pulte Entities, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed which are reasonably likely to have a Material Adverse Effect on (i) the business, properties, financial condition or results of operations of the Performance Guarantor and the other Pulte Entities taken as a whole, (ii) the ability of the Performance Guarantor to perform its obligations under this Guaranty, or (iii) the validity or enforceability of any portion of this Guaranty or the rights or remedies of the Administrative Agent or the Lenders hereunder, and no claims are being asserted in writing with respect to any such taxes. The charges, accruals and reserves on the books of the Performance Guarantor and the other Pulte Entities in respect of any taxes or other governmental charges are adequate.

                  Section 6.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Performance Guarantor or its Subsidiaries which is reasonably likely to have a Material Adverse Effect on (i) the business, properties, financial condition or results of operations of the Performance Guarantor and the other Pulte Entities taken as a whole, (ii) the ability of the Performance Guarantor to perform its obligations under this Guaranty, or (iii) the validity or enforceability of any portion of this Guaranty or the rights or remedies of the Administrative Agent or the Lenders hereunder. The Performance Guarantor has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.4.

                  Section 7. Covenants. The Performance Guarantor hereby covenants and agrees for the benefit of the Administrative Agent and the Lenders, until the Obligations have been satisfied in full and the Restated Loan Agreement has been terminated, as follows:

                  (a) to promptly notify PFI upon (i) any dispute between the Performance Guarantor and any Governmental Authority or any other Person that, if adversely determined, would have a Material Adverse Effect; (ii) any material adverse change in the business, operations or financial condition of the Performance Guarantor, including, without limitation, such Performance Guarantor's insolvency; (iii) any event or condition known to it that, if adversely determined, would have a Material Adverse Effect; and (iv) the receipt of any notice of any final judgment or order for payment of money applicable to the Performance Guarantor in excess of $10,000,000;

                  (b) to pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) that, if unpaid, might become a Lien upon any or all of its Property; provided, however, the Performance Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by it or on its behalf and if it shall have set up reserves therefor adequate under GAAP;

                                     G-1-6

                                                 [Pulte Restated Loan Agreement]

                  (c) to maintain its corporate existence, rights and franchises; and

                  (d) to observe and comply in all material respects with all Governmental Requirements.

                  Section 8. Subrogation; Subordination. The Performance Guarantor shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Administrative Agent or the Lenders against Pulte Mortgage, until the Obligations have been indefeasibly paid in full; notwithstanding anything to the contrary contained herein, until the Obligations have been indefeasibly paid in full, the Performance Guarantor hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of the Administrative Agent or any Lender against Pulte Mortgage and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy Code) which the Performance Guarantor might now have or hereafter acquire against Pulte Mortgage that arises from the existence or performance of the Performance Guarantor's obligations hereunder; until the Obligations have been indefeasibly paid in full, the Performance Guarantor will not claim any setoff, recoupment or counterclaim against Pulte Mortgage in respect of any liability of the Performance Guarantor to Pulte Mortgage; and the Performance Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent or any Lender. Unless otherwise provided for in the Restated Subordination Agreement, the payment of any amounts due with respect to any indebtedness for borrowed money of Pulte Mortgage now or thereafter owed to the Performance Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Performance Guarantor agrees that, after the occurrence, and during the continuation, of any default in the payment or performance of any of the Obligations, the Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of Pulte Mortgage to the Performance Guarantor until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, the Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by the Performance Guarantor as trustee for the Lenders and be paid over to the Administrative Agent on account of the Obligations without affecting in any manner the liability of the Performance Guarantor under the other provisions of this Guaranty. The provisions of this
Section 8 shall be supplemental to and not in derogation of any rights and remedies of the Administrative Agent and the Lenders under any separate subordination agreement which the Administrative Agent and the Lenders may at any time and from time to time enter into with the Performance Guarantor.

                  Section 9. Termination of Guaranty. The Performance Guarantor's obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Restated Loan Agreement is terminated; provided, however, that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored

                                     G-1-7

                                                 [Pulte Restated Loan Agreement]

or returned upon the bankruptcy, insolvency, or reorganization of Pulte Mortgage, or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not the Administrative Agent is in possession of this Guaranty. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of the Performance Guarantor under this Guaranty.

                  Section 10. Effect of Bankruptcy. This Guaranty shall survive the insolvency of Pulte Mortgage and the commencement of any case or proceeding by or against Pulte Mortgage under the federal Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which Pulte Mortgage is subject shall postpone the obligations of the Performance Guarantor under this Guaranty.

                  Section 11. Setoff. Regardless of the other means of obtaining payment of any of the Obligations, each of the Administrative Agent and the Lenders is hereby authorized at any time and from time to time during the existence of a Servicer Default, without notice to the Performance Guarantor (any such notice being expressly waived by the Performance Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Performance Guarantor under this Guaranty, whether or not the Administrative Agent and the Lenders shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

                  Section 12. Taxes. All payments to be made by the Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If the Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Administrative Agent and the Lenders receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

                  Section 13. Further Assurances. The Performance Guarantor agrees that it will permit the Administrative Agent and the Lenders or any of their duly authorized representatives, during normal business hours, and upon reasonable notice to consult and discuss with the Performance Guarantor's Treasurer or Controller, with respect to the Performance Guarantor's business, finances, accounts and affairs. The Performance Guarantor agrees that it will from time to time, at the request of the Administrative Agent and the Lenders, provide to the Administrative Agent and the Lenders information relating to the business and affairs of the Performance Guarantor as the Administrative Agent and the Lenders may reasonably request. The Performance Guarantor also agrees to do all such things and execute all such documents as the Administrative Agent and the Lenders may reasonably consider necessary or desirable to

                                     G-1-8

                                                 [Pulte Restated Loan Agreement]

give full effect to this Guaranty and to perfect and preserve the rights and powers of the Administrative Agent and the Lenders hereunder.

                  Section 14. Successors and Assigns. This Guaranty shall be binding upon the Performance Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and the Lenders and their successors, transferees and assigns. The Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of the Lenders.

                  Section 15. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent and the Performance Guarantor. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  Section 16. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic, telecopied or telexed notice, when transmitted, answer back received, addressed as follows: if to the Performance Guarantor, at the address set forth beneath its signature hereto, and if to the Administrative Agent and the Lenders at its address specified in the Restated Loan Agreement, or at such other address as either party may designate in writing to the other.

                  SECTION 17. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

                  SECTION 18. CONSENT TO JURISDICTION. THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE RESTATED LOAN AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY

                                     G-1-9

                                                 [Pulte Restated Loan Agreement]

SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY MANAGING AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE PERFORMANCE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

                  Section 19. Miscellaneous. This Guaranty constitutes the entire agreement of the Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Performance Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Performance Guarantor, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

                               [Signatures Follow]

                                     G-1-10

                                                 [Pulte Restated Loan Agreement]

         IN WITNESS WHEREOF, the Performance Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                            PULTE HOMES, INC.

                                            By:_________________________________
                                               Name:
                                               Title:
                                               Address:
                                               100 Bloomfield Hills Parkway
                                               Suite 300
                                               Bloomfield Hills, Michigan 48304

                                     G-1-11

                                                 [Pulte Restated Loan Agreement]

                                  EXHIBIT G-2

          FORM OF AMENDED AND RESTATED ORIGINATOR PERFORMANCE GUARANTY

         This Amended and Restated Originator Performance Guaranty (the "Guaranty"), dated as of August 23, 2002, is executed by Pulte Homes, Inc., a Michigan corporation (formerly known as Pulte Corporation) (the "Performance Guarantor"), in favor of Pulte Funding, Inc., a Michigan corporation ("PFI").

         WHEREAS, PFI has entered into an Amended and Restated Addendum to Master Repurchase Agreement dated as of August 23, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Repurchase Agreement"), with Pulte Mortgage Corporation, a Delaware corporation ("Pulte Mortgage"), pursuant to which PFI has agreed to purchase from time to time certain Mortgage Assets from Pulte Mortgage;

         WHEREAS, as an inducement for PFI to purchase Mortgage Assets pursuant to the Repurchase Agreement, the Performance Guarantor has agreed to guaranty the due and punctual performance of Pulte Mortgage's obligations under the Repurchase Agreement, including any obligation to repurchase Mortgage Assets as a result of a breach pursuant to Section 2.05 of the Addendum to the Repurchase Agreement, provided that the Performance Guarantor shall not guaranty Pulte Mortgage's obligations to repurchase Mortgage Assets on the Repurchase Date pursuant to Sections 3(b) and 3(c) of the Repurchase Agreement;

         WHEREAS, it is a condition precedent to PFI agreeing to purchase Mortgage Assets pursuant to the Repurchase Agreement that the Performance Guarantor execute and deliver to PFI a performance guaranty substantially in the form hereof; and

         WHEREAS, the Performance Guarantor wishes to guaranty the due and punctual performance of Pulte Mortgage's obligations to PFI under or in respect of the Repurchase Agreement as provided herein, and the Performance Guarantor, as the owner, directly or indirectly, of all of the outstanding shares of capital stock of Pulte Mortgage, will derive substantial benefit from the transactions contemplated under the Repurchase Agreement;

         NOW, THEREFORE, the Performance Guarantor hereby agrees with PFI as follows:

                  Section 1. Definitions.

         As used herein:

                  "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., as amended.

                  "Obligations" means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed and observed by Pulte Mortgage under and pursuant to the Repurchase Agreement and each other document executed and delivered by Pulte

                                     G-2-1

                                                 [Pulte Restated Loan Agreement]

         Mortgage pursuant to the Repurchase Agreement (other than the Restated Loan Agreement), except for Pulte Mortgage's obligation to repurchase Mortgage Assets on the Repurchase Date pursuant to Sections 3(b) and 3(c) of the Repurchase Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by Pulte Mortgage under the Repurchase Agreement whether for repurchase prices for repurchases pursuant to Section 2.05 of the Addendum to the Repurchase Agreement, fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason, including any renewals, extensions and modifications thereof.

                  "Restated Loan Agreement" means that certain Amended and Restated Loan Agreement dated as of August 23, 2002 by and among PFI, certain Issuers parties thereto, certain Banks parties thereto, Credit Lyonnais New York Branch, as administrative agent for the Issuer and Banks, certain Managing Agents parties thereto, and Pulte Mortgage, as the servicer thereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Pulte Entities" means, collectively, the Performance Guarantor, Pulte Mortgage, and PFI.

         All capitalized terms used herein, and not otherwise herein defined shall have their respective meanings as defined in the Repurchase Agreement.

                  Section 2. Guaranty of Performance of Obligations. The Performance Guarantor hereby unconditionally guarantees to PFI, the full and punctual payment and performance by Pulte Mortgage of the Obligations.

         This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the Obligations and is in no way conditioned upon any requirement that PFI first take any action against Pulte Mortgage with respect to the Obligations or attempt to collect any of the amounts owing by Pulte Mortgage to PFI from Pulte Mortgage or resort to any collateral security, any balance of any deposit account or credit on the books of PFI in favor of Pulte Mortgage, any guarantor of the Obligations or any other Person. Should Pulte Mortgage default in the payment or performance of any of the Obligations, PFI may cause the immediate performance by the Performance Guarantor of the Obligations and cause any payment Obligations to become forthwith due and payable to PFI, without demand or notice of any nature (other than as expressly provided herein), all of which are expressly waived by the Performance Guarantor.

         The Performance Guarantor's liability under this Guaranty shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Repurchase Agreement, the Restated Loan Agreement or any other document executed in connection therewith or delivered thereunder, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Repurchase Agreement, the Restated Loan Agreement or any other

                                     G-2-2

                                                 [Pulte Restated Loan Agreement]

document executed in connection therewith or delivered thereunder, (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations, (iv) any law, regulation or order of any jurisdiction affecting any term of all or any Obligations or the rights of PFI, (v) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of Pulte Mortgage, (vi) any change, restructuring or termination of the corporate structure or existence of Pulte Mortgage, or (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pulte Mortgage or a guarantor. In the event that performance of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Pulte Mortgage, or for any other reason, all such Obligations shall be immediately performed by the Performance Guarantor.

                  Section 3. Performance Guarantor's Further Agreements to Pay. The Performance Guarantor further agrees, in the event the Performance Guarantor fails to perform its obligations under this Guaranty, to pay to PFI, forthwith upon demand all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by PFI in connection with the enforcement of this Guaranty.

                  Section 4. Waivers by Performance Guarantor; PFI's Freedom to Act. The Performance Guarantor waives notice of (a) acceptance of this Guaranty,
(b) any action taken or omitted by PFI in reliance on this Guaranty, and (c) any requirement that PFI be diligent or prompt in making demands under this Guaranty, giving notice of any Default, Event of Default, default or omission by Pulte Mortgage or asserting any other rights of PFI under this Guaranty. To the maximum extent permitted by applicable law, the Performance Guarantor also irrevocably waives all defenses that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or thereafter in effect.

         PFI shall be at liberty, without giving notice to or obtaining the assent of the Performance Guarantor and without relieving the Performance Guarantor of any liability under this Guaranty, to deal with Pulte Mortgage and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as PFI in its sole discretion deems fit, and to this end the Performance Guarantor agrees that the validity and enforceability of this Guaranty, including without limitation, the provisions of Section 8 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Default, Event of Default, default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the

                                     G-2-3

                                                 [Pulte Restated Loan Agreement]

enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of Pulte Mortgage, any part thereof or amounts which are not covered by this Guaranty even though PFI might lawfully have elected to apply such payments to any part or all of the payment Obligations of Pulte Mortgage or to amounts which are not covered by this Guaranty; (g) the existence of any claim, setoff or other rights which the Performance Guarantor may have at any time against Pulte Mortgage in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or (i) any failure on the part of Pulte Mortgage to perform or comply with any term of the Repurchase Agreement or any other document executed in connection therewith or delivered thereunder, all whether or not the Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section.

                  Section 5. Unenforceability of Obligations Against Pulte Mortgage. Notwithstanding (a) any change of ownership of Pulte Mortgage or the insolvency, bankruptcy or any other change in the legal status of Pulte Mortgage; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of Pulte Mortgage or the Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Guaranty; or (d) if any of the moneys included in the Obligations have become unrecoverable from Pulte Mortgage for any reason other than final payment in full of the payment Obligations in accordance with their terms, this Guaranty shall nevertheless be binding on the Performance Guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security.

                  Section 6. Representations and Warranties.

                  Section 6.1. Existence and Standing. The Performance Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate authority to conduct its business in each jurisdiction in which its business is conducted.

                  Section 6.2. Authorization; Validity. The Performance Guarantor has the corporate power and authority to execute and deliver this Guaranty, perform its obligations hereunder and consummate the transactions herein contemplated. The execution and delivery by the Performance Guarantor of this Guaranty, the performance of its obligations and consummation of the transactions contemplated hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes the legal, valid and binding obligation of the Performance Guarantor enforceable against the Performance Guarantor in accordance with

                                     G-2-4

                                                 [Pulte Restated Loan Agreement]

its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equity principles (whether considered as a proceeding at law or in equity).

                  Section 6.3. No Conflict; Government Consent. Neither the execution and delivery by the Performance Guarantor of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will contravene or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Performance Guarantor or any of the other Pulte Entities, except where such contravention or conflict would reasonably be expected to have a Material Adverse Effect, or the Performance Guarantor's certificate of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Performance Guarantor is a party or is subject, or by which it, or its property, is bound, except where such contravention or conflict would not reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the property of the Performance Guarantor or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement.

                  Section 6.4. Financial Statements. The consolidated financial statements of the Performance Guarantor and its Subsidiaries, heretofore delivered to PFI were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Performance Guarantor and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

                  Section 6.5. Material Adverse Change. Since June 30, 2002, there has been no change in the business, properties, financial condition or results of operations of the Performance Guarantor and its Subsidiaries which is reasonably likely to have a Material Adverse Effect on (i) the business, properties, financial condition or results of operations of the Performance Guarantor and its subsidiaries taken as a whole, (ii) the ability of the Performance Guarantor to perform its obligations under this Guaranty, or (iii) the validity or enforceability of any portion of this Guaranty or the rights or remedies of PFI hereunder.

                  Section 6.6. Taxes. The Performance Guarantor and the other Pulte Entities have filed all United States federal tax returns and all other tax returns which are required to be filed, except where the failure to file would not reasonably be expected to have a Material Adverse Effect, and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Performance Guarantor or any of the other Pulte Entities, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed which are reasonably likely to have a Material Adverse Effect on (i) the business, properties, financial condition or results of operations of the Performance Guarantor and the other Pulte Entities taken as a whole, (ii) the ability of the Performance Guarantor to perform its obligations under this Guaranty, or (iii) the validity or enforceability of any portion of this Guaranty or the rights or remedies of PFI hereunder, and no claims are being asserted in writing with respect to any such taxes. The charges, accruals and

                                     G-2-5

                                                 [Pulte Restated Loan Agreement]

reserves on the books of the Performance Guarantor and the other Pulte Entities in respect of any taxes or other governmental charges are adequate.

                  Section 6.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Performance Guarantor or its Subsidiaries which is reasonably likely to have a Material Adverse Effect on (i) the business, properties, financial condition or results of operations of the Performance Guarantor and the other Pulte Entities taken as a whole, (ii) the ability of the Performance Guarantor to perform its obligations under this Guaranty, or (iii) the validity or enforceability of any of this Guaranty or the rights or remedies of PFI hereunder. The Performance Guarantor has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.4.

                  Section 7. Covenants. The Performance Guarantor hereby covenants and agrees for the benefit of PFI, until the Obligations have been satisfied in full and the Repurchase Agreement and the Restated Loan Agreement have been terminated, as follows:

         (a) to promptly notify PFI upon (i) any dispute between the Performance Guarantor and any Governmental Authority or any other Person that, if adversely determined, would have a Material Adverse Effect; (ii) any material adverse change in the business, operations or financial condition of the Performance Guarantor, including, without limitation, such Performance Guarantor's insolvency; (iii) any event or condition known to it that, if adversely determined, would have a Material Adverse Effect; and (iv) the receipt of any notice of any final judgment or order for payment of money applicable to the Performance Guarantor in excess of $10,000,000;

         (b) to comply with (a) all applicable laws, rules, regulations and orders, and (b) material agreements, indentures, mortgages and corporate documents, except to the extent that the failure so to comply would not be reasonably expected to have a Material Adverse Effect;

         (c)      to maintain its corporate existence, rights and franchises;
and

         (d) observe and comply in all material respects with all Governmental Requirements.

                  Section 8. Subrogation; Subordination. The Performance Guarantor shall not enforce or otherwise exercise any right of subrogation to any of the rights of PFI against Pulte Mortgage, until the Obligations have been indefeasibly paid in full; notwithstanding anything to the contrary contained herein, until the Obligations have been indefeasibly paid in full, the Performance Guarantor hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of PFI against Pulte Mortgage and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy Code) which the Performance Guarantor might now have or hereafter acquire against Pulte Mortgage that arises from the existence or performance of the Performance Guarantor's obligations hereunder; the Performance Guarantor will not claim any setoff, recoupment or counterclaim against Pulte Mortgage in respect of any liability of the

                                     G-2-6

                                                 [Pulte Restated Loan Agreement]

Performance Guarantor to Pulte Mortgage, until any of the Obligations have been indefeasibly paid in full; and the Performance Guarantor waives any benefit of and any right to participate in any collateral security which may be held by PFI. Unless otherwise provided for in the Restated Subordination Agreement, the payment of any amounts due with respect to any indebtedness for borrowed money of Pulte Mortgage now or thereafter owed to the Performance Guarantor is hereby subordinated to the prior payment in full of all the Obligations. The Performance Guarantor agrees that, after the occurrence, and during the continuation, of any default in the payment or performance of any of the Obligations, the Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of Pulte Mortgage to the Performance Guarantor until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, the Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by the Performance Guarantor as trustee for PFI and be paid over to PFI on account of the Obligations without affecting in any manner the liability of the Performance Guarantor under the other provisions of this Guaranty. The provisions of this Section 8 shall be supplemental to and not in derogation of any rights and remedies of PFI under any separate subordination agreement that PFI may at any time and from time to time enter into with the Performance Guarantor.

                  Section 9. Termination of Guaranty. The Performance Guarantor's obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Repurchase Agreement and Restated Loan Agreement are terminated; provided, however, that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Pulte Mortgage, or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not PFI is in possession of this Guaranty. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of the Performance Guarantor under this Guaranty.

                  Section 10. Effect of Bankruptcy. This Guaranty shall survive the insolvency of Pulte Mortgage and the commencement of any case or proceeding by or against Pulte Mortgage under the federal Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which Pulte Mortgage is subject shall postpone the obligations of the Performance Guarantor under this Guaranty.

                  Section 11. Setoff. PFI is not authorized at any time to set off and apply any deposits or other sums against the obligations of the Performance Guarantor under this Guaranty.

                                     G-2-7

                                                 [Pulte Restated Loan Agreement]

                  Section 12. Taxes. All payments to be made by the Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If the Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, PFI receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

                  Section 13. Further Assurances. The Performance Guarantor agrees that it will permit PFI or any of its duly authorized representatives, during normal business hours, and upon reasonable notice to consult and discuss with the Performance Guarantor's Treasurer or Controller, with respect to the Performance Guarantor's business, finances, accounts and affairs. The Performance Guarantor agrees that it will from time to time, at the request of PFI, provide to PFI information relating to the business and affairs of the Performance Guarantor as PFI may reasonably request. The Performance Guarantor also agrees to do all such things and execute all such documents as PFI may reasonably consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of PFI hereunder.

                  Section 14. Successors and Assigns. This Guaranty shall be binding upon the Performance Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by PFI and its successors, transferees and assigns. The Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of PFI.

         PFI (and any assignee of PFI) may at any time assign any and all of its rights hereunder to any other person or entity without the consent of the Performance Guarantor or Pulte Mortgage, whereupon (i) each reference herein to PFI shall mean and be a reference to such assignee and (ii) such assignee may enforce the Guaranty to the fullest extent as if it were a named party hereto. Without limiting the generality of the foregoing, the Performance Guarantor acknowledges and consents to the assignment by PFI, under and in connection with the Restated Loan Agreement, of all of PFI's right, title and interest in, to and under this Guaranty to the Administrative Agent for the benefit of the Lenders, and the Performance Guarantor agrees that at all times that the Restated Loan Agreement shall be in effect (i) any claim made by PFI hereunder shall be deemed made for the benefit of the Administrative Agent and Lenders and
(ii) any payment or remittance to be made hereunder by the Performance Guarantor in respect of any claim being made by or in respect of PFI or PFI's interest under the Repurchase Agreement shall be paid or remitted to the Administrative Agent for the benefit of the Lenders.

                  Section 15. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by PFI and the Performance Guarantor. No failure on the part of PFI to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of

                                     G-2-8

                                                 [Pulte Restated Loan Agreement]

any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  Section 16. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic, telecopied or telexed notice, when transmitted, answer back received, addressed as follows: if to the Performance Guarantor, at the address set forth beneath its signature hereto, and if to PFI at its address specified in the Repurchase Agreement, or at such other address as either party may designate in writing to the other.

                  SECTION 17. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

                  SECTION 18. CONSENT TO JURISDICTION. THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE REPURCHASE AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF PFI OR ANY OF ITS ASSIGNS TO BRING PROCEEDINGS AGAINST THE PERFORMANCE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

                  Section 19. Miscellaneous. This Guaranty constitutes the entire agreement of the Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Performance Guarantor's

                                     G-2-9

                                                 [Pulte Restated Loan Agreement]

liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Performance Guarantor or PFI, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

                                     G-2-10

                                                 [Pulte Restated Loan Agreement]

                  IN WITNESS WHEREOF, the Performance Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                   PULTE HOMES, INC.

                                   By:__________________________________________
                                      Name:
                                      Title:
                                      Address:
                                      100 Bloomfield Hills Parkway
                                      Suite 300
                                      Bloomfield Hills, Michigan 48304

                                     G-2-11

                                                 [Pulte Restated Loan Agreement]

                                  ASSIGNMENT TO
              AMENDED AND RESTATED ORIGINATOR PERFORMANCE GUARANTY

         The undersigned hereby assigns all of its right, title and interest in and to the foregoing Amended and Restated Originator Performance Guaranty to Credit Lyonnais New York Branch, in its capacity as administrative agent (the "Administrative Agent") for the "Lenders" under and as defined in that certain Amended and Restated Loan Agreement dated as of August 23, 2002 by and among Pulte Funding, Inc. ("PFI"), certain parties thereto, the Administrative Agent and Pulte Mortgage Corporation, as servicer thereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time. Pulte Homes, Inc. ("Pulte") acknowledges such assignment, and agrees that the Administrative Agent may further assign, without notice, its right, title and interest in and to the Restated Originator Performance Guaranty without the consent of any person or entity. The Administrative Agent, as the assignee of PFI, shall have the right to enforce the Restated Originator Performance Guaranty and to directly exercise all of PFI's rights and remedies under the Restated Originator Performance Guaranty, and Pulte agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies thereunder. Pulte further agrees to give the Administrative Agent copies of all notices it is required to give to PFI under the Restated Originator Performance Guaranty.

Dated: August 23, 2002

                                                PULTE FUNDING, INC.

                                                By:_____________________________
                                                   Name:
                                                   Title:

Acknowledged and agreed to
         this 23rd day of August, 2002

PULTE HOMES, INC.

By:_________________________________
   Name:
   Title:

                                     G-2-12

                                                 [Pulte Restated Loan Agreement]

                                   EXHIBIT H-1

                           PULTE MORTGAGE CORPORATION
                         QUARTERLY OFFICER'S CERTIFICATE

FOR THE PERIOD FROM ____________ TO _________________,

Credit Lyonnais New York Branch
    as a Managing Agent under the Restated
    Loan Agreement referred to below
Credit Lyonnais Building
1301 Avenue of the Americas
New York, New York 10019
Attention: Structured Finance

Bank One, NA (Main Office Chicago),
   as a Managing Agent under the
   Restated Loan Agreement as referred to below
   1 Bank Plaza, 21st Floor
   Chicago, IL 60670-0597

         Re:      Restated Loan Agreement

                  This Certificate is delivered pursuant to Section 6.1(e) of the Amended and Restated Loan Agreement, dated as of August 23, 2002, among PULTE FUNDING, INC., as the Borrower (hereinafter, together with its successors and assigns, the "Borrower"), ATLANTIC ASSET SECURITIZATION CORP., as an Issuer (hereinafter, together with its successors and assigns, "Atlantic"), JUPITER SECURITIZATION CORPORATION, as an Issuer (hereinafter, together with its successors and assigns, "Jupiter") CREDIT LYONNAIS NEW YORK BRANCH ("CL New York"), as a Bank, the Administrative Agent and a Managing Agent, BANK ONE, NA (MAIN OFFICE CHICAGO), (hereinafter, together with its successors and assigns, "Bank One"), as a Bank and as a Managing Agent, LLOYDS TSB BANK PLC, as a Bank (hereinafter, together with its successors and assigns, "Lloyds") and PULTE MORTGAGE CORPORATION, as the Servicer (hereinafter, together with its successors and assigns, "PMC") (such agreement, as from time to time supplemented, amended, restated or extended, the "Restated Loan Agreement"). Capitalized terms used and not otherwise defined herein have the meanings given thereto in the Restated Loan Agreement.

                  I hereby certify to the Managing Agents and the Lenders as follows:

                  1. I am, and at all times mentioned herein have been, the duly elected, qualified and acting [president] [chief financial officer] of the Servicer.

                                     H-1-1

                                                 [Pulte Restated Loan Agreement]

                  2. I have individually reviewed the provisions of the Restated Loan Agreement, and a review of the activities of the Servicer during the fiscal quarter ending as of ___________________, ____ (the "Subject Period") has been made under my supervision with a view toward determining whether, during the Subject Period, the Servicer has kept, observed, performed and fulfilled its obligations under the Restated Loan Agreement.

                  3. To the best of my knowledge, and based upon the review referred to in paragraph 2, above, the representations and warranties of the Servicer in Article V of the Restated Loan Agreement are true and correct in all material respects on the date hereof as though made on and as of the date hereof, and no Default, Event of Default, Servicer Default or Event of Termination has occurred and is continuing or is imminent.

                  4. The Net Worth of the Servicer, as of the last day of the Subject Period, is:

                                                                 $_____________.

                           Requirement of Restated Loan Agreement (clause (b) of definition of Servicer Default): Not less than $__________.

                                       Condition satisfied _______________.
                                       Condition not satisfied ________________.

                  5.       Maximum Leverage - Computation. As of _________ __,:

                           (a) Servicer's total liabilities as shown on its balance sheet are:

                                                                  $____________.

                           (b) Servicer's total contingent liabilities for borrowed money Indebtedness:

                                                                  $____________.

                           (c) To the extent not already included in total liabilities, Servicer's total obligations to fund either the origination or the purchase of mortgage loans that are closed but not
                                    funded are:                   $____________.

                           (d)      Subtotal of Items 5(a), (b) and (c) is:
                                                                  $____________.

                           (e) Servicer's total trade payables and accrued expenses, arising out of the ordinary course of business and that are not related to funding or purchasing any specific mortgage loan:

                                                                  $____________.

                                     H-1-2

                                                 [Pulte Restated Loan Agreement]

                           (f) Servicer's total deferred federal income tax liabilities:

                                                                  $____________.

                           (g) Adjusted Liabilities (Item 5(d) minus the sum of Item 5(e) and Item 5(f) is:

                                                                  $____________.

                           (h)      Servicer's stockholders' equity
                                                                  $____________.

                           (i) Servicer's deferred income less reasonable adjustments for reserves for related deferred income tax liabilities is:

                                                                  $____________.

                           (j)      Adjusted Net Worth (Sum of
                                    Items 5(h) and 5(i)) is:      $____________.

                           (k)      15 x Item 5(j)                $____________.

                           (l) Requirement of Restated Loan Agreement (Section 7.10).
                                            Item 5(g) shall not be greater than
                                            Item 5(k).

                                            Covenant satisfied ____________.
                                            Covenant not satisfied ____________.

         EXECUTED and delivered this ____ day of _______________, ____.

                                        ____________________________________
                                       [President][Chief Financial Officer] of
                                        PULTE MORTGAGE CORPORATION

                                     H-1-3

                                                 [Pulte Restated Loan Agreement]

                                   EXHIBIT H-2

                               PULTE FUNDING, INC.
                         QUARTERLY OFFICER'S CERTIFICATE

FOR THE PERIOD FROM ____________, 20__ TO _________________, 20__

Credit Lyonnais New York Branch
    as Managing Agent under the Restated
    Loan Agreement referred to below
Credit Lyonnais Building
1301 Avenue of the Americas
New York, New York  10019
Attention:  Structured Finance

Bank One, NA (Main Office Chicago),
   as Managing Agent under the Restated
   Loan Agreement referred to below
   1 Bank Plaza, 21st Floor
   Chicago, IL 60670-0597

         Re:      Restated Loan Agreement

                  This Certificate is delivered pursuant to Section 6.1(e) of the Amended and Restated Loan Agreement, dated as of August 23, 2002, among PULTE FUNDING, INC., as the Borrower (hereinafter, together with its successors and assigns, the "Borrower"), ATLANTIC ASSET SECURITIZATION CORP., as an Issuer (hereinafter, together with its successors and assigns, "Atlantic"), JUPITER SECURITIZATION CORPORATION, as an Issuer (hereinafter, together with its successors and assigns, "Jupiter") CREDIT LYONNAIS NEW YORK BRANCH ("CL New York"), as a Bank, the Administrative Agent and a Managing Agent, BANK ONE, NA (MAIN OFFICE CHICAGO), (hereinafter, together with its successors and assigns, "Bank One"), as a Bank and as a Managing Agent, LLOYDS TSB BANK PLC, as a Bank (hereinafter, together with its successors and assigns, "Lloyds") and PULTE MORTGAGE CORPORATION, as the Servicer (hereinafter, together with its successors and assigns, "PMC") (such agreement, as from time to time supplemented, amended, restated or extended, the "Restated Loan Agreement"). Capitalized terms used and not otherwise defined herein have the meanings given thereto in the Restated Loan Agreement.

                  I hereby certify to the Managing Agents and the Lenders as follows:

                  1. I am, and at all times mentioned herein have been, the duly elected, qualified and acting [president] [chief financial officer] of the Borrower.

                  2. I have individually reviewed the provisions of the Restated Loan Agreement, and a review of the activities of the Borrower during the fiscal quarter ending as of

                                     H-2-1

                                                 [Pulte Restated Loan Agreement]

_______________, 20__ (the "Subject Period") has been made under my supervision with a view toward determining whether, during the Subject Period, the Borrower has kept, observed, performed and fulfilled its obligations under the Restated Loan Agreement.

                  3. To the best of my knowledge, and based upon the review referred to in paragraph 2, above, the representations and warranties of the Borrower in Article V of the Restated Loan Agreement are true and correct in all material respects on the date hereof as though made on and as of the date hereof, and no Default or Event of Default has occurred and is continuing or is imminent.

         EXECUTED and delivered this ____ day of _______________, 2002.

                                                PULTE FUNDING, INC.

                                                By:_____________________________
                                                   Name:________________________
                                                   Title:_______________________

                                     H-2-2

                                                 [Pulte Restated Loan Agreement]

                                   EXHIBIT I-1

                               Opinion of Counsel
                                   To Borrower
                              On Corporate Matters

                                  See Tab ___.

                                      I-1-1

                                                 [Pulte Restated Loan Agreement]

                                   EXHIBIT I-2

                               Opinion of Counsel
                           To Borrower and Originator
                          On Security Interest Matters

                                  See Tab ___.

                                      I-2-1

                                                 [Pulte Restated Loan Agreement]

                                    EXHIBIT J

                               Opinion of Counsel
                                  To Originator
                              On Bankruptcy Matters

                                  See Tab ___.

                                                 [Pulte Restated Loan Agreement]

                                    EXHIBIT K

                           PULTE MORTGAGE CORPORATION
As of:
                              FORM OF HEDGE REPORT

-----------------------------------------------------------------------------------------------------------------
                                                                    Price       PSA         TBA          Take-Out
    Trade #      Trade Date   Broker      Security       Coupon    (32nd's)    Settle      Amount         Amount*
-----------------------------------------------------------------------------------------------------------------
TRADES:                                                     %                            $                $

                                                                                         --------         -------
                                           TRADES:                                       $                $
                                                                                         ========         =======

                                          CONFORMING                                     $
                                          COLLATERAL                                                      $
                                           AT BANK:
                                                                                                          -------
                                           CUSHION:
                                                                                                          =======

* Take-out amount must exceed collateral.

                                                 [Pulte Restated Loan Agreement]

                                    EXHIBIT L

                                   [RESERVED]

                                                 [Pulte Restated Loan Agreement]

                                    EXHIBIT M

                            SERVICER PERIODIC REPORT

                                     [DATE]

PULTE FUNDING, INC.
Fax No: (303) 741-2946
Attention: Dave Bruining

LASALLE BANK NATIONAL ASSOCIATION
Fax No: (847) 766-3456
Attention: Harry Cichetti

         Re: PULTE FUNDING, INC.

         We refer to the Amended and Restated Loan Agreement, dated as of August 23, 2002, among PULTE FUNDING, INC., as the Borrower (hereinafter, together with its successors and assigns, the "Borrower"), ATLANTIC ASSET SECURITIZATION CORP., as an Issuer (hereinafter, together with its successors and assigns, "Atlantic"), JUPITER SECURITIZATION CORPORATION, as an Issuer (hereinafter, together with its successors and assigns, "Jupiter") CREDIT LYONNAIS NEW YORK BRANCH ("CL New York"), as a Bank, the Administrative Agent and a Managing Agent, BANK ONE, NA (MAIN OFFICE CHICAGO), (hereinafter, together with its successors and assigns, "Bank One"), as a Bank and as a Managing Agent, LLOYDS TSB BANK PLC, as a Bank (hereinafter, together with its successors and assigns, "Lloyds") and PULTE MORTGAGE CORPORATION, as the Servicer (hereinafter, together with its successors and assigns, "PMC") (such agreement, as from time to time supplemented, amended, restated or extended, the "Restated Loan Agreement"). Capitalized terms used and not otherwise defined herein have the meanings given thereto in the Restated Loan Agreement.

         Pursuant to Section 3.10 of the Restated Loan Agreement, the Servicer hereby confirms that as of the date hereof the Collateral Value of all Eligible Mortgage Collateral is $_______, the total of the Principal Debt (including Advances and Seasonal Advances requested but not then funded) is $________________, and the Principal Debt does not exceed the Collateral Value.

                                                 [Pulte Restated Loan Agreement]

                                         Very truly yours,

                                         Pulte Mortgage Corporation, as Servicer

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                                 [Pulte Restated Loan Agreement]

                                                                       EXHIBIT N

                        RESERVE ACCOUNT CONTROL AGREEMENT

                                      N-1